================================================================================

                                  $335,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of March 24, 1999

                                      Among

                         UNITED INDUSTRIES CORPORATION,

                                  as Borrower,

                                       and

                  THE INITIAL LENDERS, THE SWING LINE BANK AND
                     THE INITIAL ISSUING BANK NAMED HEREIN,

                           as Initial Lender Parties,

                                       and

                      NATIONSBANC MONTGOMERY SECURITIES LLC
                                       and
                      MORGAN STANLEY SENIOR FUNDING, INC.,

                                as Co-Arrangers,

                                       and

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                             as Documentation Agent,

                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.,

                              as Syndication Agent,

                                       and

                     NATIONSBANC MONTGOMERY SECURITIES LLC,

                       as Lead Arranger and Book Manager,

                                       and

                               NATIONSBANK, N.A.,

                             as Administrative Agent

================================================================================

                                TABLE OF CONTENTS


                                                                                                               Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01.  Certain Defined Terms...................................................................-3-
         SECTION 1.02.  Computation of Time Periods; Other Constructional Provisions...........................-42-
         SECTION 1.03.  Accounting Terms.......................................................................-43-
         SECTION 1.04.  Currency Equivalents Generally.........................................................-43-

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT


                           SECTION 2.01.  The Advances and the Letters of Credit...............................-43-
         SECTION 2.02.  Making the Advances....................................................................-46-
         SECTION 2.03.  Issuance of and Drawings and Reimbursement Under Letters of Credit.....................-49-
         SECTION 2.04.  Repayment of Advances..................................................................-51-
         SECTION 2.05.  Termination or Reduction of the Commitments............................................-54-
         SECTION 2.06.  Prepayments............................................................................-55-
         SECTION 2.07.  Interest...............................................................................-59-
         SECTION 2.08.  Fees...................................................................................-60-
         SECTION 2.09.  Conversion of Advances.................................................................-60-
         SECTION 2.10.  Increased Costs, Etc...................................................................-62-
         SECTION 2.11.  Payments and Computations..............................................................-64-
         SECTION 2.12.  Taxes..................................................................................-67-
         SECTION 2.13.  Sharing of Payments, Etc...............................................................-70-
         SECTION 2.14.  Defaulting Lenders.....................................................................-70-
         SECTION 2.15.  Use of Proceeds........................................................................-73-

                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                          ISSUANCE OF LETTERS OF CREDIT

         SECTION 3.01.  Conditions Precedent to Initial Extension of Credit....................................-73-
         SECTION 3.02.  Conditions Precedent to Effectiveness of this Agreement................................-81-
         SECTION 3.03.  Conditions Precedent to Each Borrowing, Issuance and Renewal...........................-83-
         SECTION 3.04.  Determinations Under Section 3.02......................................................-84-

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01.  Representations and Warranties.........................................................-84-


                                      -ii-


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

         SECTION 5.01.  Affirmative Covenants..................................................................-93-
         SECTION 5.02.  Negative Covenants.....................................................................-99-
         SECTION 5.03.  Reporting Requirements................................................................-120-
         SECTION 5.04.  Financial Covenants...................................................................-126-

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01.  Events of Default.....................................................................-130-
         SECTION 6.02.  Actions in Respect of the Letters of Credit upon Default..............................-133-

                                   ARTICLE VII

                                   THE AGENTS

         SECTION 7.01.  Authorization and Action..............................................................-133-
         SECTION 7.02.  Administrative Agent's Reliance, Etc..................................................-134-
         SECTION 7.03.  NationsBank, NMS, MSSF, CIBC and Affiliates...........................................-135-
         SECTION 7.04.  Lender Credit Decision................................................................-135-
         SECTION 7.05.  Indemnification.......................................................................-135-
         SECTION 7.06.  Successor Administrative Agent........................................................-137-

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.01.  Amendments, Etc.......................................................................-138-
         SECTION 8.02.  Notices, Etc..........................................................................-139-
         SECTION 8.03.  No Waiver; Remedies...................................................................-140-
         SECTION 8.04.  Costs and Expenses; Indemnification...................................................-140-
         SECTION 8.05.  Right of Setoff.......................................................................-142-
         SECTION 8.06.  Binding Effect........................................................................-142-
         SECTION 8.07.  Assignments and Participations........................................................-142-
         SECTION 8.08.  No Liability of the Issuing Bank......................................................-147-
         SECTION 8.09.  Confidentiality.......................................................................-147-
         SECTION 8.10.  Execution in Counterparts.............................................................-148-
         SECTION 8.11.  Governing Law; Jurisdiction, Etc......................................................-148-
         SECTION 8.12.  Waiver of Jury Trial..................................................................-148-


                                      -iii-


                                    SCHEDULES

Schedule I              -     Existing Letters of Credit; Commitments and Applicable Lending Offices
Schedule 3.01(f)        -     Surviving Indebtedness
Schedule 3.02(b)        -     Disclosed Litigation
Schedule 4.01(b)        -     Subsidiaries; Equity Interests in the Borrower
Schedule 4.01(d)        -     Required Authorizations, Approvals, Etc.
Schedule 4.01(y)        -     Open Years
Schedule 4.01(cc)       -     Existing Liens
Schedule 4.01(dd)       -     Owned and Leased Real Property
Schedule 4.01(ee)       -     Existing Investments
Schedule 5.02(j)        -     Existing Dividend and Other Payment Restrictions


                                    EXHIBITS

Exhibit A-1             -     Form of Term A Note
Exhibit A-2             -     Form of Term B Note
Exhibit A-3             -     Form of Revolving Credit Note
Exhibit B-1             -     Form of Notice of Borrowing
Exhibit B-2             -     Form of Notice of Swing Line Borrowing
Exhibit B-3             -     Form of Notice of Conversion
Exhibit C               -     Form of Assignment and Acceptance
Exhibit D               -     Form of Security Agreement
Exhibit E               -     Form of Holdings LLC Agreement
Exhibit F-1             -     Form of Solvency Opinion
Exhibit F-2             -     Form of Solvency Certificate
Exhibit G-1             -     Form of Opinion of Special Counsel to the Loan Parties
Exhibit G-2             -     Form of Opinion of Special Missouri Counsel for the Lender Parties
Exhibit H               -     Terms of Subordination
Exhibit I               -     Form of Subsidiaries Guarantee

                                                                   Exhibit 10.15
                                                                   -------------

                      AMENDED AND RESTATED CREDIT AGREEMENT


     AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 24, 1999 among UNITED INDUSTRIES CORPORATION, a Delaware corporation (the "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof under the caption "Initial Lenders" (the "Initial Lenders"), NATIONSBANK, N.A. ("NationsBank"), as provider of the Swing Line Facility (as hereinafter defined) (in such capacity, the "Swing Line Bank") and initial issuer of Letters of Credit (as hereinafter defined) (in such capacity, the "Initial Issuing Bank"), NATIONSBANC MONTGOMERY SECURITIES LLC ("NMS") and MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as co-arrangers (the "Co-Arrangers") for the Facilities (as hereinafter defined), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as documentation agent (the "Documentation Agent") for the Facilities, MSSF, as syndication agent (the "Syndication Agent") for the Facilities, NMS, as lead arranger and book manager (the "Lead Arranger and Book Manager") for the Facilities, and NationsBank, as administrative and collateral agent (together with any successor thereto appointed pursuant to Article VII, the "Administrative Agent") for the Lender Parties (as hereinafter defined).


                             PRELIMINARY STATEMENTS

     (1) The Thomas H. Lee Company, a sole proprietorship ("THL"), organized UIC Holdings, L.L.C., a Delaware limited liability company ("Holdings LLC"), which upon consummation of the Recapitalization (as hereinafter defined) acquired control of the Borrower.

     (2) Pursuant to the terms of the Recapitalization Agreement (as hereinafter defined) and the Agreement dated as of January 1, 1999 (the "Reorganization Agreement") between the Borrower and its wholly owned subsidiary, DW-Wej-it, Inc., a Delaware corporation ("DW"), on or prior to the Closing Date (as hereinafter defined), the Borrower (a) contributed all of its assets primarily used in or related to the manufacturing and marketing of construction anchoring fasteners and providing contract manufacturing services in metals fabrication (collectively, the "Metals Business") to DW, and DW assumed all of the liabilities and Obligations (as hereinafter defined) of the Borrower related to the Metals Business and (b) distributed to certain of the Sellers (as hereinafter defined) all of the outstanding shares of capital stock of DW owned by the Borrower (such contribution and distribution being, collectively, the "Pre-Closing Reorganization").

     (3) Furthermore, pursuant to the terms of the Agreement and Plan of Recapitalization, Purchase and Redemption dated as of December 24, 1998 (as amended by Amendment No. 1 dated as of January 20, 1999 and Amendment No. 2 dated January 25, 1999 and as further amended, supplemented or otherwise modified from time to time hereafter in accordance with its terms, to the extent permitted under the terms of the Loan Documents (as hereinafter defined), the "Recapitalization Agreement") among Holdings LLC, the Borrower and the sellers of the Borrower listed on Exhibit A thereto (the "Sellers"), as of the Closing Date, (a) THL contributed to Holdings LLC $254,680,000 in exchange for all of the outstanding Equity Interests (as hereinafter defined) in Holdings LLC, and the Borrower lent to Holdings LLC $5,700,000 in exchange for (i) a promissory note in an original principal amount equal to $4,700,000 (the "Managers Note") and (ii) a promissory note in an original principal amount equal to $1,000,000, which promissory note was co-signed by certain of the THL Entities (as hereinafter defined) (the "Employees Note"), (b) Holdings LLC purchased from the Sellers in the aggregate 312.2872 shares of outstanding Class A voting common stock of the Borrower, par value $1.00 per share (the "UIC Class A Common Stock"), and 312.2872 shares of outstanding Class B nonvoting common stock of the Borrower, par value $1.00 per share (the "UIC Class B Common Stock" and, together with the UIC Class A Common Stock, the "UIC Common Stock"), for an aggregate purchase price of $260,380,000 and (c) the Borrower redeemed 407.7796 shares of outstanding UIC Class A Common Stock and 407.7796 shares of outstanding UIC Class B Common Stock for an aggregate redemption price of $340,000,000, as adjusted pursuant to Section 2.1 of the Recapitalization Agreement. In connection with the transactions described in the immediately preceding sentence, (A) the Borrower immediately thereafter effected a stock split of approximately 83,378 to one, in the case of each of the UIC Class A Common Stock and the UIC Class B Common Stock, (B) certain executive officers of the Borrower purchased in the aggregate 470,000 shares of UIC Class A Common Stock and 470,000 shares of UIC Class B Common Stock for an aggregate purchase price of $4,700,000, whereupon an equal number of shares of UIC Class A Common Stock and UIC Class B Common Stock were contributed by Holdings LLC to the Borrower in full satisfaction of the Managers Note, and (C) the Borrower agreed to sell to certain employees of the Borrower (at their option) on or prior to April 20, 1999 100,000 shares of UIC Class A Common Stock and 100,000 shares of UIC Class B Common Stock, whereupon an equal number of shares of UIC Class A Common Stock and UIC Class B Common Stock will be contributed by Holdings LLC to the Borrower in full satisfaction of the Employees Note (and, if on April 20, 1999 all such shares have not been so purchased by such employees of the Borrower, then Holdings LLC will contribute to the Borrower an amount equal to the product of (1) the number of such shares not so purchased multiplied by (2) $5.00 (which obligation of Holdings LLC to make such contribution has been guaranteed by certain of the THL Entities)). The contribution and loan described above in clause (a) of this Preliminary Statement (3), the purchase described above in clause (b) of this Preliminary Statement (3), the redemption described above in clause (c) of this Preliminary Statement (3), the stock splits described above in clause (A) of the immediately preceding sentence and the purchases, contributions and sales described above in clauses (B) and (C) of the immediately preceding sentence are, collectively, the "Recapitalization". Upon consummation of the Recapitalization (and assuming that all shares offered in connection with the transaction described above in clause (C) have been purchased by employees of the Borrower, but without giving effect to the dilution, if any, caused by an option pool exercisable into 2,000,000 shares of UIC Class A Common Stock and 2,000,000 shares of UIC Class B Common Stock), Holdings LLC owned 91.94% of the outstanding UIC Class A Common Stock and 91.94% of the outstanding UIC Class B Common Stock, and the Sellers retained 6% of the outstanding UIC Class A Common Stock and 6% of the outstanding UIC Class B Common Stock.

     (4) In connection with the consummation of the Recapitalization, the Borrower entered into a Credit Agreement dated as of January 20, 1999 (the "Existing Credit Agreement") with the banks, financial institutions and other institutional lenders party thereto (the "Existing Lenders"), NationsBank, as provider of the swing line facility and initial issuer of letters of credit thereunder, NMS and MSSF, as co- arrangers therefor, CIBC, as documentation agent therefor, MSSF, as syndication agent thereunder, NMS, as lead arranger therefor, and NationsBank, as administrative and collateral agent for the Existing Lenders and the other existing lender parties. Pursuant to the terms of the Existing Credit Agreement, the Existing Lenders made advances available to the Borrower and the Initial Issuing Bank issued letters of credit for the account of the Borrower from time to time prior to the date of this Agreement in an aggregate outstanding principal amount of $242,887,000 ($2,887,000 of which are outstanding Swing Line Advances made by the Swing Line Bank) in order to finance the redemption of 55.11% of each class of outstanding UIC Common Stock from the Sellers as part of the Recapitalization, to pay fees and expenses incurred in connection with the consummation of the Transaction (as hereinafter defined) and to provide working capital to, and for other general corporate purposes of, the Borrower and its Subsidiaries (as hereinafter defined).

     (5) The Borrower has requested that the Lender Parties amend and restate the terms of the Existing Credit Agreement in its entirety and agree to lend to the Borrower from time to time up to $335,000,000 at any time outstanding in order to refinance all of the outstanding advances (the "Existing Advances") made to the Borrower by the Existing Lenders under the Existing Credit Agreement, to pay certain fees and expenses incurred in connection with the consummation of the Transaction and to provide working capital to, and for other general corporate purposes of, the Borrower and its Subsidiaries not otherwise prohibited under the terms of the Loan Documents. The Lender Parties have indicated their willingness to amend and restate the Existing Credit Agreement in its entirety and to lend such amounts and to issue Letters of Credit on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent with NationsBank at its office at 101 North Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255, ABA No. 053-000-196,
     Account No. 13662122506, Reference: United Industries Corporation,
     Attention: Corporate Credit Services, or such other account maintained by the Administrative Agent and designated by the Administrative Agent as such in a written notice to the Borrower and each of the Lender Parties.

          "Advance" means a Term A Advance, a Term B Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance, as the context may require.

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person or, with respect to an individual, has a relationship with such individual by blood, adoption or marriage not more remote than first cousin. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests in such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "Agents" means, collectively, the Administrative Agent, the Lead Arranger and Book Manager, the Syndication Agent, the Documentation Agent, the Co-Arrangers and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 7.01(b).

          "Agreement Value" means, with respect to each Hedge Agreement on any date of determination, an amount equal to the greater of:

               (a) (i) in the case of any Hedge Agreement documented pursuant to the ISDA Master Agreement, the amount, if any, that would be payable by any of the Loan Parties or any of their Subsidiaries to its counterparty to such Hedge Agreement, as if (A) such Hedge Agreement was being terminated early on such date of determination, (B) such Loan Party or such Subsidiary, as the case may be, was the sole Affected Party (as defined in the applicable Master Agreement) and (C) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (ii) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or the Subsidiary of a Loan Party party to such Hedge Agreement (determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date); or

               (b) in all cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or the Subsidiary of a Loan Party party to such Hedge Agreement (determined by the Administrative Agent based on the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or such Subsidiary of a Loan Party, as the case may be, exceeds (ii) the present value of the future cash flows to be received by such Loan Party or such Subsidiary of a Loan Party pursuant to such Hedge Agreement).

          "Applicable Lending Office" means (a) with respect to each of the Lenders, the Base Rate Lending Office of such Lender in the case of a Base Rate Advance and the Eurodollar Lending Office of such Lender in the case of a Eurodollar Rate Advance and (b) with respect to the Swing Line Bank or the Issuing Bank, the Base Rate Lending Office of the Swing Line Bank or the Issuing Bank, respectively, for all purposes of this Agreement.

          "Applicable Margin" means (a) with respect to the Term B Facility, a rate equal to 2.25% per annum for Base Rate Advances and 3.25% per annum for Eurodollar Rate Advances and (b) with respect to the Term A Facility and the Revolving Credit Facility, (i) at any time during the period from the date of this Agreement through the earlier of (A) the date on which the Required Financial Information for the Fiscal Quarter ending September 30, 1999 is delivered to the Administrative Agent and the Lender Parties pursuant to Section 5.03(c) and (B) November 15, 1999, a rate equal to 1.75% per annum for Base Rate Advances and 2.75% per annum for Eurodollar Rate Advances and (ii) at any time and from time to time thereafter, a rate per annum equal to the percentage set forth below opposite the applicable Performance Level at such time:



     ===========================================================================
     Performance          Term A/Revolving Credit       Term A/Revolving Credit
      Level              Eurodollar Rate Advances         Base Rate Advances
     ---------------------------------------------------------------------------
       1                           2.00%                       1.00%
     ---------------------------------------------------------------------------
      II                           2.25%                       1.25%
     ---------------------------------------------------------------------------
      III                          2.50%                       1.50%
     ---------------------------------------------------------------------------


                                      -5-

     ===========================================================================
     Performance          Term A/Revolving Credit       Term A/Revolving Credit
      Level              Eurodollar Rate Advances         Base Rate Advances
     ---------------------------------------------------------------------------
       IV                           2.75%                       1.75%
     ===========================================================================

     For purposes of subclause (b)(ii) of the immediately preceding sentence, the Applicable Margin for each Base Rate Advance shall be determined by reference to the Performance Level in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the Performance Level in effect on the first day of each Interest Period.

          "Applicable Percentage" means, with respect to the Commitment Fee, (a) at any time during the period from the date of this Agreement through the earlier of (i) the date on which the Required Financial Information for the Fiscal Quarter ending September 30, 1999 is delivered to the Administrative Agent and the Lender Parties pursuant to Section 5.03(c) and (ii) November 15, 1999, 0.500% per annum and (b) at any time and from time to time thereafter, a percentage per annum equal to the applicable percentage set forth below for the Performance Level set forth below:

     ===========================================================================
               Performance Level                               Commitment Fee
     ---------------------------------------------------------------------------
                       I                                           0.375%
     ---------------------------------------------------------------------------
                      II                                           0.500%
     ---------------------------------------------------------------------------
                      III                                          0.500%
     ---------------------------------------------------------------------------
                      IV                                           0.500%
     ===========================================================================

     For purposes of clause (b) of the immediately preceding sentence, the Applicable Percentage for the Commitment Fee shall be determined by reference to the Performance Level in effect from time to time.

          "Application Date" has the meaning specified in Section 2.06(b)(vii).

          "Appropriate Lender" means, at any time, (a) with respect to either of the Term Facilities or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) with respect to the Swing Line Facility, (i) the Swing Line Bank and (ii) if the Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b)(ii) that are outstanding at such time, each such Revolving Credit Lender and (c) with respect to the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c)(i) that are outstanding at such time, each such Revolving Credit Lender.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in syndicated bank loans, any other fund that also invests in syndicated bank loans and is advised or managed by the same investment advisor as such Lender or an Affiliate of such investment advisor.

          "Assigned Agreements" has the meaning specified in Section 1(d) of the Security Agreement.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and, if applicable, the Borrower, in accordance with
     Section 8.07 and in substantially the form of Exhibit C hereto.

          "Available Amount" means, with respect to any Letter of Credit at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest established by NationsBank from time to time as its prime rate (which rate of interest may not be the lowest rate of interest charged by NationsBank to its customers); and

          (b) the Federal Funds Rate plus 0.50%.

          Any change in the Base Rate resulting from a change in the prime rate established by NationsBank shall become effective on the Business Day on which such change in the prime rate is announced by NationsBank.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "Base Rate Lending Office" means, with respect to each of the Lender Parties, the office of such Lender Party specified as its "Base Rate Lending Office" opposite its name on Part B of Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent for such purpose.

          "Borrower" has the meaning specified in the recital of parties to this Agreement.

          "Borrower's Account" means the account of the Borrower maintained by the Borrower with NationsBank at its offices at 800 Market Street, St. Louis, Missouri 63101, Account No. 010100131794, Reference: United Industries Corporation, or such other account of the Borrower as is agreed in writing from time to time between the Borrower and the Administrative Agent.

          "Borrowing" means a Term A Borrowing, a Term B Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York, New York or Charlotte, North Carolina and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in U.S. dollar deposits in the London interbank market.

          "Capital Assets" means, with respect to any Person, all equipment, fixed assets and real property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such Person.

          "Capital Expenditures" means, with respect to any Person for any period, (a) all expenditures made directly or indirectly by such Person during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability, and including, without limitation, all expenditures for maintenance and repairs which, in accordance with GAAP, have been or should be capitalized on the balance sheet of such Person) and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, Obligations in respect of Capitalized Leases) assumed or incurred during such period in connection with any such expenditures for Capital Assets. For purposes of this definition, the purchase price of equipment that is purchased with the trade-in of existing equipment or the cash proceeds of the sale or other disposition of existing equipment pursuant to Section 5.02(d)(iv) or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in, the amount of the cash proceeds of any such sale or other disposition or the amount of such insurance proceeds, as the case may be.

          "Capitalized Lease" means any lease with respect to which the lessee is required to recognize concurrently the acquisition of property or an asset and the incurrence of a liability in accordance with GAAP.

          "Carryover Capital Expenditure Amount" has the meaning specified in
     Section 5.02(g).

          "Cash Collateral Account" has the meaning specified in Preliminary Statement (3) to the Security Agreement.

          "Cash Distributions" means, with respect to any Person for any period, all dividends and other distributions on any of the outstanding Equity Interests in such Person, all purchases, redemptions, retirements, defeasances or other acquisitions of any of the outstanding Equity Interests in such Person and all returns of capital to the stockholders, partners or members (or the equivalent persons) of such Person, in each case to the extent paid in cash by or on behalf of such Person during such period.

          "Cash Equivalents" means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents):

               (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

               (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender Party or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia, or is the principal banking subsidiary of a bank holding company organized under the laws of the

          United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described below in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with a maturity of not more than one year from the date of acquisition thereof;

               (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or at least "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group, in each case with a maturity of not more than 180 days from the date of acquisition thereof; and

               (d) Investments, classified as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, and the portfolios of which are limited solely to Investments of the character and quality described in clauses (a), (b) and (c) of this definition, in each case with a maturity of not more than one year from the date of such Investment.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency.

          "Change of Control" means, at any time:

               (a) the THL Entities shall cease to own and control legally and beneficially, either directly or indirectly, Voting Interests in the Borrower representing at least 51% of the combined voting power of all of the Voting Interests in the Borrower (on a fully diluted basis);

               (b) the THL Entities shall cease to have the ability, whether by voting power, contract or otherwise, to elect a majority of the board of directors of the Borrower;

               (c) any Lien shall be created, incurred, assumed or otherwise suffered to exist on any of the Equity Interests in the Borrower (other than (i) Liens consisting solely of restrictions on the sale, transfer or other disposition of the UIC Common Stock set forth in the Stockholders Agreement and (ii) Liens on the UIC Common Stock owned or otherwise controlled by one of more of the Equity Investors and representing less than 20% of the outstanding UIC Common Stock (on a fully diluted basis)); or

               (d) with respect to any pledge or other security agreement covering all or any portion of the Equity Interests in Holdings LLC that are owned beneficially and of record by any of the THL Entities or their nominees, any secured party or pledgee thereunder shall become the holder of record of any such shares (except in the case of a registration of the pledge of such Equity Interests to such secured party or pledgee solely in its capacity as a pledgee) or shall exercise voting or other consensual rights in respect thereof (whether by proxy, voting or other similar arrangement or otherwise), or shall otherwise commence to realize upon such shares.

          "CIBC" has the meaning specified in the recital of parties to this Agreement.

          "Clean-Down Period" means a period of 30 consecutive days occurring during the period between August 1 and November 30 in each calendar year.

          "Closing Date" means January 20, 1999, the date on which the Initial Extension of Credit occurred following the satisfaction of all of the conditions precedent thereto set forth in Sections 3.01 and 3.03.

          "Co-Arrangers" has the meaning specified in the recital of parties to this Agreement.

          "Collateral" means all of the "Collateral" referred to in the Collateral Documents and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Collateral Documents" means, collectively, the Security Agreement, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Lender Parties pursuant to Section 5.01(k) or 5.02(k), and each of the other agreements that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

          "Commitment" means a Term A Commitment, a Term B Commitment, a Revolving Credit Commitment, a Swing Line Commitment or a Letter of Credit Commitment, as the context may require.

          "Commitment Date" has the meaning specified in Section 2.06(b)(vii).

          "Commitment Fee" has the meaning specified in Section 2.08(a).

          "Confidential Information" means any information that is furnished to any of the Agents or any of the Lender Parties by or on behalf of the Borrower or any of its Subsidiaries in a writing that either is conspicuously marked as confidential or that a reasonable person would believe is confidential or proprietary in nature, but does not include any such information that (a) is or becomes generally available to the public (other than as a result of a breach by any such Agent or any such Lender Party of its confidentiality obligations under this Agreement) or (b) is or becomes available to any of the Agents or any of the Lender Parties from a source other than the Borrower or any of its Subsidiaries that is not, to the knowledge of such Agent or such Lender Party, acting in violation of a confidentiality agreement with the Borrower or any such Subsidiary.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Consolidated Cash Interest Expense" means, with respect to any Person for any period, the interest expense paid or payable on all Indebtedness of such Person and its Subsidiaries (net of all interest income of such Person and its Subsidiaries) for such period, determined on a Consolidated basis and in accordance with GAAP, including, without limitation, (a) in the case of the Borrower, (i) interest expense paid or payable in respect of Indebtedness resulting from Advances and (ii) all fees paid or payable pursuant to Section 2.08(a), (b) the interest component of all Obligations in respect of Capitalized Leases, (c) commissions, discounts and other fees and charges paid or payable in connection with letters of credit (including, without limitation, the Letters of Credit) and (d) the net payment, if any, paid or payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements, but excluding (A) any amortization of original issue discount, (B) the interest portion of any deferred payment obligation and (C) any other interest not payable in cash.

          "Consolidated EBITDA" means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person and its Subsidiaries for such period plus (b) the sum of each of the following expenses that have been deducted from the determination of the Consolidated Net Income of such Person and its Subsidiaries for such period: (i) all interest expense of such Person and its Subsidiaries (net of (A) all interest income of such Person and its Subsidiaries for such period and (B) solely to the extent otherwise excluded from the determination of the Consolidated interest expense of such Person and its Subsidiaries for such period in accordance with GAAP, any unrealized gains or losses on any interest rate Hedge Agreements of such Person and its Subsidiaries resulting from the mark-to-market value thereof as of the last day of such period), (ii) all income tax expense (whether federal, state, local, foreign or otherwise) of such Person and its Subsidiaries for such period, (iii) all depreciation expense of such Person and its Subsidiaries for such period, (iv) all amortization expense of such Person and its Subsidiaries for such period and (v)(A) all noncash losses and noncash charges otherwise deducted from the determination of the Consolidated Net Income of such Person and its Subsidiaries for such period (other than any such noncash losses or noncash charges that require an accrual or reserve for cash charges or cash expenses paid or payable (or to be paid or payable) at any time during such period and any write-downs or write-offs of accounts receivables) less (B) all noncash gains and noncash credits otherwise added in the determination of the Consolidated Net Income of such Person and its Subsidiaries for such period, in each case determined on a Consolidated basis and in accordance with GAAP for such period; provided, however, that, in the case of the Borrower and its Subsidiaries, Consolidated EBITDA shall be increased to include, solely to the extent any such amount is otherwise deducted in the determination of the Consolidated Net Income of the Borrower and its Subsidiaries for such period, (A) any nonrecurring cash restructuring charges taken in accordance with GAAP in connection with the consummation of the Recapitalization, (B) the aggregate amount of all transaction fees paid in cash to the THL Entities during such period to the extent otherwise permitted under Section 5.01(j)(vi) and (C) the nonrecurring cash charges taken in accordance with GAAP during the Fiscal Year ended December 31, 1998 for severance payments to, and redemptions and repurchases of outstanding UIC Common Stock (or warrants, rights or options to acquire UIC Common Stock) from, former senior officers of the Borrower in an aggregate amount of $2,955,000.

          "Consolidated Net Income" means, for any period, the net income (or net loss) of any Person and its Subsidiaries for such period, determined on a Consolidated basis and in accordance with GAAP, but excluding for each such period (without duplication):

               (a) the income (or loss) of any other Person accrued prior to the date on which it became a Subsidiary of such Person or was merged into or consolidated with such Person or any of its Subsidiaries or all or substantially all of the property and assets of such other Person were acquired by such Person or any of its Subsidiaries;

               (b) the income (or loss) of any other Person (other than a Subsidiary of such Person) in which a Person other than such Person or any of its Subsidiaries owns or otherwise holds an Equity Interest, except to the extent such income (or loss) shall have been received in the form of cash dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period;

               (c) the income of any Subsidiary of such Person to the extent that the declaration or payment of any dividends or other distributions of such income by such Subsidiary is not permitted to be made or paid (whether by contract or otherwise) on the last day of such period;

               (d) any gains or losses (on an after-tax basis) attributable to the sale, lease, transfer or other disposition of any property or assets of such Person or any of its Subsidiaries (other than inventory sold in the ordinary course of business of such Person or its applicable Subsidiary);

               (e) any earnings or charges resulting from the write-up or write-down of any property or assets of such Person or any of its Subsidiaries other than in the ordinary course of business; and

               (f) any gains attributable to the collection of proceeds of insurance policies (other than any such proceeds collected from the business interruption insurance policies of such Person or any of its Subsidiaries during such period which are applied to the recoupment of losses otherwise included in the determination of the Consolidated Net Income of such Person and its Subsidiaries for such period).

          "Constitutive Documents" means, with respect to any Person, the certificate of incorporation, formation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

          "Consulting Agreements" means (a) the Consulting Agreement dated as of January 20, 1999 between the Borrower and David Pratt and (b) the Consulting Agreement dated as of January 20, 1999 among the Borrower and David Jones, in each case as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof, but solely to the extent permitted under the terms of the Loan Documents.

          "Contingent Obligation" means, with respect to any Person, any obligation of such Person to guarantee or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital, equity capital, net worth or any other balance sheet condition or any income statement condition of the primary obligor or otherwise to maintain the solvency of the primary obligor, (iii) to purchase, lease or otherwise acquire property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the agreement, instrument or other document evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.09 or 2.10.

          "Copyrights" has the meaning specified in Section 1(h) of the Security Agreement.

          "Current Assets" means, with respect to any Person, all assets of such Person that, in accordance with GAAP, would be classified as current assets on the balance sheet of a Person conducting a business the same as or similar to that of such Person, after deducting appropriate and adequate reserves therefrom in accordance with GAAP.

          "Current Liabilities" means, with respect to any Person, (a) all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date), (b) all amounts of Funded Indebtedness of such Person required to be paid or prepaid within one year after such date and (c) all other items (including, without limitation, taxes accrued as estimated and trade payables otherwise excluded from Indebtedness under clause (b) of the definition thereof set forth below in this Section 1.01) that, in accordance with GAAP, would be classified on the balance sheet of such Person as current liabilities of such Person.

          "Declined Prepayment Amount" has the meaning specified in Section 2.06(b)(ix).

          "Declining Term B Lender" has the meaning specified in Section 2.06(b)(ix).

          "Default" means any Event of Default or any event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any of the Lender Parties at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. If a portion of a Defaulted Advance shall be deemed made pursuant to
     Section 2.14(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
     Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any of the Lender Parties at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any of the other Lender Parties under this Agreement or any of the other Loan Documents at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b)(ii) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to
     Section 2.03(c)(i) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any of the other Lender Parties pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or the Issuing Bank pursuant to Section 7.05 to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. If a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.14(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid under this Agreement or any of the other applicable Loan Documents on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any of the Lender Parties that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or
     (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "Disclosed Litigation" has the meaning specified in Section 3.02(b).

          "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

          "Domestic Subsidiary" means, at any time, each of the direct or indirect Subsidiaries of the Borrower that is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

          "DW" has the meaning specified in Preliminary Statement (2) to this Agreement.

          "Effective Date" has the meaning specified in Section 3.02.

          "Eligible Assignee" means (a) with respect to either of the Term Facilities or the Revolving Credit Facility, (i) a Lender; (ii) an affiliate or an Approved Fund of a Lender; or (iii) any other Person approved by the Administrative Agent and, so long as no Default under
     Section 6.01(a) or 6.01(f) or Event of Default has occurred and is continuing at the time the related assignment is effected pursuant to
     Section 8.07, the Borrower (in either case such approval not to be unreasonably withheld or delayed and, in the case of the Borrower, such approval to be deemed to have been given if no objection thereto is received by the Administrative Agent and the assigning Lender within two Business Days after the date on which notice of the proposed assignment is received by the Borrower); and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under clause (a) of this definition and is a commercial bank organized under the laws of the United States of America or any state thereof; provided, however, that neither any of the Loan Parties nor any of the Affiliates of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "Employees Note" has the meaning specified in Preliminary Statement
     (3) to this Agreement.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement, abatement order or other order or directive (conditional or otherwise) relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety, natural resources or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any applicable Governmental Authority or other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any Requirement of Law, any judicial or agency interpretation, policy or guideline having the force or effect of law or any other requirement of any Governmental Authority relating to (a) the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, (b) the protection of the environment, occupational health or safety or natural resources or
     (c) pollution (including, without limitation , any release to land, surface water, ground water or any other medium), including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss. 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), the Oil Pollution Act (33 U.S.C. ss. 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. ss. 11001 et seq.), in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.

          "Environmental Permit" means any permit, approval, license, identification number or other authorization required under any Environmental Law.

          "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "Equity Investors" means, at any time, Holdings LLC and each other Person that owns or otherwise holds any of the UIC Common Stock or the Permitted Preferred Stock at such time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any of the Loan Parties, or under common control with any of the Loan Parties, within the meaning of
     Section 414 of the Internal Revenue Code.

          "ERISA Event" means:

               (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10),
          (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days;

               (b) the application for a minimum funding waiver with respect to a Plan;

               (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

               (d) the cessation of operations at a facility of any of the Loan Parties or any of the ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA;

               (e) the withdrawal by any of the Loan Parties or any of the ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

               (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan;

               (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

               (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to each of the Lenders, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Part B of Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be (or, if no such office is specified, its Base Rate Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for such purpose.

          "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum (rounded upwards, if necessary, to the nearest 1/00 of 1%) obtained by dividing (a) the rate per annum at which deposits in U.S. dollars appear on page 3750 (or any successor page thereto) of the Dow Jones Markets Telerate Screen two Business Days before the first day of such Interest Period and for a term comparable to such Interest Period or, if such rate does not so appear on the Dow Jones Markets Telerate Screen on any date of determination, on the Reuters Screen LIBO Page two Business Days before the first day of such Interest Period and for a term comparable to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period; provided, however, that, if the Reuters Screen LIBO Page is being used to determine the Eurodollar Rate at any date of determination and more than one rate is specified thereon as the London interbank offered rate for deposits in U.S. dollars for a term comparable to such Interest Period, the applicable rate shall be the arithmetic mean (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1% per annum) of all such rates.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" means, for any Interest Period for all of the Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term comparable to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Cash Flow" means, for any period (without duplication):

               (a) Consolidated pre-tax income (or pre-tax loss) of the Borrower and its Subsidiaries for such period, less

               (b) Consolidated income tax and franchise tax expense of the Borrower and its Subsidiaries for such period, plus

               (c) an amount equal to the aggregate amount of all noncash charges deducted in determining the Consolidated Net Income of the Borrower and its Subsidiaries for such period, plus

               (d) an amount (whether positive or negative) equal to the change in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, less

               (e) an amount equal to the aggregate amount of all noncash credits included in determining the Consolidated Net Income of the Borrower and its Subsidiaries for such period, less

               (f) an amount (whether positive or negative) equal to the change in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, less

               (g) an amount equal to the aggregate amount of all Capital Expenditures made in cash by the Borrower and its Subsidiaries during such period, less

     (h) to the extent not otherwise excluded from the determination of Excess Cash Flow for such period, an amount equal to the aggregate cash consideration paid by the Borrower and its Subsidiaries during such period to any Person other than the Borrower or any of its Affiliates for the purchase or other acquisition of Equity Interests in, or property and assets of, any other Person in accordance with Section 5.02(e)(ix) or 5.02(e)(x), less

               (i) to the extent not otherwise excluded from the determination of Excess Cash Flow for such period, an amount equal to the aggregate amount of all indemnification payments (A) made to the Seller for the incremental tax liability incurred thereby as a result of the election by the Borrower under Section 338(H)(10) of the Internal Revenue Code in connection with the consummation of the Recapitalization in an amount not to exceed $12,000,000 and (B) made by the Borrower and its Subsidiaries during such period to one or more purchasers of property and assets thereof that have been sold, leased, transferred or otherwise disposed of pursuant to Section 5.02(d)(viii) or 5.02(d)(ix) for liabilities existing prior to the date of consummation of such sale, lease, transfer or other disposition, provided that the indemnification obligations giving rise to such payments were included in the original documentation for such sale, lease, transfer or other disposition, less

               (j) an amount equal to the aggregate amount of all Scheduled Principal Payments made by the Borrower and its Subsidiaries, and the aggregate principal amount of all optional prepayments of Advances made pursuant to Section 2.06(a) and all mandatory prepayments of Advances made pursuant to Sections 2.06(b)(i), 2.06(b)(ii) and 2.06(b)(vii),
          during such period (so long as each such optional and mandatory prepayment resulted in a corresponding permanent commitment reduction at the time of such prepayment), less

               (k) an amount equal to the aggregate amount of all Cash Distributions paid by the Borrower during such period.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Existing Advances" has the meaning specified in Preliminary Statement
     (5) to this Agreement.

          "Existing Credit Agreement" has the meaning specified in Preliminary Statement (4) to this Agreement.

          "Existing Lenders" has the meaning specified in Preliminary Statement
     (4) to this Agreement.

          "Existing Letters of Credit" means the irrevocable standby letters of credit and trade letters of credit issued by the Issuing Bank under the terms of the Existing Credit Agreement and outstanding on the Effective Date, in each case as more fully described on Part A of Schedule I hereto.

          "Existing Revolving Credit Advances" means the Existing Advances that constitute "Revolving Credit Advances" under the Existing Credit Agreement and are outstanding on the Effective Date immediately prior to giving effect to the assignments and assumptions thereof described in Section 2.01(c).

          "Existing Term A Advances" means the Existing Advances that constitute "Term A Advances" under the Existing Credit Agreement and are outstanding on the Effective Date immediately prior to giving effect to the assignments and assumptions thereof described in Section 2.01(a)

          "Existing Term B Advances" means the Existing Advances that constitute "Term B Advances" under the Existing Credit Agreement and are outstanding on the Effective Date immediately prior to giving effect to the assignments and assumptions thereof described in Section 2.01(b)

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person other than in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments, purchase price adjustments received in connection with any purchase agreement (or other similar agreement) and payments in respect of judgments or settlements of claims, litigation or proceedings; provided, however, that Extraordinary Receipts shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements of claims, litigation or proceedings to the extent that such proceeds, awards or payments (a) are received by any Person in respect of any third party claim against or loss by such Person and promptly applied to pay (or to reimburse such Person for its prior payment of) such claim or loss and the costs and expenses of such Person with respect thereto and (b) are applied (or are in respect of expenditures that were previously incurred) to replace or repair Capital Assets in respect of which such proceeds were received (or to reimburse such amounts previously paid), in each case in accordance with the terms of the Loan Documents and so long as such application is commenced within 270 days after the receipt of such proceeds, awards or payments; provided that, in the case of clause (a) or
     (b) of this definition, any third party being so reimbursed shall not be a Loan Party or an Affiliate of a Loan Party.

          "Facility" means the Term A Facility, the Term B Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility, as the context may require.

          "Fair Market Value" means, with respect to any property or assets (including, without limitation, any of the Equity Interests) of any Person on any date of determination, the value of the consideration obtainable in a sale of such property or asset in the open market on such date assuming an arm's-length sale that has been arranged without duress or compulsion between a willing seller and a willing and knowledgeable purchaser in a commercially reasonable manner over a reasonable period of time under all conditions necessary or desirable for a fair sale (taking into account the nature and characteristics of such property or asset); provided that the Fair Market Value of any of the property or assets of any of the Loan Parties or any of their respective Subsidiaries shall be determined in good faith by the board of directors (or the persons performing similar functions) of such Loan Party or such Subsidiary, as the case may be, and certified by a Responsible Officer of such Loan Party or such Subsidiary in a certificate delivered to the Administrative Agent, on behalf of the Lender Parties.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates (rounded upward, if necessary, to the nearest whole multiple of 1/100 of 1% per annum) on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "Fiscal Quarter" means, with respect to the Borrower or any of its Subsidiaries, the period commencing January 1 in any Fiscal Year and ending on the next succeeding March 31, the period commencing April 1 in any Fiscal Year and ending on the next succeeding June 30, the period commencing July 1 in any Fiscal Year and ending on the next succeeding September 30 or the period commencing October 1 in any Fiscal Year and ending on the next succeeding December 31, as the context may require, or, if any such Subsidiary was not in existence on the first day of any such period, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the last day of such period.

          "Fiscal Year" means, with respect to the Borrower or any of its Subsidiaries, the period commencing on January 1 in any calendar year and ending on the next succeeding December 31 or, if any such Subsidiary was not in existence on January 1 in any calendar year, the period commencing on the date on which such Subsidiary is incorporated, organized, formed or otherwise created and ending on the next succeeding December 31.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a)
     (i) Consolidated EBITDA of the Borrower and its Subsidiaries (or, solely for purposes of determining compliance with the applicable requirements of
     Section 5.02(c), 5.02(d) or 5.02(e), Pro Forma Consolidated EBITDA) for such period less (ii) the aggregate amount of all Capital Expenditures made in cash by or on behalf of the Borrower and its Subsidiaries during such period to (b) the sum of (i) Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such period, (ii) the aggregate principal amount (or the equivalent thereto) of all Scheduled Principal Payments of the Borrower and its Subsidiaries for such period and (iii) the aggregate amount of all Cash Distributions made by or on behalf of the Borrower during such period (other than redemptions or repurchases of UIC Common Stock, or warrants, rights or options to acquire UIC Common Stock, from retired, terminated, deceased or departing executives and managers made during such period to the extent otherwise permitted under Section 5.02(f)(vii)); provided that, solely for the purposes of determining the Fixed Charge Coverage Ratio for the first three Measurement Periods ending after the Closing Date, (A) the Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such Measurement Period shall be equal to
     (1) the Consolidated Cash Interest Expense for the completed Fiscal Quarters since the Closing Date multiplied by (2) a fraction the numerator of which is four and the denominator of which is equal to the number of completed Fiscal Quarters since the Closing Date and (B) the aggregate principal amount of all Scheduled Principal Payments of the Borrower and its Subsidiaries for such Measurement Period shall be the aggregate principal amount of all Advances scheduled to be repaid under Sections 2.04(a) and 2.04(b) during the period from the Closing Date to the first anniversary thereof; and provided further that, solely for purposes of determining the Fixed Charge Coverage Ratio for the first four Measurement Periods ending after the Closing Date, the Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such Measurement Period shall be increased by $2,000,000.

          "Foreign Corporation" means each Foreign Subsidiary that constitutes a "controlled foreign corporation" under Section 957 of the Internal Revenue Code.

          "Foreign Subsidiary" means, at any time, each of the direct or indirect Subsidiaries of the Borrower that is not a Domestic Subsidiary at such time.

          "Funded Indebtedness" means, with respect to any Person (without duplication), Indebtedness in respect of the Advances in the case of the Borrower, and all other Indebtedness of such Person that by its terms matures more than one year after any date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, in each case determined on a Consolidated basis in accordance with GAAP; provided, however, that the term "Funded Indebtedness" shall not include any Contingent Obligations of such Person (if and to the extent such Contingent Obligations would otherwise be included in such term on any date of determination) that are incurred solely to support Indebtedness of one or more Subsidiaries of such Person so long as such Contingent Obligations are otherwise expressly permitted to be incurred under the terms of the Loan Documents.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis, subject, however, to the terms of Section 1.03.

          "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, territorial, local or foreign.

          "Governmental Authorization" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

          "Guarantee Supplement" has the meaning specified in Section 8 of the Subsidiaries Guarantee.

          "Guaranteed Obligations" has the meaning specified in Section 1(a) of the Subsidiaries Guarantee.

          "Hazardous Materials" means: (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including, without limitation, such harmful properties as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect under any applicable Environmental
     Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) any urea formaldehyde foam insulation; (h) any electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) any pesticides; (j) any radon gas; and (k) any other chemical, material or substance designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means, collectively, interest rate swap, cap or collar agreements, interest rate future or option contracts, commodity future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

          "Hedge Bank" means any Person that is a Lender Party or an affiliate of a Lender Party, in its capacity as a party to a Secured Hedge Agreement.

          "Holdings LLC" has the meaning specified in Preliminary Statement (1) to this Agreement.

          "Holdings LLC Agreement" has the meaning specified in Section 3.02(e)(iii).

          "Indebtedness" means, with respect to any Person (without duplication):

               (a) all indebtedness of such Person for borrowed money;

               (b) all Obligations of such Person for the deferred purchase price of property and assets or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not past due, by their respective terms, for more than 90 days);

               (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, or upon which interest payments are customarily made;

               (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even though the rights and remedies of the seller or the lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

               (e) all Obligations of such Person as lessee under Capitalized Leases;

               (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities;

               (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

               (h) all Obligations, contingent or otherwise, of such Person in respect of Hedge Agreements, in each case valued at the Agreement Value thereof, take-or-pay agreements or other similar agreements;

               (i) all Obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing, if the transaction giving rise to such Obligation is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP;

               (j) all Contingent Obligations of such Person; and

               (k) all Indebtedness referred to in clauses (a) through (j) above and other payment Obligations of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment Obligations, valued, in the case of any such Indebtedness as to which recourse for the payment thereof is expressly limited to the property or assets on which such Lien is granted, at the lesser of (i) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) and (ii) the Fair Market Value of such property or assets.

     The Indebtedness of any Person shall include (i) all Obligations of the types described in clauses (a) through (k) above of any partnership in which such Person is a general partner and (ii) all Obligations of the types described in clauses (a) through (k) above of such Person to the extent such Person remains legally liable in respect thereof, notwithstanding that any such Obligation is deemed to be extinguished under GAAP at any date of determination.

          "Indemnified Party" has the meaning specified in Section 8.04(b).

          "Initial Extension of Credit" means, collectively, the initial Borrowings made under one or more of the Facilities and/or the initial issuances of one or more Letters of Credit made on the Closing Date.

          "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

          "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

          "Initial Pledged Indebtedness" has the meaning specified in Preliminary Statement (2) of the Security Agreement.

          "Initial Pledged Interests" has the meaning specified in Preliminary Statement (2) of the Security Agreement.

          "Interest Coverage Ratio" means, for any period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries (or, solely for purposes of determining compliance with the applicable requirements of
     Section 5.02(c), 5.02(d) or 5.02(e), Pro Forma Consolidated EBITDA) for such period to (b) Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such period; provided that, solely for the purposes of determining the Interest Coverage Ratio for the first three Measurement Periods ending after the Closing Date, the Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such Measurement Period shall be equal to (A) the Consolidated Cash Interest Expense for the completed Fiscal Quarters since the Closing Date multiplied by (B) a fraction the numerator of which is four and the denominator of which is equal to the number of completed Fiscal Quarters since the Closing Date; and provided further that, solely for purposes of determining the Interest Coverage Ratio for the first four Measurement Periods ending after the Closing Date, the Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such Measurement Period shall be increased by $2,000,000.

          "Interest Period" means, for each of the Eurodollar Rate Advances comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, as the case may be, and ending on the last day of the period selected by the Borrower pursuant to the provisions set forth below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions set forth below. The duration of each such Interest Period shall be one, two, three or six months and, subject to clause (c) of this definition, nine or twelve months as the Borrower may, upon notice received by the Administrative Agent not later than 1:00 P.M. (Charlotte, North Carolina time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

               (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after (i) any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date or (ii) the scheduled Termination Date for such Facility;

               (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (c) the Borrower shall not be entitled to select an Interest Period having a duration of nine or twelve months unless, by 3:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, each of the Appropriate Lenders notifies the Administrative Agent that such Lender will be providing funding for such Borrowing with such Interest Period (the failure of any of the Appropriate Lenders to so respond by such time being deemed for all purposes of this Agreement as an objection by such Lender to the requested duration of such Interest Period); provided that if any of the Appropriate Lenders objects (or is deemed to have objected) to the requested duration of such Interest Period, the duration of the Interest Period for such Borrowing shall be one, two, three or six months, as specified by the Borrower in the applicable Notice of Borrowing or Notice of Conversion as the desired alternative to the requested Interest Period of nine or twelve months therefor;

               (d) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

               (e) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

          "Investment" means, with respect to any Person, (a) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of, or of a beneficial interest in, any Equity Interests or Indebtedness of any other Person, (b) any direct or indirect purchase or other acquisition (whether for cash, securities, property, services or otherwise) by such Person of all or substantially all of the property and assets of any other Person or of any division, branch or other unit of operation of any other Person, (c) any direct or indirect redemption, retirement, purchase or other acquisition for value by such Person from any other Person of any Equity Interests in such Person, (d) the making of a deposit by such Person with, or any direct or indirect loan, advance, other extension of credit or capital contribution by such Person to, or any other investment by such Person in, any other Person (including, without limitation, any indebtedness or accounts receivable from such other Person that are not current assets or did not arise from sales to such other Person in the ordinary course of business and any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (j) or (k) of the definition of "Indebtedness" set forth above in this Section 1.01 in respect of such other Person) and (e) any agreement to make any Investment (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale). The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "IP Security Agreements--Short Form" means, collectively, the Copyright Security Agreement--Short Form, the Trademark Security Agreement--Short Form and the Patent Security Agreement--Short Form, in each case as referred to in Section 15 of the Security Agreement.

          "ISDA Master Agreement" means the Master Agreement
     (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc., as in effect from time to time.

          "Issuing Bank" means the Initial Issuing Bank and each other Person to which the Letter of Credit Commitment has been assigned pursuant to Section 8.07, in each case for so long as the Initial Issuing Bank or such other Person, as the case may be, shall be a party to this Agreement in such capacity.

          "L/C Cash Collateral Account" has the meaning specified in Preliminary Statement (6) to the Security Agreement.

          "L/C Related Documents" has the meaning specified in Section 2.03(c)(ii).

          "Lead Arranger and Book Manager" has the meaning specified in the recital of parties to this Agreement.

          "Lender Party" means any Lender, the Swing Line Bank or the Issuing Bank, as the context may require.

          "Lenders" means, collectively, the Initial Lenders and each Person that becomes a Lender pursuant to Section 8.07, in each case for so long as such Initial Lender or such other Person, as the case may be, shall be a party to this Agreement in such capacity.

          "Letter of Credit" has the meaning specified in Section 2.01(e).

          "Letter of Credit Advance" means an advance made by the Issuing Bank or any of the Revolving Credit Lenders pursuant to Section 2.03(c)(i).

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Part B of Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignment and Acceptances, the amount set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(f) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the lesser of (a) the amount of the Letter of Credit Commitment at such time and (b) $5,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Leverage Ratio" means, at any date of determination, the ratio of (a)
     (i) all Funded Indebtedness of the Borrower and its Subsidiaries (other than the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding on such date) plus
     (ii) the average daily aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding during the most recently completed Measurement Period prior to such date plus (iii) to the extent not otherwise included in subclause (a)(i) or
     (a)(ii) of this definition, all Indebtedness of the Borrower and its Subsidiaries outstanding on such date that would (or would be required to) appear on the Consolidated balance sheet of the Borrower and its Subsidiaries (other than any such outstanding Indebtedness evidenced by the Permitted Preferred Stock) to (b) Pro Forma Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period prior to such date.

          "Lien" means, with respect to any Person, (a) any mortgage, lien (statutory or other), pledge, hypothecation, security interest, charge or other preference or encumbrance of any kind (including, without limitation, any agreement to give any of the foregoing), (b) any sale of accounts receivable or chattel paper, or any assignment, deposit arrangement or lease intended as, or having the effect of, security, (c) any easement, right of way or other encumbrance on title to real property or (d) any other interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or any Capitalized Lease or otherwise upon or with respect to any property or asset of such Person (including, in the case of Equity Interests, voting trust agreements and other similar arrangements).

          "Loan Documents" means, collectively, (a) for all purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Subsidiaries Guarantee and the Collateral Documents, (i) this Agreement,
     (ii) the Notes, (iii) the Subsidiaries Guarantee, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) the Holdings LLC Agreement and (vii) each of the other agreements evidencing any of the Obligations of any of the Loan Parties secured by the Collateral Documents (other than the Secured Hedge Agreements) and (b) for all purposes of the Subsidiaries Guarantee and the Collateral Documents, (i) this Agreement,
     (ii) the Notes, (iii) the Subsidiaries Guarantee, (iv) the Collateral Documents, (v) each Letter of Credit Agreement, (vi) the Holdings LLC Agreement,

     (vii) the Secured Hedge Agreements and (viii) each of the other agreements evidencing any of the Obligations of any of the Loan Parties secured by the Collateral Documents, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 8.01; provided, however, that, solely for purposes of Section 3.01, the term "Loan Documents" shall have the meaning specified therefor in the Existing Credit Agreement.

          "Loan Parties" means, collectively, the Borrower and each of the Restricted Subsidiaries.

          "Management Agreements" means collectively, the Management Agreement dated as of January 20, 1999 between the Borrower and Richard A. Bender, the Management Agreement dated as of January 20, 1999 between the Borrower and Stephan R. Brian, the Management Agreement dated as of January 20, 1999 between the Borrower and William P. Johnson and the Management Agreement dated as of January 20, 1999 between the Borrower and Daniel J. Johnston, in each case as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof, but solely to the extent permitted under the terms of the Loan Documents.

          "Managers Note" has the meaning specified in Preliminary Statement (3) to this Agreement.

          "Mandatory Prepayment Amount" has the meaning specified in Section 2.06(b)(ix).

          "Mandatory Prepayment Date" has the meaning specified in Section 2.06(b)(ix).

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, liabilities (actual or contingent), properties or prospects of the Borrower and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, liabilities (actual or contingent), properties or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any of the Lender Parties under any of the Loan Documents or the Related Documents or (c) the ability of any of the Loan Parties to perform its Obligations under any of the Loan Documents or the Related Documents to which it is or is to be a party (including, for purposes of clauses (a) and (b) of this definition, the imposition of materially burdensome conditions thereon).

          "Measurement Period" means, at any date of determination, the most recently completed four consecutive Fiscal Quarters on or immediately prior to such date.

          "Metals Business" has the meaning specified in Preliminary Statement
     (2) to this Agreement.

          "MSSF" has the meaning specified in the recital of parties to this Agreement.

          "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any of the Loan Parties or any of the ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any of the Loan Parties or any of the ERISA Affiliates and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any of the Loan Parties or any of the ERISA Affiliates could reasonably be expected to have liability under
     Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "NationsBank" has the meaning specified in the recital of parties to this Agreement.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any property or assets, or the incurrence or issuance of any Indebtedness, or the sale or issuance of any Equity Interests in any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, as the case may be, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person for its own account in connection with any such transaction, after deducting therefrom only:

               (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees, costs and commissions;

               (b) the amount of taxes payable in connection with or as a result of such transaction;

               (c) in the case of any sale, lease, transfer or other disposition of any property or asset, the outstanding principal amount of, the premium or penalty, if any, on, and any accrued and unpaid interest on, any Indebtedness (other than Indebtedness under or in respect of the Loan Documents) that is secured by a Lien on the property and assets subject to such sale, lease, transfer or other disposition and is required to be repaid under the terms of such Indebtedness as a result of such sale, lease, transfer or other disposition; and

               (d) in the case of the sale, lease, transfer or other disposition of any property and assets of the Borrower or any of its Subsidiaries pursuant to Section 5.02(d)(viii) or 5.02(d)(ix), the aggregate amount of all reasonable and customary post-closing purchase price adjustments to the cash consideration received by such Person or any of its Subsidiaries for such sale, lease, transfer or other disposition to the extent (and only to the extent) that (i) such purchase price adjustments are solely for working capital reconciliations determined on the basis of actual (as opposed to estimated) financial statement information delivered pursuant to the terms of the documentation for such sale, lease, transfer or other disposition, (ii) such Person or its applicable Subsidiary reasonably believes that it will be obligated to remit the amount of such purchase price adjustments to the purchaser of the related property and assets within 180 days of the date of consummation of such sale, lease, transfer or other disposition and (iii) the amount of any such purchase price adjustment so deducted from any determination of Net Cash Proceeds shall not exceed 10% of the total cash consideration received (or to be received) by such Person and its Subsidiaries for such sale, lease, transfer or other disposition;

          in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the property or asset that is the subject thereof and (i) in the case of clauses (a) and (c) of this definition, are actually paid at the time of receipt of such cash to a Person that is not an Affiliate of such Person or any of the Loan Parties or of any Affiliate of any of the Loan Parties, (ii) in the case of clause (b) of this definition, are actually paid at the time of receipt of such cash to a Person that is not an Affiliate of such Person or any of the Loan Parties or of any Affiliate of any of the Loan Parties or, so long as such Person is not otherwise indemnified therefor, are reserved for in accordance with GAAP, as in effect at the time of receipt of such cash (based upon such Person's reasonable estimate of such taxes), and paid to the applicable taxation authority or other Governmental Authority within 360 days after the date of consummation of the related transaction and
          (iii) in the case of clause (d) of this definition, are actually paid to the purchaser of the related property and assets within 180 days of the date of consummation of such sale, lease, transfer or other disposition to a Person that is not an Affiliate of such Person or any of the Loan Parties or of any Affiliate of any of the Loan Parties; provided, however, that if, at the time any such taxes or post-closing purchase price adjustments are actually paid or otherwise satisfied, the reserve therefor or the amount otherwise retained by such Person or its applicable Subsidiary for the payment thereof exceeds the amount paid or otherwise satisfied, then the amount of such excess reserve or retained amount, as the case may be, shall constitute "Net Cash Proceeds" on and as of the date of such payment or other satisfaction for all purposes of this Agreement and, to the extent required under Sections 2.05(b) and 2.06(b), the Borrower shall reduce the Commitments on such date in accordance with the terms of Section 2.05(b), and shall prepay the Advances and cash collateralize the Letters of Credit outstanding on such date in accordance with the terms of Section 2.06(b), in an amount equal to the amount of such excess reserve or retained amount.

          "New Subsidiary" has the meaning specified in Section 5.02(k).

          "NMS" has the meaning specified in the recital of parties to this Agreement.

          "Note" means a Term A Note, a Term B Note or a Revolving Credit Note, as the context may require.

          "Note Purchase Agreement" means the Note Purchase Agreement dated as of January 20, 1999 among the Borrower and the purchasers of the Senior Subordinated Notes party thereto, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof, but solely to the extent permitted under the terms of the Loan Documents.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Conversion" has the meaning specified in Section 2.09(a).

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "Notice of Renewal" has the meaning specified in Section 2.01(e).

          "Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(b).

          "Notice of Termination" has the meaning specified in Section 2.01(e).

          "NPL" means the National Priorities List under CERCLA.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any action or proceeding of the type referred to in Section 6.01(f). Without limiting the generality of the immediately preceding sentence, the Obligations of the Loan Parties under or in respect of the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnity payments and other amounts payable by any of the Loan Parties under or in respect of any of the Loan Documents and (b) the obligation of any of the Loan Parties to reimburse any amount in respect of any of the items described above in clause (a) of this definition that the Administrative Agent or any of the Lender Parties, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

          "Open Year" means, with respect to any Person, any year for which United States federal income tax returns have been filed by or on behalf of such Person and for which the expiration of the applicable statute of limitations for assessment, reassessment or collection has not occurred (whether by reason of extension or otherwise).

          "Operating Lease" means, with respect to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capitalized Lease or a lease under which such Person is the lessor.

          "Other Taxes" has the meaning specified in Section 2.12(b).

          "Patents" has the meaning specified in Section 1(j) of the Security Agreement.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Performance Level" means Performance Level I, Performance Level II, Performance Level III or Performance Level IV, as the context may require. For the purposes of determining the Performance Level at any date of determination:

               (a) not more than two decreases in the Performance Level (each thereby resulting in a decrease in the Applicable Margin) shall occur in any three-month period; and

               (b) no change in the Performance Level shall be effective until three Business Days after the date on which the Administrative Agent and the Lender Parties receive the Required Financial Information reflecting such change; provided, however, that if the Borrower has not delivered to the Administrative Agent and the Lender Parties all of the information required under this clause (b) within five Business Days after the date on which such information is otherwise required under Section 5.03(c) or 5.03(d), as applicable, and

          Section 5.03(e), the Performance Level shall be deemed to be Performance Level IV for so long as such information has not been submitted.

          "Performance Level I" means, at any date of determination, that the Borrower and its Subsidiaries shall have maintained a Leverage Ratio of less than 4.00:1 for the most recently completed Measurement Period prior to such date.

          "Performance Level II" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I and (b) the Borrower and its Subsidiaries shall have maintained a Leverage Ratio of less than 4.50:1 for the most recently completed Measurement Period prior to such date.

          "Performance Level III" means, at any date of determination, that (a) the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) the Borrower and its Subsidiaries shall have maintained a Leverage Ratio of less than 5.50:1 for the most recently completed Measurement Period prior to such date.

          "Performance Level IV" means, at any date of determination, that the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III.

          "Permitted Affiliate Investment" means (a) any capital contributions to the Borrower made by one or more of the Equity Investors or (b) the Net Cash Proceeds received by the Borrower from the issuance and sale of UIC Common Stock or Permitted Preferred Stock to one or more of the Equity Investors; provided that on the date on which any such Permitted Affiliate Investment is made, the Borrower shall deliver to the Administrative Agent, on behalf of the Lender Parties, a certificate of a Responsible Officer of the Borrower, certifying that such capital contributions or the Net Cash Proceeds received by the Borrower from such issuance and sale are intended to constitute, and are to be used for, one or more Investments to be made in accordance with the terms of Section 5.02(e)(ix) or 5.02(e)(x), or one or more redemptions or repurchases of UIC Common Stock, or warrants, rights or options to acquire UIC Common Stock, from retired, terminated, deceased or departing executives and managers to be made in accordance with the terms of Section 5.02(f)(vii).

          "Permitted Liens" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA or any such Lien relating to or imposed in connection with any Environmental Action), in each case as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:

               (a) Liens for taxes, assessments and governmental charges or levies to the extent not otherwise required to be paid under Section 5.01(b);

               (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, storage and repairmen's Liens and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) (i) that are not overdue for a period of more than 60 days or (ii) the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Borrower or its applicable Subsidiary, as the case may be, has established reserves in accordance with GAAP;

               (c) pledges or deposits to secure obligations incurred in the ordinary course of business under workers' compensation laws, unemployment insurance or other similar social security legislation (other than in respect of employee benefit plans subject to ERISA) or to secure public or statutory obligations;

               (d) Liens securing the performance of, or payment in respect of, bids, tenders, government or utility contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

               (e) any interest or title of a lessor or sublessor or a licensor and any restriction or encumbrance to which the interest or title of such lessor, sublessor or licensor may be subject that is incurred in the ordinary course of business and, either individually or when aggregated with all other Permitted Liens in effect on any date of determination, could not reasonably be expected to have a Material Adverse Effect;

               (f) Liens arising out of judgments or awards that do not constitute an Event of Default under Section 6.01(g) or 6.01(h) and in respect of which the Borrower or any of its Subsidiaries subject thereto shall be prosecuting an appeal or proceeding for review in good faith and, pending such appeal or proceeding, shall have secured within ten days after the entry thereof a subsisting stay of execution and shall be maintaining reserves, in accordance with GAAP, with respect to any such judgment or award;

               (g) Liens in favor of customs and revenue authorities arising as a matter of law or pursuant to a bond to secure payment of customs duties in connection with the importation of goods;

               (h) customary rights of setoff upon deposits of cash in favor of banks or other depository institutions in which such cash is maintained in the ordinary course of business; and

               (i) easements, rights-of-way, zoning restrictions and other encumbrances and survey exceptions, minor defects or irregularities in title and other similar restrictions on title to, or the use of, real property that do not, either individually or in the aggregate, (i) materially detract from the value of such real property or (ii) materially and adversely affect the use of such real property for its intended purposes or the conduct of the business of the Borrower and its Subsidiaries in the ordinary course and, in any case, that were not incurred in connection with and do not secure Indebtedness or other extensions of credit.

          "Permitted Preferred Stock" means Preferred Interests in the Borrower issued from time to time to one or more of the Equity Investors that have
     (a) no dividends or other distributions required to be paid in cash, and no scheduled or mandatory redemption or repurchase dates, in whole or in part, prior to March 31, 2009, (b) no voting rights and (c) no other conditions, covenants, events of default or redemption or liquidation events that could reasonably be expected to adversely affect the rights or interests of the Administrative Agent or any of the other Secured Parties in any manner.

          "Permitted Preferred Stock Documents" means, collectively, the Certificate of Designation for the Permitted Preferred Stock, any subscription agreements therefor and all of the other agreements, instruments and other documents pursuant to which the Permitted Preferred Stock will be issued or otherwise setting forth the terms of the Permitted Preferred Stock, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but to the extent permitted under the terms of the Loan Documents.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan, as the context may require.

          "Pledged Indebtedness" has the meaning specified in Section 1(c)(iv) of the Security Agreement.

          "Pre-Closing Reorganization" has the meaning specified in Preliminary Statement (2) to this Agreement.

          "Pre-Commitment Information" means all of the information furnished to the Agents and the Existing Lenders by or on behalf of THL, Holdings LLC or the Borrower prior to December 23, 1998 and relating to the Loan Documents or the Related Documents, any aspect of the Transaction or any of the transactions contemplated hereby or thereby or to the structuring of the Transaction or the syndication of the Facilities.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "primary obligations" has the meaning specified in the definition of "Contingent Obligation" set forth above in this Section 1.01.

          "primary obligor" has the meaning specified in the definition of "Contingent Obligation" set forth above in this Section 1.01.

          "Pro Forma Consolidated EBITDA" means, at any date of determination, an amount equal to the Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently completed Measurement Period prior to such date for which the Borrower has delivered the Required Financial Information; provided that, with respect to any purchase or other acquisition of any property or assets of any Person by the Borrower or any of its Subsidiaries pursuant to Section 5.02(e)(ix) or

     5.02(e)(x) or any sale, lease, transfer or other disposition of property or assets by the Borrower or any of its Subsidiaries pursuant to Section 5.02(d)(viii) or 5.02(d)(ix) or otherwise, if the Borrower or any of its Subsidiaries shall have purchased or otherwise acquired or shall have sold, leased, transferred or otherwise disposed of any property or assets at any time on or after the first day of such Measurement Period and prior to such date, such Consolidated EBITDA shall be increased (in the case of each such purchase or other acquisition) or reduced (in the case of each such sale, lease, transfer or other disposition) by the Consolidated EBITDA of the Borrower and its Subsidiaries that would have been contributed thereto by such property or assets during such Measurement Period, as determined in good faith by the board of directors of the Borrower on a pro forma basis as though the Borrower or the Subsidiary of the Borrower that is effecting such transaction had purchased or otherwise acquired or had sold, transferred or otherwise disposed of such property or assets on the first day of such Measurement Period and after giving effect to all of the pro forma cost savings of the Borrower and its Subsidiaries that are to be recognized as a result of such transaction during such Measurement Period.

          "Pro Rata Share" of any amount means, with respect to any of the Lenders at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Commitment(s) under the applicable Facility or Facilities at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01 at or prior to such time, such Lender's Commitment(s) under the applicable Facility or Facilities as in effect immediately prior to such termination) and the denominator of which is the aggregate amount of such Facility or Facilities at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01 at or prior to such time, the applicable Facility or Facilities as in effect immediately prior to such termination) multiplied by (b) such amount.

          "Professional Services Agreement" means the Professional Services Agreement dated as of January 20, 1999 by and among THL Equity Advisors IV, L.L.C., Thomas H. Lee Capital, L.L.C. and the Borrower, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof, but solely to the extent permitted under the terms of the Loan Documents.

          "Recapitalization" has the meaning specified in Preliminary Statement
     (3) to this Agreement.

          "Recapitalization Agreement" has the meaning specified in Preliminary Statement (3) to this Agreement.

          "Redeemable" means, with respect to any Equity Interest, any Indebtedness or any other right or Obligation, any such Equity Interest, Indebtedness, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

          "Reduction Amount" has the meaning specified in Section 2.06(b)(vi).

          "Register" has the meaning specified in Section 8.07(f).

          "Related Documents" means the Recapitalization Agreement, the Reorganization Agreement, the Stockholders Agreement, the Consulting Agreements, the Management Agreements, the Professional Services Agreement and THL Subordination Agreement.

          "Related Indemnified Party" means, with respect to any of the Indemnified Parties, each of the officers, directors, employees, agents and advisors of such Indemnified Party.

          "Reorganization Agreement" has the meaning specified in Preliminary Statement (2) to this Agreement.

          "Required Financial Information" means, at any date of determination, the Consolidated financial statements of the Borrower and its Subsidiaries most recently delivered to the Administrative Agent and the Lender Parties on or prior to such date pursuant to, and satisfying all of the requirements of, Section 5.03(c) or 5.03(d) and accompanied by the certificates and other information required to be delivered therewith pursuant to Section 5.03(e).

          "Required Lenders" means, at any time, Lenders owed or holding more than 50% of the sum of (a) the aggregate principal amount of all Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of all Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) if such Defaulting Lender is a Revolving Credit Lender, such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of all Swing Line Advances owing to the Swing Line Bank and outstanding at such time and all Letter of Credit Advances owing to the Issuing Bank and outstanding at such time and the Available Amount of all Letters of Credit outstanding at such time shall be deemed to be owed to the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments at such time.

          "Requirements of Law" means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations and awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or any of its Subsidiaries or to any of their property, assets or businesses.

          "Responsible Officer" means the chief executive officer, the president, the chief financial officer, the principal accounting officer or the treasurer (or the equivalent of any of the foregoing) of the Borrower or any of its Subsidiaries or any other officer, partner or member (or person performing similar functions) of the Borrower or any of its Subsidiaries responsible for overseeing the administration of, or reviewing compliance with, all or any portion of this Agreement and the other Loan Documents.

          "Restricted Subsidiary" means (a) each of the wholly owned Domestic Subsidiaries and each of the other Subsidiaries of the Borrower that is organized, purchased or otherwise acquired after the Effective Date, whether pursuant to Section 5.02(e)(ix) or otherwise (other than any non-wholly owned Domestic Subsidiary or any Foreign Subsidiary that is organized, purchased or otherwise acquired pursuant to Section 5.02(e)(x)), or (b) each of the other Subsidiaries of the Borrower that, at the option of the Borrower (i) executes and delivers the Subsidiaries Guarantee or a Guarantee Supplement and a Security Agreement Supplement, (ii) in which 100% of the issued and outstanding Equity Interests are pledged to the Administrative Agent, on behalf of the Secured Parties, pursuant to the applicable Collateral Documents and (iii) delivers such other agreements, opinions, certificates and other documents as are required or requested under Section 5.01(k) or 5.02(k).

          "Revolving Credit Advance" means, with respect to each of the Revolving Credit Lenders, any advance made (or deemed to have been made on the Effective Date) by such Revolving Credit Lender to the Borrower pursuant to Section 2.01(c).

          "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made (or deemed to have been made) by the Revolving Credit Lenders.

          "Revolving Credit Commitment" means, with respect to any of the Revolving Credit Lenders at any time, the amount set forth opposite such Revolving Credit Lender's name on Part B of Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Revolving Credit Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Revolving Credit Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(f) as such Revolving Credit Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Revolving Credit Facility" means, at any time, the aggregate Revolving Credit Commitments of all of the Revolving Credit Lenders at such time.

          "Revolving Credit Lender" means, at any time, any of the Lenders that has a Revolving Credit Commitment at such time.

          "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any of the Revolving Credit Lenders, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Advances made (or deemed to have been made) by such Revolving Credit Lender.

          "Scheduled Principal Payments" means, with respect to any Person for any period, the sum of all regularly scheduled principal payments or repurchases, redemptions or similar acquisitions for value of outstanding Indebtedness made or required to be made during such period, including, without limitation, all repayments of Advances outstanding hereunder pursuant to Section 2.04(a), 2.04(b) or 2.04(c).

          "Secured Hedge Agreement" means any interest rate Hedge Agreement permitted under Article V that is entered into by and between the Borrower and any of the Hedge Banks.

          "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

          "Secured Parties" means, collectively, the Agents, the Lender Parties, the Hedge Banks and the other Persons, if any, the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

          "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated and the rulings issued thereunder.

          "Security Agreement" has the meaning specified in Section 3.02(e)(ii).

          "Security Agreement Supplement" has the meaning specified in Section 22(b) of the Security Agreement.

          "Sellers" has the meaning specified in Preliminary Statement (3) to this Agreement.

          "Senior Financial Officer" means the chief financial officer, the principal accounting officer or the treasurer of the Borrower.

          "Senior Subordinated Notes" means, collectively, (a) the senior unsecured subordinated increasing rate notes of the Borrower due January 20, 2009 in an aggregate principal amount of $150,000,000 that were issued and sold by the Borrower on the Closing Date pursuant to the terms of the Note Purchase Agreement and (b) the senior unsecured subordinated notes of the Borrower due no earlier than January 20, 2009 to be issued and sold in an aggregate principal amount of not more than $150,000,000, the proceeds of which shall be applied to redeem or refinance the senior unsecured subordinated increasing rate notes of the Borrower referred to in clause
     (a) above; provided that the senior unsecured subordinated notes of the Borrower described in this clause (b) (i) shall not accrue interest at a rate per annum of more than 12.50%, (ii) shall not be subject to any covenants or agreements that are not set forth in the Preliminary Offering Memorandum therefor (and such covenants and agreements shall be on terms no less favorable to any of the Loan Parties or any of their Subsidiaries or to the Administrative Agent or the Lender Parties than the comparable covenants and agreements set forth in such Preliminary Offering Memorandum), except for defeasance provisions, provisions regarding the rights and obligations of the trustee for such senior unsecured subordinated notes of the Borrower and other customary indenture provisions that are reasonably satisfactory to the Lender Parties, and (iii) shall not be subject to any of the covenants or agreements set forth in the Note Purchase Agreement which, by the terms of the Note Purchase Agreement, are to be discharged upon the "Conversion Date" (as defined in the Note Purchase Agreement).

          "Senior Subordinated Notes Documents" means the Note Purchase Agreement, the Senior Subordinated Notes, all indentures, securities purchase agreements, warrant agreements and registration rights agreements entered into in connection with the redemption or refinancing of the initial Senior Subordinated Notes and all of the other agreements, instruments and other documents pursuant to which the Senior Subordinated Notes have been issued or otherwise setting forth the terms of the Senior Subordinated Notes, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but solely to the extent permitted under the terms of the Loan Documents.

          "Single Employer Plan" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of any of the Loan Parties or any of the ERISA Affiliates and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any of the Loan Parties or any of the ERISA Affiliates could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that, on such date:

               (a) the fair value of the property and assets of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person;

               (b) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

               (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and

               (d) such Person is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which such Person's property and assets would constitute an unreasonably small capital.

     The fair value and the present fair salable value of the property and assets of any such Person shall be computed taking into account the aggregate amount of all payments in respect of reimbursement, contribution and indemnification claims against any other Person (other than an Affiliate of such Person) that, in light of the circumstances existing at such time, such Person reasonably believes in good faith it will receive with reasonable promptness. The amount of contingent liabilities of any such Person at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility other than a Trade Letter of Credit.

          "Stockholders Agreement" means the Stockholders Agreement dated as of January 20, 1999 among the Borrower, Holdings LLC, the Sellers and each of the other Equity Investors from time to time party thereto, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof, but solely to the extent permitted under the terms of the Loan Documents.

          "Subsidiaries Guarantee" has the meaning specified in Section 5.02(k).

          "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, unlimited liability company, trust or estate of which (or in which) more than 50% of:

               (a) the issued and outstanding shares of capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

               (b) the interest in the capital or profits of such partnership, joint venture, limited liability company or unlimited liability company; or

               (c) the beneficial interest in such trust or estate,

     is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Surviving Indebtedness" has the meaning specified in Section 3.01(f).

          "Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(d) or (b) any of the Revolving Credit Lenders pursuant to Section 2.02(b)(ii).

          "Swing Line Bank" has the meaning specified in the recital of parties to this Agreement.

          "Swing Line Borrowing" means a borrowing consisting of (a) a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(d) or (b) simultaneous Swing Line Advances made by the Revolving Credit Lenders pursuant to Section 2.02(b)(ii).

          "Swing Line Commitment" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on Part B of Schedule I hereto under the caption "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Swing Line Facility" means, at any time, an amount equal to the lesser of (a) the amount of the Swing Line Commitment at such time and (b) $10,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

          "Taxes" has the meaning specified in Section 2.12(a).

          "Term A Advance" means, with respect to each of the Term A Lenders, the single advance deemed to have been made on the Effective Date by such Term A Lender to the Borrower pursuant to Section 2.01(a).

          "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made (or deemed to have been made) by the Term A Lenders.

          "Term A Commitment" means, with respect to any of the Term A Lenders at any time, the amount set forth opposite such Term A Lender's name on Part B of Schedule I hereto under the caption "Term A Commitment" or, if such Term A Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Term A Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(f) as such Term A Lender's "Term A Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Term A Facility" means, at any time, the aggregate Term A Commitments of all of the Term A Lenders at such time.

          "Term A Lender" means, at any time, any of the Lenders that has a Term A Commitment at such time.

          "Term A Note" means a promissory note of the Borrower payable to the order of any of the Term A Lenders, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Term A Lender resulting from the Term A Advance made (or deemed to have been made) by such Term A Lender.

          "Term Advance" means a Term A Advance or a Term B Advance, as the context may require.

          "Term B Advance" means, with respect to each of the Term B Lenders, the single advance deemed to have been made on the Effective Date by such Term B Lender to the Borrower pursuant to Section 2.01(b).

          "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made (or deemed to have been made) by the Term B Lenders.

          "Term B Commitment" means, with respect to any of the Term B Lenders at any time, the amount set forth opposite such Term B Lender's name on Part B of Schedule I hereto under the caption "Term B Commitment" or, if such Term B Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Term B Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(f) as such Term B Lender's "Term B Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Term B Facility" means, at any time, the aggregate Term B Commitments of all of the Term B Lenders at such time.

          "Term B Lender" means, at any time, any of the Lenders that has a Term B Commitment at such time.

          "Term B Note" means a promissory note of the Borrower payable to the order of any of the Term B Lenders, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Term B Lender resulting from the Term B Advance made (or deemed to have been made) by such Term B Lender.

          "Term Commitment" means a Term A Commitment or a Term B Commitment, as the context may require.

          "Term Facility" means the Term A Facility or the Term B Facility, as the context may require.

          "Term Lender" means a Term A Lender or a Term B Lender, as the context may require.

          "Termination Date" means the earlier of (a) the date of termination in whole of all of the Commitments of the Lender Parties pursuant to Section
     2.05 or 6.01 and (b) (i) with respect to the Term A Facility, the Revolving Credit Facility, the Swing Line Facility and the Letter of Credit Facility, January 20, 2005 and (ii) with respect to the Term B Facility, January 20, 2006.

          "THL" has the meaning specified in Preliminary Statement (1) to this Agreement.

          "THL Entities" means, collectively, the Thomas H. Lee Equity Fund IV, L.P. and the Thomas H. Lee Foreign Fund IV, L.P.

          "THL Subordination Agreement" means the Subordination Agreement dated as of January 20, 1999 made by THL Equity Advisors IV, L.L.C. and Thomas H. Lee Capital, L.L.C. in favor of the Administrative Agent, on behalf of the Secured Parties, as such agreement may be amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof, but solely to the extent permitted under the terms of the Loan Documents.

          "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of the Restricted Subsidiaries to effect payment for such inventory.

          "Transaction" means, collectively, (a) the consummation of the Pre-Closing Reorganization and the Recapitalization, (b) the entering into by the Borrower and its Subsidiaries of the Loan Documents and the Related Documents to which they are or are intended to be a party, (c) the issuance and sale of the initial Senior Subordinated Notes, (d) the redemption or refinancing of the initial Senior Subordinated Notes with the proceeds of the issuance and sale of the permanent Senior Subordinated Notes and, if applicable, the issuance and sale of the Warrants related thereto, (e) the payment of the fees and expenses incurred in connection with the consummation of the foregoing and (f) on or after the Effective Date, the issuance and sale of the Permitted Preferred Stock.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "UIC Class A Common Stock" has the meaning specified in Preliminary Statement (3) to this Agreement.

          "UIC Class B Common Stock" has the meaning specified in Preliminary Statement (3) to this Agreement.

          "UIC Common Stock" has the meaning specified in Preliminary Statement
     (3) to this Agreement.

          "Unrestricted Subsidiary" means, at any time, each of the Subsidiaries of the Borrower that does not constitute a Restricted Subsidiary at such time.

          "Unused Revolving Credit Commitment" means, with respect to any of the Revolving Credit Lenders at any time, (a) the Revolving Credit Commitment of such Revolving Credit Lender at such time less (b) the sum of:

               (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made (or deemed to have been made) by such Revolving Credit Lender (in its capacity as a Lender) and outstanding at such time; and

               (ii) such Revolving Credit Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank (in its capacity as the Issuing
          Bank) pursuant to Section 2.03(c)(i) and outstanding at such time and
          (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank (in its capacity as the Swing Line Bank) pursuant to Section 2.01(d) and outstanding at such time.

          "Voting Equity Interests" has the meaning specified in Section 5.02(k)(v).

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Warrants" means the warrants to purchase UIC Common Stock representing up to 5% of all of the UIC Common Stock (on a fully diluted basis) to be issued, if required, to the purchasers of the Senior Subordinated Notes in accordance with the provisions of the Note Purchase Agreement.

          "Welfare Plan" means a welfare plan, as defined in Section 3(l) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          "Year 2000 Problem" has the meaning specified in Section 4.01(aa).

     SECTION 1.02. Computation of Time Periods; Other Constructional Provisions. In this Agreement and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the word "through" means "through and including" and the words "to" and "until" each mean "to but excluding". References in this Agreement or any of the other Loan Documents to any agreement, instrument or other document "as amended" shall mean and be a reference to such agreement, instrument or other document as amended, amended and restated, supplemented or otherwise modified hereafter from time to time in accordance with its terms.

     SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, however, that, if any changes in accounting principles from those used in the preparation of the Consolidated financial statements of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1998 (as delivered to the Lender Parties pursuant to Section 4.01(f)) occur by reason of the promulgation of rules, regulations, pronouncements, opinions or other requirements of the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and such changes would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 5.02 or 5.03, the determination of Excess Cash Flow for any Fiscal Year or any of the defined terms related to the foregoing contained in Section 1.01, then, upon the request of any party hereto, the Borrower, the Administrative Agent and the Lender Parties shall enter into negotiations in good faith, if and to the extent necessary, to amend in accordance with Section 8.01 all such covenants or terms as would be affected by such changes in GAAP in such manner as would maintain the economic and credit terms of such covenants as in effect under this Agreement, prior to giving effect to the occurrence of any such changes; and provided further, however, that until the amendment of the covenants and the defined terms referred to in the immediately preceding proviso becomes effective, all covenants and defined terms shall be performed, observed and determined, and any determination of compliance with any such covenant shall be made, as though no such changes in accounting principles had been made and the Borrower shall deliver to the Lender Parties, in addition to the Consolidated financial statements of the Borrower and its Subsidiaries otherwise required to be delivered to the Lenders under Sections 5.03(b), 5.03(c) and 5.03(d) during such period, a statement of reconciliation conforming such Consolidated financial statements of the Borrower and its Subsidiaries to GAAP as in effect prior to such changes.

     SECTION 1.04. Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, VII and VIII) or any of the other Loan Documents to be in U.S. dollars shall also include and be a reference to the equivalent of such amount in any currency other than U.S. dollars, such equivalent amount to be determined at the rate of exchange quoted by NationsBank in Charlotte, North Carolina at the close of business on the Business Day immediately preceding any date of determination thereof to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in U.S. dollars with such other currency.


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

     SECTION 2.01. The Advances and the Letters of Credit. (a) The Term A Advances. Each of the Existing Lenders will, as of the Effective Date, sell and assign to the other Term A Lenders an undivided interest in and to all of its respective rights and obligations under and in respect of the Existing Term A Advances (other than that portion of the Existing Term A Advances that is equal to the amount of such Existing Lender's Term A Commitment on the Effective
Date), and each of the other Term A Lenders severally agrees, on the terms and conditions hereinafter set forth, to purchase and assume an undivided interest in that portion of all Existing Term A Advances being so sold and assigned by the Existing Lenders on the Effective Date that is equal to its Term A Commitment on such date. The Existing Term A Advance owing to each of the Term A Lenders on the Effective Date immediately after giving effect to all of the assignments and assumptions described in the immediately preceding sentence shall be deemed to be a Term A Advance made by such Term A Lender to the Borrower hereunder on the Effective Date for all purposes of this Agreement. Amounts purchased and assumed (or, in the case of any Term A Lender that is also an Existing Lender, retained) by the Term A Lenders under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) The Term B Advances. Each of the Existing Lenders will, as of the Effective Date, sell and assign to the other Term B Lenders an undivided interest in and to all of its respective rights and obligations under and in respect of the Existing Term B Advances (other than that portion of the Existing Term B Advances that is equal to the amount of such Existing Lender's Term B Commitment on the Effective Date), and each of the other Term B Lenders severally agrees, on the terms and conditions hereinafter set forth, to purchase and assume an undivided interest in that portion of all Existing Term B Advances being so sold and assigned by the Existing Lenders on the Effective Date that is equal to its Term B Commitment on such date. The Existing Term B Advance owing to each of the Term B Lenders on the Effective Date immediately after giving effect to all of the assignments and assumptions described in the immediately preceding sentence shall be deemed to be a Term B Advance made by such Term B Lender to the Borrower hereunder on the Effective Date for all purposes of this Agreement. Amounts purchased and assumed (or, in the case of any Term B Lender that is also an Existing Lender, retained) by the Term B Lenders under this
Section 2.01(b) and repaid or prepaid may not be reborrowed.

                  (c) The Revolving Credit Advances. Each of the Existing Lenders will, as of the Effective Date, sell and assign to the other Revolving Credit Lenders an undivided interest in and to all of its respective rights and obligations under and in respect of the Existing Revolving Credit Advances (other than the portion of the Existing Revolving Credit Advances that is equal to such Existing Lender's Pro Rata Share (based on its Revolving Credit Commitment on the Effective Date) of all Existing Revolving Credit Advances being so sold and assigned by the Existing Lenders on such date), and each of the other Revolving Credit Lenders severally agrees, on the terms and conditions hereinafter set forth, to purchase and assume an undivided interest in its Pro Rata Share (based on its Revolving Credit Commitment on the Effective Date) of all Existing Revolving Credit Advances outstanding on such date. The Existing Revolving Credit Advance owing to each of the Revolving Credit Lenders on the Effective Date immediately after giving effect to all of the assignments and assumptions described in the immediately preceding sentence shall be deemed to be a Revolving Credit Advance made by such Revolving Credit Lender to the Borrower hereunder on the Effective Date for all purposes of this Agreement. Each of the Revolving Credit Lenders severally further agrees, on the terms and conditions hereinafter set forth, to make additional Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date for the Revolving Credit Facility in an amount for each such Revolving Credit Advance not to exceed the Unused Revolving Credit Commitment of such Revolving Credit Lender at such time. Each of the Revolving Credit Borrowings shall be in an aggregate amount of $3,000,000 or an integral multiple of $500,000 in excess thereof (other than a Revolving Credit Borrowing the proceeds of which shall be used solely to repay or prepay in full the Swing Line Advances and the Letter of Credit Advances outstanding at such time) or, if less, the amount of the aggregate Unused Revolving Credit Commitments at the time of such Revolving Credit Borrowing. Each of the Revolving Credit Borrowings shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders in accordance with their respective Pro Rata Shares of the Revolving Credit Facility. Within the limits of the Unused Revolving Credit Commitments of the Revolving Credit Lenders in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

                  (d) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, unless it promptly notifies the Borrower of its reasonable objection to doing so, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date for the Swing Line Facility in an amount (i) for all outstanding Swing Line Advances not to exceed the Swing Line Facility on such Business Day and (ii) for each such Swing Line Advance not to exceed the aggregate Unused Revolving Credit Commitments of the Revolving Credit Lenders on such Business Day. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Advance shall be in an amount of $250,000 or an integral multiple of $50,000 in excess thereof and shall be comprised of a Base Rate Advance. Within the limits of the first sentence of this Section 2.01(d), so long as the Swing Line Bank has not notified the Borrower of its reasonable objection to making Swing Line Advances, the Borrower may borrow under this Section 2.01(d), repay pursuant to Section 2.04(d) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

                  (e) Letters of Credit. The Borrower, the Issuing Bank and each of the Revolving Credit Lenders hereby agree that each of the Existing Letters of Credit shall, on and after the Effective Date, continue as and be deemed for all purposes of this Agreement to be a Letter of Credit issued and outstanding under the terms of this Agreement. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (each a "Letter of Credit") in U.S. dollars for the account of the Borrower from time to time on any Business Day during the period from the Effective Date to ten days prior to the scheduled Termination Date for the Letter of Credit Facility (i) in an aggregate Available Amount for all outstanding Letters of Credit not to exceed the Letter of Credit Facility on such Business Day and (ii) in an Available Amount for each such Letter of Credit not to exceed the aggregate Unused Revolving Credit Commitment of the Revolving Credit Lenders on such Business Day. No Trade Letter of Credit shall have an expiration date later than the earlier of (A) ten days prior to the scheduled Termination Date for the Letter of Credit Facility and (B) 60 days after the date of issuance thereof. No Standby Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary of such Letter of Credit to require renewal) later than the earlier of (1) 30 days prior to the scheduled Termination Date for the Letter of Credit Facility and (2) one year after the date of issuance thereof, but any such Standby Letter of Credit may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Standby Letter of Credit, but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III, unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Standby Letter of Credit but in any event at least ten Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination"); provided that the terms of each of the Standby Letters of Credit that is automatically renewable annually (1) shall require the Issuing Bank to give the beneficiary of such Standby Letter of Credit notice of any Notice of Termination, (2) shall permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date on which such Standby Letter of Credit otherwise would have been automatically renewed and (3) shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date that is later than 30 days prior to the scheduled Termination Date for the Letter of Credit Facility. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, the related Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above in this Section 2.01(e), the Borrower may request the issuance of Letters of Credit under this Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

                  (f) Clean-Down. Notwithstanding any of the provisions of Sections 2.01(c), 2.01(d) and 2.01(e), no Borrowing may be made under Section 2.01(c) or 2.01(d) and no new Letter of Credit may be issued under Section 2.01(e) during any Clean-Down Period unless, in each case, the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding (or to be outstanding) after giving effect to any such Borrowing or any such issuance, as the case may be, shall not exceed $10,000,000.

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or 2.03 or in respect of any Borrowing requested to be made on the Effective Date, in which case notice shall be given on the Effective Date, each Borrowing shall be made on notice, given not later than 1:00 P.M. (Charlotte, North Carolina time) on the third Business Day prior to the date of the proposed Borrowing in the case of any Borrowing comprised of Eurodollar Rate Advances, or on the first Business Day prior to the date of the proposed Borrowing in the case of any Borrowing comprised of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give prompt notice thereof to each of the Appropriate Lenders by telex or telecopier. Each notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, shall be in substantially the form of Exhibit B-1 hereto and duly executed by a Responsible Officer of the Borrower, and shall specify therein: (i) the requested date of such Borrowing (which shall be a Business Day); (ii) the Facility under which such Borrowing is requested to be made; (iii) the Type of Advances requested to comprise such Borrowing; (iv) the requested aggregate principal amount of such Borrowing; and
(v) in the case of a Borrowing comprised of Eurodollar Rate Advances, the requested duration of the initial Interest Period for each such Eurodollar Rate Advance (and, if the requested duration of such initial Interest Period is specified to be nine or twelve months, the desired alternative Interest Period for each such Eurodollar Rate Advance). Each Appropriate Lender shall, before 1:00 P.M. (Charlotte, North Carolina time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's Pro Rata Share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of all Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank and the Issuing Bank, respectively, and by any of the Revolving Credit Lenders and outstanding on the date of such Revolving Credit Borrowing, together with all accrued and unpaid interest thereon to and as of such date, available to the Swing Line Bank or the Issuing Bank, as the case may be, and to each such Revolving Credit Lender for repayment of such outstanding Swing Line Advances and Letter of Credit Advances made thereby.

                  (b) (i) Each Swing Line Borrowing shall be made initially by the Swing Line Bank on notice, given not later than 2:00 P.M. (Charlotte, North Carolina time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, shall be in substantially the form of Exhibit B-2 hereto and duly executed by a Responsible Officer of the Borrower, and shall specify therein: (A) the requested date of such Swing Line Borrowing (which shall be a Business Day); (B) the requested amount of such Swing Line Borrowing; and (C) the requested maturity of such Swing Line Borrowing (which maturity shall be no later than the 30th day after the requested date of such Swing Line Borrowing). Unless the Swing Line Bank promptly notifies the Borrower of its reasonable objection to making such Swing Line Borrowing, the Swing Line Bank will make the amount thereof available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account.

                  (ii) Upon demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent (which shall give prompt notice thereof to each of the Revolving Credit Lenders), each of the Revolving Credit Lenders shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each of the Revolving Credit Lenders, such Revolving Credit Lender's Pro Rata Share of each of the outstanding Swing Line Advances owing to the Swing Line Bank as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account for the account of the Swing Line Bank, in same day funds, an amount equal to its Pro Rata Share of each such outstanding Swing Line Advance. Promptly after receipt of such funds, the Administrative Agent shall transfer such funds to the Swing Line Bank at its Applicable Lending Office. Each of the Revolving Credit Lenders hereby agrees to purchase its Pro Rata Share of each outstanding Swing Line Advance owing to the Swing Line Bank for which a demand for the purchase thereof has been made on (A) the Business Day on which demand therefor is made by the Swing Line Bank so long as notice of such demand is given not later than 1:00 P.M. (Charlotte, North Carolina time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. The Borrower hereby agrees to each such sale and assignment. Upon any such assignment by the Swing Line Bank to any of the Revolving Credit Lenders of a portion of a Swing Line Advance owing to the Swing Line Bank, the Swing Line Bank represents and warrants to such Revolving Credit Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any adverse claim, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, any of the Loan Documents or any of the Loan Parties. If and to the extent that any of the Revolving Credit Lenders shall not have so made its Pro Rata Share of any applicable Swing Line Advance available to the Administrative Agent in accordance with the foregoing provisions of this Section 2.02(b)(ii), such Revolving Credit Lender hereby agrees to pay to the Administrative Agent forthwith on demand the amount of its Pro Rata Share of such Swing Line Advance, together with all accrued and unpaid interest thereon, for each day from the date of demand therefor by the Swing Line Bank until the date on which such amount is paid to the Administrative Agent, at the Federal Funds Rate. If any of the Revolving Credit Lenders shall pay to the Administrative Agent the amount of its Pro Rata Share of any applicable Swing Line Advance for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Revolving Credit Lender on such Business Day for all purposes of this Agreement, and the outstanding principal amount of the applicable Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                  (iii) The Obligation of each of the Revolving Credit Lenders to purchase their respective Pro Rata Shares of each outstanding Swing Line Advance owing to the Swing Line Bank upon demand for the purchase thereof pursuant to clause (ii) of this Section 2.02(b) shall be absolute, unconditional and irrevocable, and shall be made strictly in accordance with the terms thereof under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any of the Loan Documents or any of the other agreements or instruments relating thereto;

                  (B) the existence of any claim, setoff, defense or other right that such Revolving Credit Lender may have at any time against the Swing Line Bank, the Borrower or any other Person, whether in connection with the transactions contemplated by the Loan Documents or any unrelated transaction;

                  (C)      the occurrence and continuance of any Default; or

                  (D) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  (iv) The failure of any of the Revolving Credit Lenders to purchase its Pro Rata Share of any outstanding Swing Line Advance owing to the Swing Line Bank for which a demand for the purchase thereof has been made pursuant to clause (ii) of this Section 2.02(b) shall not relieve any of the other Revolving Credit Lenders of its obligation to purchase its Pro Rata Share of such outstanding Swing Line Advance on the date of demand therefor, but none of the Revolving Credit Lenders shall be responsible for the failure of any of the other Revolving Credit Lenders to purchase its Pro Rata Share of such outstanding Swing Line Advance on the date of demand therefor.

                  (c) Anything in subsection (a) of this Section 2.02 to the contrary notwithstanding, the Borrower may not select Eurodollar Rate Advances for any Borrowing (i) made on the Effective Date (it being understood and agreed that the Existing Advances that are purchased and assumed (or, in the case of any of the Initial Lenders that is also an Existing Lender, retained) by the Appropriate Lenders under each of the Facilities on the Effective Date may continue as (or otherwise be Converted into) Eurodollar Rate Advances on such date), (ii) if the aggregate amount of such Borrowing is less than $3,000,000 or
(iii) if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09(b) or 2.10. In addition, the Term A Advances may not be outstanding as part of more than three separate Term A Borrowings comprised of Eurodollar Rate Advances, the Term B Advances may not be outstanding as part of more than three separate Term B Borrowings comprised of Eurodollar Rate Advances, and the Revolving Credit Advances may not be outstanding as part of more than eight separate Revolving Credit Borrowings comprised of Eurodollar Rate Advances.

                  (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each of the Appropriate Lenders against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in the Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Advance to be made by such Lender as part of such Borrowing when such Eurodollar Rate Advance, as a result of such failure, is not made on such date. A certificate of the Lender requesting compensation pursuant to this Section 2.02(d), submitted to the Borrower by such Lender (with a copy to the Administrative Agent) and specifying therein the amount of such additional compensation (including the basis of calculation thereof), shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's Pro Rata Share of such Borrowing, the Administrative Agent may assume that such Lender has made the amount of such Pro Rata Share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower on such date. If and to the extent that such Lender shall not have so made the amount of such Pro Rata Share available to the Administrative Agent, such Lender and the Borrower severally agree to repay or to pay to the Administrative Agent forthwith on demand such corresponding amount, together with all accrued and unpaid interest thereon, for each day from the date on which such corresponding amount is made available to the Borrower until the date on which such corresponding amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable under Section 2.07 at such time to Advances comprising part of such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such corresponding amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes under this Agreement.

                  (f) The failure of any of the Lenders to make the Advance to be made by it as part of any Borrowing shall not relieve any of the other Lenders of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but none of the Lenders shall be responsible for the failure of any of the other Lenders to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 3:00 P.M. (Charlotte, North Carolina time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit (or such later day as the Issuing Bank in its sole discretion shall agree), by the Borrower to the Issuing Bank, which shall give the Administrative Agent and each of the Revolving Credit Lenders prompt notice thereof by telex or telecopier. Each notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or by telex or telecopier, shall be duly executed by a Responsible Officer of the Borrower, and shall specify therein: (i) the requested date of such issuance (which shall be a Business Day); (ii) the requested type and Available Amount of such Letter of Credit; (iii) the requested expiration date of such Letter of Credit (which shall comply with the requirements of Section 2.01(e)); (iv) the name and address of the proposed beneficiary of such Letter of Credit; and (v) the proposed form of such Letter of Credit, and shall be accompanied by such application and agreement for letters of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in
Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. If and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish to the Administrative Agent and each of the Revolving Credit Lenders on the first Business Day of each calendar quarter a written report setting forth (i) the issuance and expiration dates of all Letters of Credit issued during the immediately preceding calendar quarter and the drawings under all Letters of Credit outstanding during such immediately preceding calendar quarter and (ii) the average daily aggregate Available Amount of all Letters of Credit outstanding during the immediately preceding calendar quarter.

                  (c) Drawing and Reimbursement. (i) The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each of the Revolving Credit Lenders shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each of the Revolving Credit Lenders, such Revolving Credit Lender's Pro Rata Share of each of the outstanding Letter of Credit Advances owing to the Issuing Bank as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, at the Administrative Agent's Account, in same day funds, an amount equal to its Pro Rata Share of each such outstanding Letter of Credit Advance. Promptly after receipt of such funds, the Administrative Agent shall transfer such funds to the Issuing Bank at its Applicable Lending Office. Each of the Revolving Credit Lenders hereby agrees to purchase its Pro Rata Share of each outstanding Letter of Credit Advance owing to the Issuing Bank for which a demand for the purchase thereof has been made on (A) the Business Day on which demand therefor is made by the Issuing Bank so long as notice of such demand is given not later than 1:00 P.M. (Charlotte, North Carolina time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. The Borrower hereby agrees to each such sale and assignment. Upon any such assignment by the Issuing Bank to any of the Revolving Credit Lenders of a portion of a Letter of Credit Advance owing to the Issuing Bank, the Issuing Bank represents and warrants to such Revolving Credit Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any adverse claim, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, any of the Loan Documents or any of the Loan Parties. If and to the extent that any of the Revolving Credit Lenders shall not have so made its Pro Rata Share of any applicable Letter of Credit Advance available to the Administrative Agent in accordance with the foregoing provisions of this Section 2.03(c)(i), such Revolving Credit Lender hereby agrees to pay to the Administrative Agent forthwith on demand the amount of its Pro Rata Share of such Letter of Credit Advance, together with all accrued and unpaid interest thereon, for each day from the date of demand therefor by the Issuing Bank until the date on which such amount is paid to the Administrative Agent, at the Federal Funds Rate. If any of the Revolving Credit Lenders shall pay to the Administrative Agent the amount of its Pro Rata Share of any applicable Letter of Credit Advance for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Revolving Credit Lender on such Business Day for all purposes of this Agreement, and the outstanding principal amount of the applicable Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (ii) The Obligation of each of the Revolving Credit Lenders to purchase their respective Pro Rata Shares of each outstanding Letter of Credit Advance owing to the Issuing Bank upon demand for the purchase thereof pursuant to clause (i) of this Section 2.03(c) shall be absolute, unconditional and irrevocable, and shall be made strictly in accordance with the terms thereof under all circumstances, including, without limitation, the following circumstances:

          (A) any lack of validity or enforceability of any of the Loan Documents, any of the Letter of Credit Agreements, any of the Letters of Credit or any of the other agreements or instruments relating thereto (collectively, the "L/C Related Documents");

          (B) the existence of any claim, setoff, defense or other right that such Revolving Credit Lender may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Borrower or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (C) the occurrence and continuance of any Default; or

          (D) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     (d) Failure to Make Letter of Credit Advances. The failure of any of the Revolving Credit Lenders to purchase its Pro Rata Share of any outstanding Letter of Credit Advance owing to the Issuing Bank for which a demand for the purchase thereof has been made pursuant to Section 2.03(c)(i) shall not relieve any of the other Revolving Credit Lenders of its obligation to purchase its Pro Rata Share of such outstanding Letter of Credit Advance on the date of demand therefor, but none of the Revolving Credit Lenders shall be responsible for the failure of any of the other Revolving Credit Lenders to purchase its Pro Rata Share of such outstanding Letter of Credit Advance on the date of demand therefor.

     SECTION 2.04. Repayment of Advances. (a) Term A Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders the aggregate principal amount of all Term A Advances outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

     Date                              Amount
     ----                              ------
     June 30, 1999                     $2,500,000
     September 30, 1999                 2,500,000
     December 31, 1999                  2,500,000
     March 31, 2000                     2,500,000

     June 30, 2000                      2,500,000
     September 30, 2000                 2,500,000
     December 31, 2000                  2,500,000
     March 31, 2001                     2,500,000

     June 30, 2001                      2,500,000
     September 30, 2001                 2,500,000
     December 31, 2001                  2,500,000


                                      -52-


     Date                              Amount
     ----                              ------
     March 31, 2002                     2,500,000

     June 30, 2002                      2,500,000
     September 30, 2002                $2,500,000
     December 31, 2002                  2,500,000
     March 31, 2003                     2,500,000

     June 30, 2003                      4,375,000
     September 30, 2003                 4,375,000
     December 31, 2003                  4,375,000
     March 31, 2004                     4,375,000

     June 30, 2004                      4,375,000
     September 30, 2004                 4,375,000
     December 31, 2004                  4,375,000
     January 20, 2005                   4,375,000

provided, however, that the final principal repayment installment of the Term A Advances shall be repaid on the Termination Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Advances outstanding on such date.

                  (b) Term B Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate principal amount of all Term B Advances outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05):

     Date                               Amount
     ----                               ------
     June 30, 1999                      $375,000
     September 30, 1999                  375,000
     December 31, 1999                   375,000
     March 31, 2000                      375,000

     June 30, 2000                       375,000
     September 30, 2000                  375,000
     December 31, 2000                   375,000
     March 31, 2001                      375,000

     June 30, 2001                       375,000
     September 30, 2001                  375,000
     December 31, 2001                   375,000
     March 31, 2002                      375,000

     June 30, 2002                       375,000

     Date                                Amount
     ----                                ------
     September 30, 2002                      375,000
     December 31, 2002                       375,000
     March 31, 2003                          375,000

     June 30, 2003                       $   375,000
     September 30, 2003                      375,000
     December 31, 2003                       375,000
     March 31, 2004                          375,000

     June 30, 2004                           375,000
     September 30, 2004                      375,000
     December 31, 2004                       375,000
     March 31, 2005                          375,000

     June 30, 2005                        35,250,000
     September 30, 2005                   35,250,000
     December 31, 2005                    35,250,000
     January 20, 2006                     35,250,000

provided, however, that the final principal repayment installment of the Term B Advances shall be repaid on the Termination Date for the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term B Advances outstanding on such date.

                  (c) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Advances outstanding on such date.

                  (d) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and, if applicable, each of the Revolving Credit Lenders on the earlier of (i) the maturity date for each Swing Line Advance as specified in the related Notice of Swing Line Borrowing (which maturity shall be no later than the 30th day after the date on which such Swing Line Borrowing was initially made by the Swing Line Bank) and
(ii) the Termination Date for the Swing Line Facility the principal amount of each such Swing Line Advance made by the Swing Line Bank and each such Revolving Credit Lender and outstanding on such date.

                  (e) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and, if applicable, each of the Revolving Credit Lenders on the earlier of (A) the date of demand therefor and (B) the Termination Date for the Letter of Credit Facility the principal amount of each such Letter of Credit Advance made by the Issuing Bank and each such Revolving Credit Lender and outstanding on such date.

                  (ii) The Obligations of the Borrower under this Agreement, any of the Letter of Credit Agreements and any of the other agreements or instruments relating to any Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances (subject to the rights afforded to the Borrower under Section 8.08), including, without limitation, the following circumstances:

          (A) any lack of validity or enforceability of any of the L/C Related Documents;

          (B) any change in the time, manner or place of payment of, or in any of the other terms of, all or any of the Obligations of the Borrower in respect of any of the L/C Related Documents or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (C) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, unless such draft is substantially different from the applicable form specified by such Letters of Credit;

          (F) any exchange, release or nonperfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Subsidiaries Guarantee or any other guarantee, for all or any of the Obligations of the Borrower under or in respect of the L/C Related Documents; or

          (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

     SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least one Business Day's notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Letter of Credit Facility or the Unused Revolving Credit Commitments; provided that each partial reduction of a Facility shall be in an aggregate amount of $3,000,000 or an integral multiple of $500,000 in excess thereof or, if less, the aggregate amount of such Facility.

     (b) Mandatory. (i) The Term A Facility shall be automatically and permanently reduced on each date on which the Term A Advances outstanding thereunder are repaid or prepaid by an amount equal to the amount, if any, by which (A) the Term A Facility immediately prior to such reduction exceeds (B) the aggregate principal amount of all Term A Advances outstanding on such date (after giving effect to such repayment or prepayment).

                  (ii) The Term B Facility shall be automatically and permanently reduced on each date on which the Term B Advances outstanding thereunder are repaid or prepaid by an amount equal to the amount, if any, by which (A) the Term B Facility immediately prior to such reduction exceeds (B) the aggregate principal amount of all Term B Advances outstanding on such date (after giving effect to such repayment or prepayment).

                  (iii) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which the prepayment of Revolving Credit Advances outstanding thereunder is required to be made pursuant to Section 2.06(b)(i), 2.06(b)(ii) or 2.06(b)(vii) by an amount equal to the applicable Reduction Amount.

                  (iv) The Swing Line Facility shall be automatically and permanently reduced on the date of each reduction in the Revolving Credit Facility by an amount equal to the amount, if any, by which (A) the Swing Line Facility on such date exceeds (B) the Revolving Credit Facility on such date (after giving effect to such reduction of the Revolving Credit Facility on such date).

                  (v) The Letter of Credit Facility shall be automatically and permanently reduced on the date of each reduction in the Revolving Credit Facility by an amount equal to the amount, if any, by which (A) the Letter of Credit Facility on such date exceeds (B) the Revolving Credit Facility on such date (after giving effect to such reduction of the Revolving Credit Facility).

                  (c) Application of Commitment Reductions. Upon each reduction of a Facility pursuant to this Section 2.05, the Commitment of each of the Appropriate Lenders under such Facility shall be reduced by such Lender's Pro Rata Share of the amount by which such Facility is reduced.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the aggregate principal amount of the Advances comprising part of the same Borrowing and outstanding on such date, in whole or ratably in part; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $3,000,000 or an integral multiple of $500,000 in excess thereof and (ii) in the case of any such prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing in respect of such Eurodollar Rate Advance pursuant to Section 8.04(c). Each prepayment of Term Advances pursuant to this Section 2.06(a) shall be applied ratably to the Term Facilities and, in the case of each of the Term Facilities, first, to the next two succeeding principal repayment installments thereof in direct order of maturity until such principal repayment installments are repaid in full and second, to the remaining principal repayment installments thereof in on a pro rata basis.

                  (b) Mandatory. (i) The Borrower shall, on the fifth day following each date on which the Borrower delivers the Required Financial Information for any Fiscal Year (but in any event within 95 days after the end of each Fiscal Year), commencing with the Required Financial Information for the Fiscal Year ending December 31, 1999, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings (and, if applicable, deposit an amount in the L/C Cash Collateral Account) in an amount equal to 50% of the amount of Excess Cash Flow for such Fiscal Year. Each prepayment of Advances and deposit into the L/C Cash Collateral Account pursuant to this Section 2.06(b)(i) shall be applied, first, ratably to the Term Facilities and, in the case of each of the Term Facilities, to the principal repayment installments thereof on a pro rata basis until all Term Advances are paid in full and, thereafter, to the Revolving Credit Facility in the manner set forth in clause (vi) of this Section 2.06(b).

                  (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from:

                  (A) the sale, lease, transfer or other disposition of any property or assets of the Borrower or any of its Subsidiaries (other than any property or assets expressly permitted to be sold, leased, transferred or disposed of under clause (i), (ii) or (iii) of Section 5.02(d) and, except to the extent such prepayment is required thereunder, under subclauses (iv) and (v) of Section 5.02(d));

                  (B) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to subclause (i)(B),
         (ii)(A), (ii)(C) or (ii)(H) of Section 5.02(b));

                  (C) the issuance or sale by the Borrower or any of its Subsidiaries of any Equity Interests therein (other than any Permitted Affiliate Investment or any Equity Interests expressly permitted to be issued and sold pursuant to clause (i), (ii), (vi), (ix) or (x) of
         Section 5.02(f));

                  (D) the acceptance of any capital contributions by the Borrower or any of its Subsidiaries (other than any Permitted Affiliate Investment or clause (viii)(B) of Section 5.02(f)); and

                  (E) any Extraordinary Receipts received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in subclause (ii)(A), (ii)(B), (ii)(C) or (ii)(D) of this Section 2.06(b), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings (and, if applicable, deposit an amount in the L/C Cash Collateral Account) in an amount equal to 50% of the amount of such Net Cash Proceeds, in the case of subclauses (ii)(C) and (ii)(D) of this Section 2.06(b), and 100% of the amount of such Net Cash Proceeds, in all other cases under this Section 2.06(b); provided, however, that, notwithstanding the foregoing provisions of this Section 2.06(b)(ii), the Borrower shall not be required to prepay any outstanding Advances or to cash collateralize any outstanding Letters of Credit pursuant to this Section 2.06(b)(ii) with any of the Net Cash Proceeds received by the Borrower from post-closing purchase price adjustments made pursuant to
Section 2.1 of the Recapitalization Agreement. Each prepayment of Advances and deposit into the L/C Cash Collateral Account pursuant to this Section 2.06(b)(ii) shall be applied, first, ratably to the Term Facilities and, in the case of each of the Term Facilities, to the principal repayment installments thereof on a pro rata basis until all Term Advances are paid in full and, thereafter, to the Revolving Credit Facility in the manner set forth in clause
(vi) of this Section 2.06(b).

                  (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances (and, if applicable, shall deposit an amount into the L/C Cash Collateral Account) in an amount equal to the amount, if any, by which (A) the sum of (1) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding on such Business Day and (2) the aggregate Available Amount of all Letters of Credit outstanding on such

Business Day exceeds (B) the Revolving Credit Facility on such Business Day (after giving effect to any permanent reduction thereof pursuant to Section 2.05 on such Business Day).

                  (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit into the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account on such Business Day to equal the amount, if any, by which (A) the aggregate Available Amount of all Letters of Credit outstanding on such Business Day exceeds (B) the Letter of Credit Facility on such Business Day (after giving effect to any permanent reduction thereof pursuant to Section 2.05 on such Business Day).

                  (v) The Borrower shall, on the first Business Day of each Clean-Down Period, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Swing Line Advances and the Letter of Credit Advances outstanding on such Business Day in an amount equal to the amount by which (A) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances outstanding on such Business Day exceeds (B) $10,000,000.

                  (vi) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii), (iii), (v) or (vii) of this Section 2.06(b), first, shall be applied to prepay Letter of Credit Advances owing to the Issuing Bank and outstanding at such time until all such Letter of Credit Advances are paid in full, second, shall be applied to prepay Swing Line Advances owing to the Swing Line Bank and outstanding at such time until all such Swing Line Advances are paid in full, third, shall be applied to prepay Letter of Credit Advances and Swing Line Advances owing to the Revolving Credit Lenders and outstanding at such time until all such Letter of Credit Advances and Swing Line Advances are paid in full, fourth, shall be applied to prepay Revolving Credit Advances comprising part of the same Borrowings and outstanding at such time until all Revolving Credit Advances are paid in full and, fifth, shall be deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of all Letters of Credit outstanding at such time; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause
(i), (ii) or (vii) of this Section 2.06(b), the amount remaining, if any, after the prepayment in full of all Advances outstanding at such time and the 100% cash collateralization of the aggregate Available Amount of all Letters of Credit outstanding at such time (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being, collectively, the "Reduction Amount") may be retained by the Borrower for use by the Borrower and its Subsidiaries in the ordinary course of their business, and the Revolving Credit Facility shall be automatically and permanently reduced as set forth in
Section 2.05(b)(iii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied (without any further action by or notice to or from the Borrower or any of the other Loan Parties) to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.

                  (vii) Notwithstanding any of the other provisions of this
Section 2.06, (A) if, following the occurrence of any "Asset Sale" (as defined in the applicable Senior Subordinated Notes Documents), the Borrower is required to commit by a particular date (a "Commitment Date") to apply or to cause any of its Subsidiaries to apply an amount equal to any of the "Asset Sale Proceeds" (as defined in the applicable Senior Subordinated Notes Documents) thereof in a particular manner, or to apply or to cause any of its Subsidiaries to apply by a particular date (an "Application Date") an amount equal to any such "Asset Sale Proceeds" in a particular manner, in either case in order to excuse the Borrower from being required to make an offer to redeem or to repurchase all or a portion of the Senior Subordinated Notes as a result of such "Asset Sale", and the Borrower shall have failed to so commit or to so apply, or to have caused any of its Subsidiaries to so commit or to so apply, an amount equal to such "Asset Sale Proceeds" at least 30 days prior to the Commitment Date or the Application Date, as the case may be, or (B) if the Borrower at any other time shall have failed to apply or to commit, or to have caused any of its Subsidiaries to apply or to commit, an amount equal to any such "Asset Sale Proceeds" and within 30 days thereafter (assuming no further application or commitment of an amount equal to such "Asset Sale Proceeds"), the Borrower would otherwise be required to make an offer to redeem or to repurchase all or a portion of the Senior Subordinated Notes as a result of such "Asset Sale", then, in either such case, the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to 100% of such "Asset Sale Proceeds" to be applied to the prepayment of Advances outstanding at such time and, if applicable, to cash collateralization of Letters of Credit outstanding at such time, in each case, in the manner set forth in clause (ii) of this Section 2.06(b) in such amounts as are required to excuse the Borrower from making any such offer of redemption or repurchase.

                  (viii) Notwithstanding any of the other provisions of clause
(ii) of this Section 2.06(b), so long as no Default under Section 6.01(a) or 6.01(f) or Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Advances is required to be made under clause (i) or (ii) of this Section 2.06(b) other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, direct the Administrative Agent to deposit (and, if so directed, the Administrative Agent shall deposit) the amount of any such prepayment otherwise required to be made hereunder into the Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any of the other Loan Parties) to apply such amount to the prepayment of such Advances in accordance with the applicable provisions of this Section 2.06(b); provided, however, that all such Eurodollar Rate Advances shall continue to bear interest as set forth in Section 2.07 until the last day of the applicable Interest Period therefor.

                  (ix) Any of the Term B Lenders, at its option, may elect not to accept any prepayment of the outstanding Term B Advances owing to it pursuant to clause (i), (ii) or (vii) of this Section 2.06(b) so long as a corresponding amount of Term A Advances remains outstanding at the time of such election, in which event the provisions set forth in the next three succeeding sentences of this Section 2.06(b)(ix) shall apply. Promptly upon receipt by the Administrative Agent of the amount of any Excess Cash Flow pursuant to clause
(i) of this Section 2.06(b) or the amount of any Net Cash Proceeds pursuant to clause (ii) or (vii) of Section 2.06(b), the Administrative Agent shall, so long as (and to the extent that) a corresponding amount of aggregate Term A Advances are outstanding on the date of such receipt, deposit the amount of such Excess Cash Flow or such Net Cash Proceeds, as the case may be, applicable to the prepayment of outstanding Term B Advances into the Cash Collateral Account pending application of such amount on the related Mandatory Prepayment Date, and promptly after the date of such receipt, the Administrative Agent shall give written notice to each of the Term B Lenders of (A) the amount of Excess Cash Flow or Net Cash Proceeds, as the case may be, so prepaid that, pursuant to the applicable terms of this Section 2.06(b), is applicable to the prepayment of outstanding Term B Advances (the "Mandatory Prepayment Amount") and (B) the date on which the related prepayment of outstanding Term B Advances shall be made (the "Mandatory Prepayment Date"), which date shall be no later than five Business Days after the date of receipt of the related amount of Excess Cash Flow or Net Cash Proceeds, as the case may be. Any Term B Lender that wishes to decline its Pro Rata Share of such Mandatory Prepayment Amount on the related Mandatory Prepayment Date (each a "Declining Term B Lender") shall give written notice thereof to the Administrative Agent not later than 1:00 P.M. (Charlotte, North Carolina time) at least two Business Days prior to the related Mandatory Prepayment Date. The Administrative Agent shall, not later than 1:00 P.M. (New York City time) on the related Mandatory Prepayment Date, (1) withdraw from the Cash Collateral Account an amount equal to the aggregate amount so declined by all of the Declining Term B Lenders (the

"Declined Prepayment Amount") and apply such amount to the prepayment of the Term A Advances outstanding on such Mandatory Prepayment Date, such prepayment to be applied to the principal repayment installments thereof on a pro rata basis, and (2) withdraw from the Cash Collateral Account an amount equal to the difference between (x) the Mandatory Prepayment Amount and (y) the Declined Prepayment Amount and apply such amount to the prepayment of the Term B Advances owing to the Term B Lenders other than the Declining Term B Lenders and outstanding on such Mandatory Prepayment Date, such prepayment to be applied to the principal repayment installments owing to each such Term B Lender on a pro rata basis.

                  (c) Prepayments to Include Accrued Interest, Etc. (i) All prepayments under this Section 2.06 shall be made together with (A) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (B) in the case of any such prepayment of a Eurodollar Rate Advance on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Advance pursuant to 8.04(c).

                  (ii) Prepayments of Advances outstanding under any Facility pursuant to this Section 2.06 shall be applied to Base Rate Advances comprising part of the same Borrowings under such Facility and outstanding at such time and/or to Eurodollar Rate Advances comprising part of the same Borrowings under such Facility and outstanding at such time which have an Interest Period then in effect for which the last day is the same as the date of such prepayment before any such prepayment shall be applied to any other Eurodollar Rate Advances comprising part of the same Borrowings under such Facility and outstanding at such time.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each of the Lender Parties from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time and (B) the Applicable Margin for such Base Rate Advance in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Advance for such Interest Period and (B) the Applicable Margin for such Eurodollar Rate Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f) or an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each of the Lender Parties, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or (ii) of
Section 2.07(a), as applicable, and (ii) to the fullest extent permitted by applicable law, the amount of any interest, fees or other amounts payable under this Agreement or any of the other Loan Documents to any of the Agents or any of the Lender Parties that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or (ii) of
Section 2.07(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.07(a).

                  (c) Notice of Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a) or a Notice of Conversion pursuant to Section 2.09(a), the Administrative Agent shall give notice to the Borrower and each of the Appropriate Lenders of the applicable interest rate determined by the Administrative Agent for purposes of clause (i) or (ii) of
Section 2.07(a), as applicable.

                  SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a fee (the "Commitment Fee"), from the Closing Date in the case of each of the Existing Lenders, from the Effective Date in the case of each of the appropriate Initial Lenders (other than the Existing Lenders) and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each of the other Revolving Credit Lenders until, in each case, the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 1999, and on the Termination Date, at the Applicable Percentage in effect from time to time on the sum of (i) the average daily Unused Revolving Credit Commitment of each of the Revolving Credit Lenders during such quarter and (ii) each such Revolving Credit Lender's Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; provided, however, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Revolving Credit Lender shall be a Defaulting Lender.

                  (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each of the Revolving Credit Lenders a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 1999, on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Revolving Credit Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time during such quarter at the rate per annum equal to the Applicable Margin in effect at such time for Eurodollar Rate Advances under the Revolving Credit Facility.

                  (ii) The Borrower shall pay to the Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit in an amount equal to 0.25% of the Available Amount of such Letter of Credit, payable on the date of issuance of such Letter of Credit, and (B) such other commissions, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall from time to time agree.

                  (c) Agent's Fees. The Borrower shall pay to the Administrative Agent for its account and, if applicable, the account of the other Agents such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (Charlotte, North

Carolina time) on the third Business Day prior to the date of the proposed Conversion in the case of a Conversion of Base Rate Advances into Eurodollar Rate Advances or of Eurodollar Rate Advances of one Interest Period into Eurodollar Rate Advances of another Interest Period, or 1:00 P.M. (Charlotte, North Carolina time) on the first Business Day prior to the date of the proposed Conversion in the case of a Conversion of Eurodollar Rate Advances into Base Rate Advances, and subject to the provisions of subsection (b) of this Section
2.09 and Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that:

                  (i) any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances;

                  (ii) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be made only if no Default under Section 6.01(a) or 6.01(f) or Event of Default shall have occurred and be continuing and shall be in an amount not less than the minimum amount specified in
         Section 2.02(c);

                  (iii) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c); and

                  (iv) each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made among the Appropriate Lenders in accordance with their respective Pro Rata Shares of such Facility.

Each notice of a Conversion (a "Notice of Conversion") shall be delivered by telephone, confirmed immediately in writing, or by telex or telecopier, shall be in substantially the form of Exhibit B-3 hereto and duly executed by a Responsible Officer of the Borrower, and shall, within the restrictions set forth in the immediately preceding sentence, specify therein:

              (A) the requested date of such Conversion (which shall be a Business Day);

              (B) the Advances requested to be Converted; and

              (C) if such Conversion is into Eurodollar Rate Advances, the requested duration of the Interest Period for such Eurodollar Rate Advances (and, if the requested duration of such Interest Period is specified to be nine or twelve months, the desired alternative Interest Period for such Eurodollar Rate Advances).

The Administrative Agent shall give each of the Appropriate Lenders prompt notice of each Notice of Conversion received by it, by telex or telecopier. Each Notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" set forth in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (ii) Upon the occurrence and during the continuance of any Default under Section 6.01(a) or 6.01(f) or any Event of Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change (other than any change by way of the imposition of or increase in reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation or application of any Requirement of Law after the date of this Agreement or (ii) the compliance with any directive, guideline or request from any central bank or other Governmental Authority or any change therein or in the interpretation, application, implementation, administration or enforcement thereof, that, in any case under this clause (ii), becomes effective or is issued or made after the date of this Agreement (whether or not having the force of law), there shall be any increase in the cost to any of the Lender Parties of agreeing to make or making, agreeing to participate in or participating in, agreeing to renew or renewing or funding or maintaining any Advances of either Type, or of agreeing to issue or of issuing, maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Swing Line Advances or Letter of Credit Advances, or any reduction in the amount owing to any of the Lender Parties or their respective Applicable Lending Offices under this Agreement in respect of any Advances of either Type or any Letters of Credit (excluding, for purposes of this Section 2.10, any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States of America or the jurisdiction under the laws of which such Lender Party is organized or has either of its Applicable Lending Offices or any political subdivision thereof), then the Borrower hereby agrees to pay, from time to time upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate or to reimburse such Lender Party for all such increased costs or reduced amounts. Each of the Lender Parties shall, as promptly as practicable after such Lender Party obtains knowledge of such circumstances and the determination of such Lender Party to request additional compensation from the Borrower pursuant to this Section 2.10(a), provide notice to the Administrative Agent and the Borrower of the circumstances entitling such Lender Party to such additional compensation and the amount of such additional compensation (including the basis of calculation thereof), which notice shall be conclusive and binding for all purposes, absent manifest error; provided, however, that none of the Lender Parties shall be entitled to additional compensation under this Section 2.10(a) for any such cost incurred or reduced amount suffered from and after the date that is 180 days prior to the date such Lender Party first delivers such notice to the Borrower. In determining any such additional compensation, such Lender Party may use reasonable averaging and attribution methods. If any of the Lenders requests additional compensation from the Borrower under this Section 2.10(a) in respect of its making, participating in or renewing Eurodollar Rate Advances, the Borrower may, upon notice to such Lender (with a copy of such notice to the Administrative Agent), suspend the obligation of such Lender to make, participate in and/or renew Eurodollar Rate Advances until the circumstances giving rise to such request no longer exist and, during such time, all Eurodollar Rate Advances that would otherwise be made by such Lender as part of any Borrowing shall be made instead as Base Rate Advances and all payments of principal of and interest on such Base Rate Advances shall, notwithstanding the provisions of Section 2.07, be made at the same time as payments on the Eurodollar Rate Advances otherwise comprising part of such Borrowing.

                  (b) If any of the Lender Parties determines that compliance with any Requirements of Law or any directive, guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), or any change therein or in the interpretation, application, implementation, administration or enforcement thereof, that is enacted or becomes effective, or is implemented or is first required or expected to be complied with, after the date of this Agreement, affects the amount of capital required or expected to be maintained by such Lender Party (or either of the Applicable Lending Offices of such Lender Party) or by any Person controlling such Lender Party and that the amount of such capital is increased by or is based upon the existence of the commitment of such Lender Party to lend hereunder or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then the Borrower hereby agrees to pay, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party or such Person in light of such circumstances, to the extent that such Lender Party or such Person reasonably determines such increase in capital to be allocable to the existence of the commitment of such Lender Party to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. Each of the Lender Parties shall, as promptly as practicable after such Lender Party obtains knowledge of such circumstances and the determination of such Lender Party to request additional compensation from the Borrower pursuant to this
Section 2.10(b), provide notice to the Administrative Agent and the Borrower of the circumstances entitling such Lender Party to such additional compensation and the amount of such additional compensation (including the basis of calculation thereof), which notice shall be conclusive and binding for all purposes, absent manifest error; provided, however, that none of the Lender Parties shall be entitled to additional compensation under this Section 2.10(b) for any such increases in capital required from and after the date that is 180 days prior to the date such Lender Party first delivers such notice to the Borrower. In determining any such additional compensation, such Lender Party may use reasonable averaging and attribution methods.

                  (c) If, with respect to any Eurodollar Rate Advances under either of the Term Facilities or the Revolving Credit Facility, Lenders owed or holding not less than a majority in interest of the aggregate principal amount of all Advances outstanding under such Facility at any time notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, participating in or renewing, or funding or maintaining, their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower (promptly following notice thereof from the Appropriate Lenders) that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any of the other provisions of this Agreement, if the introduction of or any change in or in the interpretation of any Requirements of Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, upon notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance of such Lender will automatically, on the last day of the then existing Interest Period therefor, if permitted by applicable law, or otherwise upon demand, Convert into a Base Rate Advance and (ii) the obligation of such Lender to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower (promptly following notice thereof from such Lender) that such Lender has determined that the circumstances causing such suspension no longer exist. If the obligation of a Lender to make Eurodollar Rate Advances is suspended pursuant to this Section 2.10(d), then, until the circumstances that gave rise to such suspension no longer apply to such Lender, all Eurodollar Rate Advances that would otherwise be made by such Lender as part of any Borrowing shall be made instead as Base Rate Advances and all payments of principal of and interest on such Base Rate Advances shall, notwithstanding the provisions of Section 2.07, be made at the same time as payments on the Eurodollar Rate Advances otherwise comprising part of such Borrowing.

                  (e) Each of the Lender Parties hereby agrees that, upon the occurrence of any circumstances entitling such Lender Party to additional compensation or to cease making, participating in or renewing, or funding or maintaining, Advances under any of the foregoing provisions of this Section 2.10, such Lender Party shall use reasonable efforts (consistent with its internal policy and with legal and regulatory restrictions) to designate a different Applicable Lending Office for any Advances affected by such circumstances if the making of such designation, in the case of subsection (a) or (b) of this Section 2.10, would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue or, in the case of subsection (c) or (d) of this Section 2.10, would allow such Lender Party to continue to perform its obligations to make, to participate in or renew, or to fund or maintain, Advances and, in any such case, would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  (f) If (i) any of the Lenders entitled to additional compensation under any of the foregoing provisions of this Section 2.10 shall fail to designate a different Eurodollar Lending Office as provided in subsection (e) of this Section 2.10 or if the circumstances entitling any of the Lender Parties to additional compensation under subsection (a) or (b) of this
Section 2.10 shall continue to be in effect notwithstanding such designation or since subsection (e) of this Section 2.10 is inapplicable or (ii) the inadequacy or illegality contemplated under subsection (c) or (d) of this Section 2.10, respectively, shall continue with respect to any of the Lenders notwithstanding such designation, then, so long as no Default shall have occurred and be continuing and subject to the other terms of Section 8.07(a), the Borrower may cause such Lender Party to (and, if the Borrower so demands, such Lender Party shall) assign all of its rights and obligations under this Agreement to one or more other Persons in accordance with Section 8.07(a); provided that if, upon such demand by the Borrower, such Lender Party elects to waive its request for additional compensation pursuant to subsection (a) or (b) of this Section 2.10, the demand by the Borrower for such Lender Party to so assign all of its rights and obligations under this Agreement shall thereupon be deemed withdrawn. Nothing in subsection (e) of this Section 2.10 or this Section 2.10(f) shall affect or postpone any of the rights of any of the Lender Parties or any of the Obligations of the Borrower under any of the foregoing provisions of this
Section 2.10 in any manner.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or setoff (except as otherwise provided in Section 2.14), not later than 1:00 P.M. (Charlotte, North Carolina time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments received by the Administrative Agent after 1:00 P.M. Noon (Charlotte, North Carolina time) on any such day being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, Commitment Fees or any of the other Obligations then due and payable hereunder and under the Notes to more than one of the Lender Parties, to such Lender Parties for the accounts of their respective Applicable Lending Offices in accordance with their respective Pro Rata Shares of the amounts of such Obligations due and payable to such Lender Parties at such time and (ii) if such payment by the Borrower is in respect of any of the Obligations then due and payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(g), from and after the effective date of such Assignment and Acceptance the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on clause (a) of the definition of "Base Rate" set forth in Section 1.01 shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and all computations of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or Letter of Credit commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or Commitment Fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any of the Lender Parties hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount due such Lender Party on such date. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party, together with all accrued and unpaid interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (e) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Secured Parties under and in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Secured Parties in the following order of priority:

                  (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under and in respect of this Agreement and the other Loan Documents on such date, ratably in the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

                  (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Swing Line Bank and the Issuing Bank (solely in their respective capacities as Swing Line Bank and Issuing Bank) under and in respect of this Agreement and the other Loan Documents on such date, ratably in the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Swing Line Bank and the Issuing Bank on such day;

                  (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lender Parties under Section 8.04 hereof, Section 12 of the Subsidiaries Guarantee, Section 25 of the Security Agreement and similar provisions of the other Loan Documents on such date, ratably in accordance with the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lender Parties on such date;

                  (iv) fourth, to the payment of all of the amounts that are due and payable to the Agents and the Lender Parties under Sections 2.10 and 2.12 hereof and Section 5 of the Subsidiaries Guarantee on such date, ratably in accordance with the respective aggregate amounts thereof owing to the Agents and the Lender Parties on such date;

                  (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a) on such date, ratably in accordance with the respective aggregate Commitments of the Lenders under the applicable Facilities on such date;

                  (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under and in respect of this Agreement and the other Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably in accordance with the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                  (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably in accordance with the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                  (viii) eighth, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Administrative Agent and the Lender Parties on such date, ratably in accordance with the respective aggregate amounts of all such principal owing to the Administrative Agent and the Lender Parties on such date; and

                  (ix) ninth, to the payment of all other Obligations of the Secured Parties owing under and in respect of this Agreement and the other Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably in accordance with the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lender Parties in accordance with such Lender Party's Pro Rata Share of the sum of (A) the aggregate principal amount of all Advances outstanding at such time and (B) the aggregate Available Amount of all Letters of Credit outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender Party and, in the case of the Term Facilities, for application to such principal repayment installments as the Administrative Agent shall direct.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrower shall be made, in accordance with Section 2.11 (or the applicable provisions of the other Loan Documents), free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each of the Lender Parties and each of the Agents, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof, and, in the case of each of the Lender Parties, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of either of its Applicable Lending Offices or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges and liabilities in respect of payments under or in respect of the Loan Documents being, collectively, "Taxes"). If the Borrower shall be required under any applicable Requirements of Law to deduct any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to any of the Lender Parties or any of the Agents, (i) the sum payable by the Borrower shall be increased as may be necessary so that, after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12), such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with the applicable Requirements of Law.

                  (b) In addition, the Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any of the other Loan Documents or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any of the Loan Documents (collectively, "Other Taxes").

                  (c) The Borrower hereby agrees to indemnify each of the Lender Parties and each of the Agents for, and hold each of them harmless against, the full amount of Taxes and Other Taxes, and the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent, as the case may be, and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by the Borrower provided for in this Section 2.12(c) shall apply and be made whether or not the Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted; provided, however, that such Lender Party or such Agent seeking such indemnification shall take all reasonable actions (consistent with its internal policy and legal and regulatory restrictions) requested by the Borrower to assist the Borrower in recovering the amounts paid thereby pursuant to this Section 2.12(c) from the relevant taxation authority or other Governmental Authority. Amounts payable by the Borrower under the indemnity set forth in this Section 2.12(c) shall be paid within 30 days from the date on which the applicable Lender Party or Agent, as the case may be, makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes by or on behalf of the Borrower, the Borrower (or the Person making such payment on behalf of the Borrower) shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment under or in respect of this Agreement or any of the other Loan Documents by or on behalf of the Borrower through an account or branch outside the United States, or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at its address referred to in Section 8.02, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this Section 2.12(d) and subsection (e) of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

                  (e) Each of the Lender Parties organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each of the Initial Lenders, the Swing Line Bank and the Initial Issuing Bank, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each of the other Lender Parties, and from time to time thereafter as reasonably requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Borrower and the Administrative Agent with two original Internal Revenue Service forms 1001 or 4224 or, in the case of any of the Lender Parties that is claiming exemption from United States withholding tax under
Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", form W-8 (and, if such Lender Party delivers a form W-8, a certificate representing that such Lender Party is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate), or any successor form, certificate or statement required by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the other Loan Documents or, in the case of any of the Lender Parties delivering a form W-8, certifying that such Lender Party is a foreign corporation, partnership, estate or trust. If the forms referred to above in this Section 2.12(e) that are provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered excluded from Taxes solely for the periods governed by such form. However, if, on the date of the Assignment and Acceptance pursuant to which a Lender Party assignee becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 (whether in its capacity as a Lender Party or, if applicable, a Hedge Bank) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent (and only to such extent), the term "Taxes" shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such Lender Party assignee on such date. None of the Lender Parties shall be entitled to payment pursuant to subsection (a) or (c) of this Section 2.12 with respect to any additional Taxes that resulted solely and directly from a change in either of the Applicable Lending Offices of such Lender Party (other than any such additional Taxes that are imposed as a result of a change in the applicable Requirements of Law, or in the interpretation or application thereof, occurring after the date of such change), unless such change is made pursuant to the terms of Section 2.10(e) or subsection (g) of this Section 2.12 or otherwise as a result of a request therefor by any of the Loan Parties.

                  (f) For any period with respect to which any of the Lender Parties has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) of this Section 2.12 (other than if such failure is due to a change in the applicable Requirements of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) of this Section 2.12), such Lender Party shall not be entitled to payment or indemnification under subsection (a) or (c) of this
Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party in recovering such Taxes.

                  (g) Each of the Lender Parties hereby agrees that, upon the occurrence of any circumstances entitling such Lender Party to additional amounts pursuant to this Section 2.12, such Lender Party shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  (h) If any of the Lender Parties entitled to additional compensation under any of the foregoing provisions of this Section 2.12 shall fail to designate a different Applicable Lending Office as provided in subsection (g) of this Section 2.12, then, so long as no Default shall have occurred and be continuing and subject to the other terms of Section 8.07(a), the Borrower may cause such Lender Party to (and, if the Borrower so demands, such Lender Party shall) assign all of its rights and obligations under this Agreement to one or more other Persons in accordance with Section 8.07(a); provided that if, upon such demand by the Borrower, such Lender Party elects to waive its request for additional compensation pursuant to this Section 2.12, the demand by the Borrower for such Lender Party to so assign all of its rights and obligations under the Agreement shall thereupon be deemed withdrawn. Nothing in subsection (g) of this Section 2.12 or this Section 2.12(h) shall affect or postpone any of the rights of any of the Lender Parties or any of the Obligations of the Borrower under any of the foregoing provisions of this
Section 2.12 in any manner.

                  (i) If any of the Lender Parties determines, in its sole discretion, that it has actually and finally realized, by reason of a refund of any Taxes paid or reimbursed by the Borrower pursuant to subsection (a), (b) or
(c) of this Section 2.12 in respect of payments under the Loan Documents, a current monetary benefit that such Lender Party would otherwise not have obtained and that would result in the total payments made to such Lender Party under this Section 2.12 exceeding the amount needed to make such Lender Party whole, such Lender Party shall pay to the Borrower, with reasonable promptness following the date on which it actually and finally realizes such benefit (but only so long as the making of such payment would leave such Lender Party (after making such payment) in no worse position than it would have been

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                                      -70-

in if the Borrower had not made the deduction or withholding that gave rise to such refund) an amount equal to the lesser of (i) the amount of such benefit and
(ii) the amount of such excess, in each case net of all out-of-pocket expenses incurred by or on behalf of such Lender Party in securing such refund. Nothing contained in this Section 2.12 (A) shall interfere with the right of each of the Lender Parties and their affiliates to arrange its tax affairs in whatever manner it deems proper, (B) shall oblige any of the Lender Parties or any of their affiliates to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof, (C) shall require any of the Lender Parties to contest the imposition of any Taxes or Other Taxes, regardless of whether such Taxes or Other Taxes were correctly or legally asserted, or (D) shall require any of the Lender Parties or any of their affiliates to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which such Lender Party or any of its affiliates may be entitled.

                  SECTION 2.13. Sharing of Payments, Etc. If any of the Lender Parties shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) (a) on account of Obligations due and payable to such Lender Party under or in respect of this Agreement or any of the other Loan Documents at such time (other than pursuant to Section 2.10, 2.12, 8.04 or 8.07) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all of the Lender Parties at such time) of payments on account of the Obligations due and payable to all of the Lender Parties under or in respect of this Agreement and the other Loan Documents at such time obtained by all of the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party under or in respect of this Agreement or any of the other Loan Documents at such time (other than pursuant to Section 2.10, 2.12, 8.04 or 8.07) in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all of the Lender Parties under or in respect of this Agreement and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all of the Lender Parties under or in respect of this Agreement and the other Loan Documents at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each of the other Lender Parties shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (A) the purchase price paid to such Lender Party to (B) the aggregate purchase price paid to all of the Lender Parties) of such recovery, together with an amount equal to such Lender Party's ratable share (according to the proportion of (1) the amount of such other Lender Party's required repayment to (2) the total amount so recovered from the purchasing Lender Party) of any such interest or participating interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower hereby agrees that any of the Lender Parties so purchasing a participation from another Lender Party pursuant to this
Section 2.13 may, to the fullest extent permitted by applicable law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.14. Defaulting Lenders. (a) If, at any time, (i) any of the Lender Parties shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and

(iii) the Borrower shall be required to make any payment hereunder or under any of the other Loan Documents to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. If, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff and application under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this
Section 2.14(a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of setoff pursuant to this Section 2.14(a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this Section 2.14(a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this Section 2.14(a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.14.

                  (b) If, at any time, (i) any of the Lender Parties shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any of the Agents or any of the Lender Parties and (iii) the Borrower shall make any payment hereunder or under any of the other Loan Documents to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay in full such Defaulted Amount. If the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing to the Agents and the other Lender Parties at such time, then in the following order of priority:

                  (A) first, to the Agents for any Defaulted Amount then owing to the Agents (solely in their capacities as Agents), ratably in accordance with the respective Defaulted Amounts owing to the Agents on such date;

                  (B) second, to the Swing Line Bank and the Issuing Bank for any Defaulted Amounts then owing to the Swing Line Bank and the Issuing Bank (solely in their respective capacities as

         Swing Line Bank and Issuing Bank), ratably in accordance with the respective Defaulted Amounts owing to the Swing Line Bank and the Issuing Bank on such date; and

                  (C) third, to any of the other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts owing to such other Lender Parties on such date.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this Section 2.14(b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.14.

                  (c) If, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any of the other Lender Parties shall be required to pay or distribute any amount hereunder or under any of the other Loan Documents to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this Section 2.14(c) shall be deposited by the Administrative Agent in an account with NationsBank, in the name and under the control of the Administrative Agent, but subject to the provisions of this Section 2.14(c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be NationsBank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the terms of, this Section 2.14(c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent, any of the other Agents or any of the other Lender Parties, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and all such amounts required to be made or paid to the Agents and the other Lender Parties at such time, then in the following order of priority:

                  (A) first, to the Agents for any amounts then due and payable by such Defaulting Lender to the Agents (solely in their capacities as Agents) hereunder and under the other Loan Documents, ratably in accordance with such respective amounts due and payable to the Agents on such date;

                  (B) second, to the Swing Line Bank and the Issuing Bank for any amounts then due and payable by such Defaulting Lender to the Swing Line Bank and the Issuing Bank (solely in their respective capacities as Swing Line Bank and Issuing Bank) hereunder and under the other Loan Documents, ratably in accordance with such respective amounts due and payable to the Swing Line Bank and the Issuing Bank on such date;

                  (C) third, to any of the other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder and under the other Loan Documents, ratably in accordance with such respective amounts due and payable to such other Lender Parties on such date; and

                  (D) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to one or more of the Commitments of such Defaulting Lender.

If any of the Lender Parties that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under or in respect of this Agreement and the other Loan Documents, ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.14 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any of the other Lender Parties may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.15. Use of Proceeds. The proceeds of the Advances shall be available, and the Borrower hereby agrees that it shall use such proceeds, solely to finance in part the Recapitalization, to pay certain fees and expenses incurred in connection with the consummation of the Transaction and to provide working capital to, and for other general corporate purposes of, the Borrower and its Subsidiaries not otherwise prohibited under the terms of the Loan Documents. The Letters of Credit shall be issued, and the Borrower hereby agrees that it shall request the issuance of Letters of Credit, solely in support of the Obligations of the Borrower or any of the Restricted Subsidiaries not otherwise prohibited under the Loan Documents to a Person other than the Secured Parties which has supplied inventory to, or extended credit or secured an Obligation on behalf of, the Borrower or any of the Restricted Subsidiaries.


                                   ARTICLE III

                            CONDITIONS OF LENDING AND
                          ISSUANCE OF LETTERS OF CREDIT

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each of the Existing Lenders to have made an Advance or of the Issuing Bank to have issued a Letter of Credit on the occasion of the Initial Extension of Credit was subject to the satisfaction of all of the following conditions precedent prior to or concurrently with the Initial Extension of Credit:

                  (a) The Existing Lenders shall have been reasonably satisfied with the organizational and legal structure and capitalization of the Borrower (including, without limitation, the terms and conditions of the Constitutive Documents of and each class of Equity Interests in the Borrower and of each agreement or instrument relating to such structure or capitalization). The Borrower did not have, and has not had since it became an "S Corporation" in April 1982, any Subsidiaries other than DW (which was disposed of in the Pre-Closing Reorganization).

                  (b) The Pre-Closing Reorganization shall have been consummated prior to the Closing Date strictly in accordance with the terms and conditions of the Recapitalization Agreement and the Reorganization Agreement, without any waiver of or amendment to any of the provisions set forth therein not consented to by the Existing Lenders and in compliance with all applicable Requirements of Law. All of the liabilities and Obligations of the Borrower arising out of or relating to the Metals Business shall have been assumed by the Sellers or, if not so assumed, the Borrower shall have been fully and unconditionally indemnified therefor in a manner reasonably satisfactory to the Existing Lenders. The Recapitalization shall have been consummated prior to or concurrently with the Initial Extension of Credit strictly in accordance with the terms and conditions of the Recapitalization Agreement, without any waiver of or amendment to any of the provisions set forth therein not consented to by the Existing Lenders and in compliance with all applicable Requirements of Law. All of the Related Documents shall have been in full force and effect in the form received by the Existing Lenders on or prior to the Closing Date.

                  (c) All of the Governmental Authorizations, and all of the consents, approvals and authorizations of, notices and filings to or with, and other actions by, any other Person necessary in connection with any aspect of the Transaction, any of the Loan Documents or the Related Documents or any of the other transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Existing Lenders) and shall remain in full force and effect; all applicable waiting periods shall have expired without any action being taken by any competent authority; and no Requirements of Law shall have been applicable in the reasonable judgment of the Existing Lenders that would restrain, prevent or impose materially adverse conditions upon any aspect of the Transaction, any of the Loan Documents or the Related Documents or any of the other transactions contemplated thereby or the rights of the Borrower freely to transfer or otherwise dispose of, or to create any Lien on, any property or assets now or hereafter acquired by any of them.

                  (d) Before giving effect and immediately after giving pro forma effect to the Transaction, no Material Adverse Change shall have occurred since August 31, 1998. The Pre- Commitment Information, considered as a whole, shall have been complete and correct in all material respects; and no events, developments or changes shall have occurred, and no additional information shall have come to the attention of the Agents or the Existing Lenders, that was inconsistent with the Pre-Commitment Information and that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (e) No action, suit, litigation, arbitration or proceeding shall have been pending or, to the best knowledge of the Borrower, shall have been threatened (and, to the best knowledge of the Borrower, no investigation shall have been pending or threatened) against or affecting the Borrower or any of its property or assets in any court or before any arbitrator or by or before any Governmental Authority of any kind that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 3.01(e) to the Existing Credit Agreement or (ii) could reasonably be expected to adversely affect the legality, validity, binding effect or enforceability of any aspect of the Transaction, any of the Loan Documents or the Related Documents or any of the other transactions contemplated thereby; and there shall have been no adverse change in the status, or the reasonably anticipated financial effect on the Borrower, of such action, suit, litigation, arbitration or proceeding from that described on Schedule 3.01(e) to the Existing Credit Agreement.

                  (f) All of the Indebtedness of the Borrower in existence on the Closing Date other than the Indebtedness described on Schedule 3.01(f) hereto (the "Surviving Indebtedness") shall have been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished, and all commitments therefor shall have been terminated; and all of the Surviving Indebtedness shall have been on terms and conditions reasonably satisfactory to the Existing Lenders.

                  (g) The Borrower shall have been the legal and beneficial owner of the Collateral purported to be owned thereby under the Collateral Documents, free and clear of all Liens, except for the liens and security interests created or expressly permitted under the terms of the Loan Documents. The Collateral Documents shall have created valid and perfected first priority liens on and security interests in the Collateral (subject to the liens and security interests expressly permitted under Section 5.02(a)) in favor of the Administrative Agent, for the benefit of the Secured Parties, securing the payment of the Secured Obligations. All filings, searches and other actions (including, without limitation, the payment of all filing and recording fees and taxes) necessary to perfect and protect the first priority liens and security interests of the Administrative Agent in the Collateral shall have been duly made or taken and shall be in full force and effect or the Existing Lenders shall have been reasonably satisfied that all such filings, searches and other actions were to have been made or taken promptly following the Closing Date.

                  (h) (i) Holdings LLC shall have directly purchased from the Sellers at least 42% of the UIC Class A Common Stock and 42% of the UIC Class B Common Stock for a purchase price of not more than $260,380,000 in cash and (ii) the Sellers shall have retained equity in the Borrower in an amount of at least $16,620,000. The Borrower shall have received at least $150,000,000 in gross proceeds from the sale and issuance of the Senior Subordinated Notes which shall have been used to finance in part the consummation of the Recapitalization and to pay fees and expenses incurred in connection with the consummation of the Transaction. Upon consummation of the Recapitalization, Holdings LLC shall have owned 91.94% of the outstanding UIC Class A Common Stock and 91.94% of outstanding UIC Class B Common Stock, and the Sellers shall have retained 6% of the outstanding UIC Class A Common Stock and 6% of outstanding UIC Class B Common Stock. All of the Senior Subordinated Notes Documents and the Permitted Preferred Stock Documents, if any, shall have been in form and substance reasonably satisfactory to the Existing Lenders.

                  (i) The representations and warranties contained in each of the Loan Documents shall have been correct in all material respects on and as of the Closing Date, before and after giving effect to the Initial Extension of Credit and to the application of proceeds therefrom, as though made on and as of such date (other than any such representation and warranty that, by its terms, referred to a specific date other than the Closing Date, in which case, as of such specific date). No event shall have occurred and be continuing, or shall have occurred as a result of the Initial Extension of Credit or the application of proceeds therefrom, that would constitute a Default.

                  (j) All of the reasonable and documented fees and expenses of the Agents and the Lender Parties (including, without limitation, all of the reasonable fees and expenses of counsel for the Agents and local counsel for the Lender Parties) shall have been paid in full.

                  (k) The Administrative Agent shall have received on or before the Closing Date the following, each dated such date (unless otherwise specified), in form and substance satisfactory to the Existing Lenders (unless otherwise specified) and (except for the notes referred to in clause (i) of this Section 3.01(k)) in sufficient copies for each of the Existing Lenders:

                           (i) The Term A Notes, payable to the order of the
                  Term A Lenders, the Term B Notes, payable to the order of the Term B Lenders, and the Revolving Credit Notes, payable to the order of the Revolving Credit Lenders (each as defined in the Existing Credit Agreement), respectively.

                           (ii) Certified copies of the resolutions of the board
                  of directors (or the persons performing similar functions) of each of Holdings LLC and the Borrower, approving each of the Loan Documents and the Related Documents to which it is or is to be a party, the consummation of each aspect of the Transaction involving or affecting Holdings LLC or the Borrower and the other transactions contemplated by any of the foregoing, and of all documents evidencing necessary Governmental Authorizations, or other necessary consents, approvals, authorizations, notices, filings or actions, of or to any Person with respect to any of the Loan Documents or the Related Documents to which it is or is to be a party, the consummation of any aspect of the Transaction involving or affecting Holdings LLC or the Borrower or any of the other transactions contemplated by any of the foregoing.

                           (iii) A copy of the certificate of incorporation (or
                  similar Constitutive Document) of each of Holdings LLC and the Borrower, and each amendment thereto, certified (as of a date reasonably near the Closing Date) as being a true and complete copy thereof by the Secretary of State of the State of Delaware.

                           (iv) Copies of certificates of the Secretary of State
                  of the State of Delaware, listing the certificate of incorporation (or similar Constitutive Document) of Holdings LLC and the Borrower, respectively, and each amendment thereto on file in the office of such Secretary of State, and certifying (A) that such amendments are the only amendments to Holdings LLC's or the Borrower's certificate of incorporation (or similar Constitutive Document), as the case may be, on file in its office, (B) that Holdings LLC or the Borrower has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) that Holdings LLC or the Borrower is duly organized and is in good standing under the laws of the State of Delaware.

                           (v) Copies of the certificates of the Secretary of
                  State (or the equivalent Governmental Authority) of each jurisdiction in which each of Holdings LLC and the Borrower is qualified or licensed as a foreign corporation or limited liability company, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably have been expected to have a Material Adverse Effect, dated reasonably near the Closing Date and stating that Holdings LLC or the Borrower, as the case may be, was duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, and had filed all annual reports required to be filed, and had paid all franchise taxes (or the equivalent thereof) required to be paid, in such jurisdiction to the date of such certificate.

                           (vi) A certificate of the Borrower, signed on behalf
                  of the Borrower by its President or a Vice President or its Secretary or an Assistant Secretary (or the persons performing similar functions), dated the Closing Date (the statements made in which certificate shall have been true on and as of the Closing Date), certifying as to:

                                    (A) the absence of any amendments to the
                           certificate of incorporation of the Borrower since the date of the Secretary of State's certificate referred to in clause (iv) of this Section 3.01(k), or any steps taken by the board of directors (or the persons performing similar functions) or the stockholders of the Borrower to effect or authorize any further amendment, supplement or other modification thereto;

                                    (B) the accuracy and completeness of the
                           bylaws of the Borrower as in effect on the date on which the resolutions of the board of directors (or the persons performing similar functions) of the Borrower referred to in clause (ii) of this Section 3.01(k) were adopted and on the Closing Date (a copy of which shall be attached to such certificate);

                                    (C) the absence of any proceedings (either
                           pending or contemplated) for the dissolution, liquidation or other termination of the existence of the Borrower;

                                    (D) since June 30, 1998, the absence of any
                           change in the jurisdiction of organization of the Borrower, any merger, consolidation or other similar transaction directly or indirectly involving the Borrower or any issuance or sale of any Equity Interests in the Borrower, except for the issuance of the UIC Class A Common Stock and UIC Class B Common Stock to Holdings LLC as part of the Recapitalization;

                                    (E) the accuracy in all material respects of
                           the representations and warranties made (or deemed to have been made) by the Borrower in the Loan Documents to which it is or is to be a party as though made on and as of the Closing Date, before and after giving effect to the Initial Extension of Credit and to the application of proceeds therefrom (other than any such representation and warranty that, by its terms, refers to a specific date other than the Closing Date, in which case, as of such specific date);

                                    (F) the absence of any event occurring and
                           continuing, or resulting from the Initial Extension of Credit or the application of proceeds therefrom, that would constitute a Default; and

                                    (G) the satisfaction of the conditions
                           precedent set forth in subsections (a), (b), (c),
                           (d), (e), (f), (g), (h) and (j) of this Section 3.01.

                           (vii) A certificate of Holdings LLC, signed on behalf
                  of Holdings LLC by its President or a Vice President or its Secretary or an Assistant Secretary (or the persons performing similar functions), dated the Closing Date (the statements made in which certificate shall have been true on and as of the Closing Date), certifying as to the accuracy and completeness of the limited liability company agreement (or similar Constitutive Document) of Holdings LLC as in effect on the date on which the resolutions of the board of directors (or persons performing similar functions) of Holdings LLC referred to in clause

                  (ii) of this Section 3.01(k) were adopted and on the Closing Date (a copy of which shall have been attached to such certificate).

                           (viii) A certificate of the Secretary or an Assistant
                  Secretary (or a person performing similar functions) of the Borrower certifying as to the names and true signatures of the officers of the Borrower authorized to sign each of the Loan Documents and the Related Documents to which it is or is to be a party and the other agreements, instruments and documents to be delivered hereunder and thereunder.

                           (ix) A security agreement duly executed by the
                  Borrower, together with:

                                    (A) certificates representing the Initial
                           Pledged Interests referred to therein, accompanied by undated stock powers or other appropriate powers, duly executed in blank, and instruments evidencing the Initial Pledged Indebtedness referred to therein, duly endorsed in blank;

                                    (B) proper termination statements (Form
                           UCC-3 or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or any similar Requirements of Law) of all jurisdictions that may have been necessary or that the Administrative Agent may have deemed reasonably desirable in order to terminate or amend existing liens on and security interests in the Collateral, in each case completed in a manner satisfactory to the Existing Lenders and duly executed by the appropriate secured party;

                                    (C) proper financing statements (Form UCC-1
                           or a comparable form) or the equivalent thereof under the Uniform Commercial Code (or any similar Requirements of Law) of all jurisdictions that may have been necessary or the Administrative Agent may have deemed reasonably desirable in order to perfect and protect the liens and security interests created or purported to be created under such security agreement, covering the Collateral described therein, in each case completed in a manner reasonably satisfactory to the Existing Lenders and duly executed by the Borrower;

                                    (D) completed requests for information,
                           dated reasonably near the Closing Date, listing the financing statements referred to in subclause (ix)(C) of this Section 3.01(k) and all other effective financing statements filed in the jurisdictions referred to in subclause (ix)(C) of this Section 3.01(k) that named the Borrower as debtor, together with copies of such other financing statements;

                                    (E) IP Security Agreements--Short Form,
                           covering all of the Copyrights, if any, Patents and Trademarks of the Borrower, in each case completed in a manner satisfactory to the Existing Lenders and duly executed by the Borrower;

                                    (F) copies of the Assigned Agreements (as
                           defined in such security agreement), in each case together with (1) a consent, in form and substance reasonably satisfactory to the Existing Lenders, to the assignment of such Assigned Agreement and the rights and interest of the Borrower thereunder to the

                           Administrative Agent pursuant to such security agreement, duly executed by each party to such Assigned Agreement other than the Borrower, and (2) notice from the Borrower to each of the other Persons party to such Assigned Agreement other than the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, of the assignment of such Assigned Agreement and the rights and interest of the Borrower thereunder to the Administrative Agent pursuant to such security agreement, duly executed by the Borrower; and

                                    (G) evidence that all of the other actions
                           (including, without limitation, the completion of all of the other recordings and filings of or with respect to such security agreement) that may have been necessary or that the Administrative Agent may have deemed reasonably desirable in order to perfect and protect the liens and security interests created under such security agreement had been taken or would be taken in accordance with the terms of the Loan Documents.

                           (x) A letter from Valuation Research Corporation and
                  a certificate of the Borrower, duly executed by the chief financial officer thereof, in each case attesting to the Solvency of the Borrower, immediately before and immediately after giving pro forma effect to the Transaction and the other transactions contemplated by the Loan Documents and the Related Documents.

                           (xi) Copies, certified by a Responsible Officer of
                  the Borrower, of all of the Related Documents and the Senior Subordinated Notes Documents, duly executed by each of the parties thereto, together with all agreements, instruments, opinions and other documents delivered in connection therewith.

                           (xii) Copies, certified by a Responsible Officer of
                  the Borrower, of all of the agreements, instruments and other documents evidencing or setting forth the terms and conditions of each item of the Surviving Indebtedness that was outstanding or had commitments for the extension of credit on the Closing Date.

                           (xiii) Such financial, business and other information
                  regarding the Borrower as the Existing Lenders shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, and copies, certified by a Responsible Officer of the Borrower, of (A) the audited financial statements of the Borrower for the Fiscal Years ended December 31, 1995, December 31, 1996 and December 31, 1997 and for the eight-month period ended August 31, 1998, (B) the unaudited financial statements of the Borrower for the eleven-month period ended November 30, 1998, (C) the pro forma statements of income of the Borrower for the Fiscal Years ended December 31, 1995, December 31, 1996 and December 31, 1997 and for the eight-month period ended August 31, 1998, in each case after giving effect to the Pre-Closing Reorganization, and (D) forecasts prepared by management of the Borrower, in form and substance reasonably satisfactory to the Lender Parties, of balance sheets and statements of income, stockholders' equity and cash flow of the Borrower on a quarterly basis for the Fiscal Year in which the Closing Date occurred and on an annual basis for each Fiscal Year thereafter through December 31, 2003.

                           (xiv) One or more Phase I environmental assessment
                  reports, in form and substance reasonably satisfactory to the Existing Lenders, from environmental consulting firms reasonably acceptable to the Administrative Agent, for the manufacturing and distribution facilities of the Borrower located at (A) 8464/8494 Chapin Industrial Drive, St. Louis, Missouri, 377 Amelia Street, Plymouth, Michigan, (B) 8825 Page Avenue, St. Louis, Missouri, (C) 8530 Page Avenue, St. Louis, Missouri, (D) 2129 Chapin Industrial Drive, St. Louis, Missouri, (E) 1242 West Ridge Road, Gainesville, Georgia, (F) 7346 Penn Drive, Allentown, Pennsylvania, (G) 4142 Rider Trail North, Earth City, Missouri and (H) 15205 East Stafford Street, City of Industry, California, in each case assessing any hazards, costs or liabilities under Environmental Laws to which the Borrower may be subject, the amount and nature of which and the Borrower's plans with respect to which shall have been reasonably acceptable to the Existing Lenders, together with evidence, in form and substance reasonably satisfactory to the Existing Lenders, that all applicable Environmental Laws shall have been complied with.

                           (xv) A consent and agreement executed by the lessor
                  of each leasehold on which Collateral was located (other than the leasehold located at 377 Amelia Street, Plymouth, Michigan) that is reasonably requested by the Existing Lenders, in each case which provides, among other things, that such lessor waives any lien or security interest it may now have or hereafter acquire on the Collateral located on the premises thereof and that the Administrative Agent has the right to receive notice of any default by the Borrower under the lease and to repossess the Collateral located thereon upon the occurrence and during the continuance of a Default under
                  Section 6.01(a) or 6.01(f) or an Event of Default, and such other rights as may have been reasonably requested by the Existing Lenders in any such consent and agreement.

                           (xvi) A letter, in form and substance reasonably
                  satisfactory to the Administrative Agent, from the Borrower to Rubin, Brown, Gornstein and Co. LLP, its independent public accountants, advising such accountants that the Administrative Agent, on behalf of the Lender Parties, has been authorized to exercise from time to time all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information relating to the financial condition, operations or performance of the Borrower or any of its Subsidiaries that they may have and directing such accountants to comply with any reasonable request of the Administrative Agent for such information.

                           (xvii) Evidence of all of the insurance of the
                  Borrower required to be maintained thereby under Section 5.01(d).

                           (xviii) Certified copies of each of the employment
                  and other compensation agreements with each senior executive officer of the Borrower in effect on the Closing Date.

                           (xix) One or more duly completed and executed Notices
                  of Borrowing for each Borrowing made on the Closing Date and one or more duly completed and executed Notices of Issuance for each Letter of Credit issued on the Closing Date.

                           (xx) A favorable opinion of Kirkland & Ellis, special
                  counsel to the Loan Parties.

                           (xxi) Favorable opinions of Simpson, Thacher &
                  Bartlett, special counsel to the Sellers, and Mark R. Gale, Esq., counsel for the Seller, delivered in connection with the consummation of the Recapitalization.

                           (xxii) A favorable opinion of Blackwell Sanders Peper
                  Martin LLP, special Missouri counsel for the Lender Parties.

                  SECTION 3.02. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on and as of the first date (the "Effective Date") on which all of the following conditions precedent shall have been satisfied:

                  (a) Before giving effect and immediately after giving pro forma effect to the Transaction, no Material Adverse Change shall have occurred since August 31, 1998.

                  (b) There shall exist no action, suit, litigation, arbitration or proceeding pending or, to the best knowledge of the Borrower, threatened (and, to the best knowledge of the Borrower, there shall exist no investigation pending or threatened) against or affecting the Borrower or any of its property or assets in any court or before any arbitrator or by or before any Governmental Authority of any kind that
         (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect other than the matters described on Schedule 3.02(b) hereto (the "Disclosed Litigation") or
         (ii) could reasonably be expected to adversely affect the legality, validity, binding effect or enforceability of any aspect of the Transaction, any of the Loan Documents or the Related Documents or any of the other transactions contemplated thereby; and there shall have been no adverse change in the status, or the reasonably anticipated financial effect on the Borrower, of the Disclosed Litigation from that described on Schedule 3.02(b) hereto.

                  (c) The representations and warranties contained in each of the Loan Documents shall be correct in all material respects on and as of the Effective Date, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the Effective Date, in which case as of such specific date). No event shall have occurred and be continuing, or shall occur as a result of the Effective Date, therefrom, that constitutes a Default.

                  (d) All amounts due and payable to the Agents and the Existing Lenders under and in respect of the Existing Credit Agreement and each of the other "Loan Documents" (as defined in the Existing Credit Agreement) on or prior to the Effective Date shall have been paid in full. All of the reasonable and documented fees and expenses of the Agents and the Lender Parties (including, without limitation, all of the reasonable fees and expenses of counsel for the Agents and local counsel for the Lender Parties) shall have been paid in full.

                  (e) The Administrative Agent shall have received on or before the Effective Date the following, each dated such date (unless otherwise specified), in form and substance reasonably satisfactory to the Lender Parties and (except for the Notes) in sufficient copies for each of the Lender Parties:

                           (i) The Term A Notes, payable to the order of the
                  Term A Lenders, the Term B Notes, payable to the order of the Term B Lenders, and the Revolving Credit Notes, payable to the order of the Revolving Credit Lenders, respectively.

                           (ii) An amended and restated security agreement, in
                  substantially the form of Exhibit D hereto (together with each Security Agreement Supplement, as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 8.01, the "Security Agreement"), duly executed by the Borrower, together with:

                                    (A) copies of the Assigned Agreements
                           referred to in the Security Agreement, in each case together with (1) a consent, in form and substance reasonably satisfactory to the Lender Parties, to the assignment of such Assigned Agreement and the rights and interest of the Borrower thereunder to the Administrative Agent pursuant to the Security Agreement, duly executed by each party to such Assigned Agreement other than the Borrower, and (2) notice from the Borrower to each of the other Persons party to such Assigned Agreement other than the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, of the assignment of such Assigned Agreement and the rights and interest of the Borrower thereunder to the Administrative Agent pursuant to the Security Agreement, duly executed by the Borrower; and

                                    (B) evidence that all of the other actions
                           (including, without limitation, the completion of all of the other recordings and filings of or with respect to the Security Agreement) that may be necessary or that the Administrative Agent may deem reasonably desirable in order to perfect and protect the liens and security interests created under the Security Agreement have been taken.

                           (iii) A negative pledge agreement, in substantially
                  the form of Exhibit E hereto (as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 8.01, the "Holdings LLC Agreement"), duly executed by Holdings LLC.

                           (iv) A letter from Valuation Research Corporation, in
                  substantially the form of Exhibit F-1 hereto, and a certificate of the Borrower, in substantially the form of Exhibit F-2 hereto, duly executed by the chief financial officer thereof, in each case attesting to the Solvency of the Borrower, immediately before and immediately after giving pro forma effect to the Transaction and the other transactions contemplated by the Loan Documents and the Related Documents.

                           (v) Copies, certified by a Responsible Officer of the
                  Borrower, of (A) the Preliminary Offering Memorandum and, if completed, the Final Offering Memorandum and the indenture for the permanent Senior Subordinated Notes and (B) all amendments, supplements, modifications, refinancings, restatements or replacements of the Related Documents and the Senior Subordinated Notes Documents, duly executed by each of the parties thereto, together with all agreements, instruments, opinions and other documents delivered or to be delivered in connection therewith.

                           (vi) Copies, certified by a Responsible Officer of
                  the Borrower, of the audited financial statements of the Borrower for the Fiscal Year ended December 31, 1998.

                           (vii) A letter, in form and substance reasonably
                  satisfactory to the Administrative Agent, from the Borrower to PriceWaterhouseCoopers LLP, its independent public accountants, advising such accountants that the Administrative Agent, on behalf of the Lender Parties, has been authorized to exercise from time to time all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information relating to the financial condition, operations or performance of the Borrower or any of its Subsidiaries that they may have and directing such accountants to comply with any reasonable request of the Administrative Agent for such information.

                           (viii) One or more duly completed and executed
                  Notices of Borrowing for each Borrowing to be made on the Effective Date and one or more duly completed and executed Notices of Issuance for each Letter of Credit to be issued on the Effective Date.

                           (ix) A favorable opinion of Kirkland & Ellis, special
                  counsel to the Loan Parties, in substantially the form of Exhibit G-1 hereto, and addressing such other matters as any of the Lender Parties through the Administrative Agent may reasonably request.

                           (x) A favorable opinion of Blackwell Sanders Peper
                  Martin LLP, special Missouri counsel for the Lender Parties, in substantially the form of Exhibit G-2 hereto, and addressing such other matters as any of the Lender Parties through the Administrative Agent may reasonably request.

                  SECTION 3.03. Conditions Precedent to Each Borrowing, Issuance and Renewal. The obligation of each of the Appropriate Lenders to make an Advance (other than a Swing Line Advance made by any of the Revolving Credit Lenders pursuant to Section 2.02(b)(ii) or a Letter of Credit Advance made by the Issuing Bank or any of the Revolving Credit Lenders pursuant to Section 2.03(c)(i)) on the occasion of each Borrowing (including the initial Borrowings), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or to renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing, issuance or renewal (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance or Notice of Renewal by the Borrower and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower that, both on the date of such notice and on the date of such Borrowing, issuance or renewal, such statements are true):

                  (i) the representations and warranties contained in each of the Loan Documents are correct in all material respects on and as of such date, before and after giving effect to such Borrowing, issuance or renewal and to the application of the proceeds, if any, therefrom, as though made on and as of such date (except (A) for any such representation and warranty that, by its terms, refers to a specific date other than the date of such Borrowing, issuance or renewal, in which case as of such specific date, and (B) that the financial statements of the Borrower referred to in Sections 4.01(f) and 4.01(g) shall be deemed at any time and from time to time after the Effective Date to refer to the Consolidated financial statements of the Borrower and its Subsidiaries comprising part of the Required Financial Information most recently delivered to the Administrative Agent and the

         Lender Parties pursuant to Sections 5.03(c) and 5.03(d), respectively, on or prior to the date of such Borrowing, issuance or renewal); and

                  (ii) no event has occurred and is continuing, or would result from such Borrowing, issuance or renewal, or from the application of the proceeds, if any, therefrom, that constitutes a Default;

and (b) the Administrative Agent shall have received such other approvals, authorizations, opinions, documents and information as any of the Lenders (or, in the case of the issuance or renewal of a Letter of Credit, the Issuing Bank) through the Administrative Agent may reasonably request.

                  SECTION 3.04. Determinations Under Section 3.02. For purposes of determining compliance with the conditions specified in Section 3.02, each of the Lender Parties shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by, or acceptable or satisfactory to, the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto and, in the case of any Lender, such Lender shall not have made available to the Administrative Agent on the Effective Date such Lender Party's cash consideration for its purchase of a portion of the Existing Advances or, if applicable, its Pro Rata Share of any Borrowing to be made on such date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties. The Borrower hereby represents and warrants as follows:

                  (a) Each of the Loan Parties and each of their Subsidiaries
         (i) are corporations, limited partnerships or limited liability companies duly organized and validly existing under the laws of the jurisdictions of their respective organization and are in good standing under the laws of such jurisdiction and (ii) are duly qualified as foreign corporations, limited partnerships or limited liability companies and are in good standing in each other jurisdiction in which the ownership, lease or operation of their respective property and assets or the conduct of their respective businesses require them to so qualify or be licensed, except, solely in the case of this clause (ii), where the failure to so qualify or be licensed or to be in good standing, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each of their Subsidiaries have all of the requisite power and authority, and the legal right, to own or lease and to operate all of the property and assets they purport to own, lease or operate and to conduct all of their respective businesses as now conducted and as proposed to be conducted. Each of the Loan Parties has all of the requisite power and authority, and the legal right, to execute and deliver each of the Loan Documents and the Related Documents to which it is or is to be a party, to perform all of its Obligations hereunder and thereunder and to consummate the Transaction and all of the other transactions contemplated hereby and thereby.

                  (b) Set forth on Part A of Schedule 4.01(b) hereto is a complete and accurate list of all of the Subsidiaries of the Borrower as of the date of this Agreement showing, as to each such Subsidiary, the correct legal name thereof, the legal structure thereof, the jurisdiction of its organization, the number and type of each class of its Equity Interests authorized and the number outstanding, and the percentage of each such class of its Equity Interests outstanding on such date that are owned by any of the Loan Parties. All of the outstanding Equity Interests in each of the Subsidiaries of the Borrower are owned directly or indirectly by one or more of the Loan Parties, free and clear of all Liens (including, without limitation, preemptive or other similar rights of the holders thereof), except those created under the Collateral Documents. All of the outstanding Equity Interests in the Borrower and each of its Subsidiaries have been validly issued and are fully paid and nonassessable. As of the date of this Agreement, all of the outstanding Equity Interests in the Borrower are owned by Holdings LLC and the Sellers in the type and amounts disclosed opposite the names of Holdings LLC and the respective Sellers on Part B of Schedule 4.01(b) hereto.

                  (c) The execution, delivery and performance by each of the Loan Parties of each of the Loan Documents and the Related Documents to which it is or is to be a party, and the consummation of the Transaction and the other transactions contemplated hereby and thereby, have been duly authorized by all necessary action (including, without limitation, all necessary shareholder, partner, member or other similar action) and do not:

                           (i) contravene the Constitutive Documents of such Loan Party;

                           (ii)  violate any Requirement of Law;

                           (iii) conflict with or result in the breach of, or
                  constitute a default under, any loan agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement binding on or affecting such Loan Party or any of its Subsidiaries or any of their respective property or assets; or

                           (iv) except for the Liens created under the
                  Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of such Loan Party or any of its Subsidiaries.

         Neither any of the Loan Parties nor any of their respective Subsidiaries is in violation of any Requirements of Law or in breach of any loan agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement referred to in the immediately preceding sentence, the violation or breach of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (d) Each of the Loan Parties and each of their Subsidiaries own or possess all of the Governmental Authorizations that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as now conducted and as proposed to be conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither any of the Loan Parties nor any of their Subsidiaries has received any notice relating to or threatening the revocation, termination, cancellation, denial, impairment or modification of any such Governmental Authorization, or is in violation or contravention of, or in default under, any such Governmental Authorization. No Governmental Authorization and no consent, approval or authorization of, or notice to or filing with, or other action by, any other Person is required for:

                            (i) the due execution, delivery, recordation, filing
                  or performance by any of the Loan Parties of any of the Loan Documents or the Related Documents to which it is or is to be a party, or for the consummation of any aspect of the Transaction or the other transactions contemplated hereby or thereby;

                           (ii) the grant by any of the Loan Parties of the
                  Liens granted by it pursuant to the Collateral Documents;

                           (iii) the perfection or maintenance of the Liens
                  created under the Collateral Documents (including the first priority nature thereof); or

                           (iv) the exercise by any of the Agents or any of the
                  Lender Parties of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents,

         except for the Governmental Authorizations, and the consents, approvals, authorizations, notices, filings and other actions, described on Schedule 4.01(d) hereto. Except as described on Schedule 4.01(d) hereto, all of the Governmental Authorizations and the consents, approvals, authorizations, notices, filings and other actions described on Schedule 4.01(d) hereto have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with each aspect of the Transaction and the other transactions contemplated hereby and thereby have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon any aspect of the Transaction or the rights of any of the Loan Parties or any of their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any property or assets now owned or hereafter acquired by any of them.

                  (e) This Agreement has been, and each of the Notes and each of the other Loan Documents when delivered hereunder will have been, duly executed and delivered by each of the Loan Parties intended to be a party thereto. This Agreement is, and each of the Notes and each of the other Loan Documents when delivered hereunder will be, the legal, valid and binding obligations of each of the Loan Parties intended to be a party thereto, enforceable against such Loan Party in accordance with their respective terms, except to the extent such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

                  (f) The balance sheets of the Borrower as of December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998, and the related statements of income, stockholders' equity and cash flow of the Borrower for the Fiscal Years then ended, and the balance sheet of the Borrower as of August 31, 1998, and the related statements of income, stockholders' equity and cash flow of the Borrower for the eight-month period then ended, in each case including the schedules and notes thereto and accompanied by an opinion of Rubin, Brown, Gornstein and Co. LLP or, in the case of such financial statements of the Borrower for the Fiscal Year ended December 31, 1998, PriceWaterhouseCoopers LLP, the independent public accountants of the Borrower, copies of all of which have been furnished to the Lender Parties, fairly present in all material respects (subject, solely in the case of such financial statements of the Borrower as of and for the eight-month period ended August 31, 1998, to normal year-end audit adjustments) the financial condition of the Borrower as at such dates and the results of operations and cash flow of the Borrower for the respective periods ended on such dates. All of the financial statements referred to above in this Section 4.01(f), including the schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the respective periods covered thereby. The Borrower does not have any material indebtedness or other material fixed or contingent liabilities, material liabilities for taxes, unusual forward or long-term material commitments or anticipated material losses from any unfavorable commitments, except as referred to, or reflected or provided for in, the financial statements of the Borrower as of and for the Fiscal Year ended December 31, 1998 described above in this Section 4.01(f) or as otherwise set forth on one or more of the Schedules to the Loan Documents.

                  (g) The balance sheet of the Borrower as of November 30, 1998, and the related statements of income, stockholders' equity and cash flow of the Borrower for the eleven-month period then ended, duly certified by a Senior Financial Officer, copies of which have been furnished to the Lender Parties, fairly present in all material respects, subject to the absence of footnote disclosure and normal year-end audit adjustments, the financial condition of the Borrower as at such date and the results of operations and cash flow of the Borrower for the period ended on such date. The financial statements referred to above in this Section 4.01(g) have been prepared, subject to normal year-end audit adjustments and the absence of notes thereto, in accordance with GAAP applied consistently throughout the respective periods covered thereby.

                  (h) The pro forma statements of income of the Borrower for the Fiscal Years ended December 31, 1995, December 31, 1996, December 31, 1997 and for the eight-month period ended August 31, 1998, accompanied by a report of Rubin, Brown, Gornstein and Co. LLP, the independent public accountants of the Borrower, copies of all of which have been furnished to the Lender Parties, fairly present in all material respects the pro forma adjustments to the results of operations of the Borrower for the respective periods covered thereby, in each case after giving effect to the Pre-Closing Reorganization.

                  (i) The forecasted Consolidated balance sheets and statements of income, stockholders' equity and cash flow of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(k)(xiii)(D) or 5.03(f) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery thereof to the Lender Parties, the Borrower's reasonable estimate of its future financial performance (although the actual results during the periods covered by such forecasts may differ from the forecasted results).

                  (j) All of the information (other than financial projections and pro forma information) furnished by or on behalf of any of the Loan Parties or any of their Subsidiaries to any of the Agents or any of the Lender Parties or any of their representatives or advisors in connection with the Loan Documents or the Related Documents or any aspect of the Transaction or any of the other transactions contemplated hereby or thereby, considered as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances in which any such statements were made, not misleading. No fact, event, condition or circumstance is known to any of the Loan Parties which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which has not been set forth herein or in the financial statements referred to in subsection (f) or (g) of this Section 4.01.

                  (k) There is no action, suit, litigation, arbitration or proceeding pending or, to the best knowledge of the Borrower, threatened (and, to the best knowledge of the Borrower, there is no investigation pending or threatened) against or affecting any of the Loan Parties or any of their Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any Governmental Authority of any kind that (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) could reasonably be expected to adversely affect the legality, validity, binding effect or enforceability of any aspect of the Transaction, any of the Loan Documents or the Related Documents or any of the other transactions contemplated thereby; and there shall have been no adverse change in the status, or in the reasonably anticipated financial effect on any of the Loan Parties or any of their Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.02(b) hereto.

                  (l) Each of the Loan Parties is the legal and beneficial owner of the Collateral purported to be owned thereby under the Collateral Documents, free and clear of all Liens, except for the liens and security interests created or expressly permitted under the Collateral Documents. The Collateral Documents, together with the filing of appropriate Uniform Commercial Code financing statements in favor of the Administrative Agent, on behalf of the Secured Parties, and the possession of the certificates evidencing the Equity Interests in the Subsidiaries of the Borrower comprising part of the Collateral, create valid and perfected first priority liens on and security interests in the Collateral (subject to the liens and security interests expressly permitted under Section 5.02(a)) in favor of the Administrative Agent, for the benefit of the Secured Parties, securing the payment of the Secured Obligations. Certificates representing all of the Equity Interests in the Subsidiaries of the Loan Parties that are purported to comprise part of the Collateral have been delivered to the Administrative Agent as required under the terms of the Collateral Documents, together with undated stock powers or other appropriate powers duly executed in blank; all filings and other actions necessary to perfect and protect the liens and security interests of the Administrative Agent in the Collateral have been duly made or taken and are in full force and effect or will be duly made or taken in accordance with the terms of the Loan Documents; and all filing fees and recording taxes have been paid in full.

                  (m) Each of the Loan Parties and each of their Subsidiaries own or have the legal right to use all of the patents, licenses, franchises, copyrights, service marks, trademarks, trade secrets and trade names that are necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as now conducted and as currently proposed to be conducted, without known conflict with the rights of any other Person (other than any such patent, licence, franchise, copyright, service mark, trademark, trade secret, trade name or other right that, both individually and in the aggregate, is not material to the business, financial condition or operations of the Loan Party or the Subsidiary of a Loan Party that owns or possesses it). No action, suit, litigation, arbitration or proceeding is pending or, to the best knowledge of the Borrower, threatened (and, to the best knowledge of the Borrower, no investigation is pending or threatened) challenging the use by any of the Loan Parties or any of their Subsidiaries of any such patent, license, franchise, copyright, service mark, trademark, trade secret, trade name or the validity or effectiveness thereof, except for any such action, suit, investigation, litigation, arbitration or proceeding that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (n) None of the proceeds of any Advance or the drawings under any Letter of Credit will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Exchange Act. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207)). None of the proceeds of any Advance or the drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                  (o) Neither any of the Loan Parties nor any of their Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" (each as defined in the Investment Company Act of 1940, as amended). None of the making (or deemed making) of any Advance, the issuance (or deemed issuance) of any Letter of Credit or the application of the proceeds therefrom, or the repayment of any Advance by the Borrower, or the consummation of the Transaction or any of the other transactions contemplated hereby, will violate any provision of the Investment Company Act of 1940, as amended, or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (p) The Borrower is, individually and together with its Subsidiaries, taken as a whole, Solvent.

                  (q) Neither any of the Loan Parties nor any of their Subsidiaries is a party to any loan agreement, indenture, mortgage, deed of trust, lease, instrument, contract or other agreement or is subject to any restriction in its Constitutive Documents or any other corporate, partnership, limited liability company or similar restriction that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (r) Except as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there is
         (i) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against any of the Loan Parties or any of their Subsidiaries by or before any Governmental Authority, and no grievance or arbitration proceeding pending or, to the best knowledge of the Borrower, threatened against any of the Loan Parties or any of their Subsidiaries which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of the Borrower, threatened against any of the Loan Parties or any of their Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of any of the Loan Parties or any of their Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them.

                  (s) Except as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, there exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between
         (i) any of the Loan Parties or any of their Subsidiaries, on the one hand, and any carrier, any customer or any group thereof, on the other hand, or (ii) any of the Loan Parties or any of their Subsidiaries, on the one hand, and any supplier thereof, on the other hand; and, to the best knowledge of the Borrower, there exists no present state of facts or circumstances that could reasonably be expected to give rise to or result in any such termination, cancellation, limitation, modification or change.

                  (t) No ERISA Event has occurred or could reasonably be expected to occur with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect. Schedule B (Actuarial Information) to the most recent annual report (form 5500 series) for each of the Plans, copies of which have been filed with the Internal Revenue Service and furnished or made available to the Lender Parties, is complete and accurate and fairly presents in all material respects the funding status of such Plan; and, since the date of such Schedule B, there has been no material adverse change in the funding status of such Plan. Neither any of the Loan Parties nor any of the ERISA Affiliates (i) has incurred or could reasonably be expected to incur any Withdrawal Liability to any Multiemployer Plan in excess of $1,000,000 or (ii) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best knowledge of the Loan Parties and the ERISA Affiliates, no such Multiemployer Plan could reasonably be expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  (u) The operations and properties of each of the Loan Parties and each of their Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits; all past noncompliance with such Environmental Laws and Environmental Permits has been resolved without any material ongoing obligations or costs; all Environmental Permits that are necessary for the operations or properties of any of the Loan Parties or any of their Subsidiaries have been obtained and are in full force and effect, except where and to the extent that the failure to obtain or maintain in full force and effect any such Environmental Permit, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and no circumstances exist that, either individually or in the aggregate, could reasonably be expected to (i) form the basis of an Environmental Action against any of the Loan Parties or any of their Subsidiaries or any of the properties thereof that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy or use or on the transferability of such property by any of the Loan Parties or any of their Subsidiaries under any Environmental Law.

                  (v) (i) None of the properties owned or operated by any of the Loan Parties or any of their Subsidiaries is listed or, to the best knowledge of the Borrower, is proposed for listing on the NPL or on the CERCLIS or any analogous state or local list or, to the best knowledge of the Borrower, is adjacent to any such property; and (ii) except as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (A) there are no, and never have been any, underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed of on any property owned or operated by any of the Loan Parties or any of their Subsidiaries or, to the best knowledge of the Borrower, on any property formerly owned or operated by any of the Loan Parties or any of their Subsidiaries, (B) there is no asbestos or asbestos-containing material on any property owned or operated by any of the Loan Parties or any of their Subsidiaries and (C) Hazardous Materials have not been released, discharged or disposed of on any property owned or operated by any of the Loan Parties or any of their Subsidiaries.

                  (w) Neither any of the Loan Parties nor any of their Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law that, either individually or in the aggregate, could reasonably be expected to result in material liability to the Borrower or any of its Subsidiaries. All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property owned or operated by any of the Loan Parties or any of their Subsidiaries have been disposed of in a manner that, either individually or in the aggregate, could not reasonably be expected to result in material liability to the Borrower or any of its Subsidiaries.

                  (x) Each of the Loan Parties and each of their Subsidiaries and Affiliates have filed, have caused to be filed or have been included in all federal and state tax returns, reports and statements, and all other material tax returns, reports and statements, required to be filed and have paid or caused to be paid all taxes, assessments, levies, fees and other charges shown thereon (or on any assessments received by any such Person or of which any such Person has been notified) to be due and payable, together with applicable interest and penalties, except for any such taxes, assessments, levies, fees and other charges the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the applicable Loan Party or Subsidiary or Affiliate of a Loan Party, as the case may be, has established appropriate and adequate reserves in accordance with GAAP. All of the tax returns, reports and statements referred to in the immediately preceding sentence have been prepared in good faith and are complete and accurate in all material respects for each of the Loan Parties and each of their Subsidiaries for the respective periods covered thereby.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list, as of the date of this Agreement, of each of the Open Years of each of the Loan Parties and each of their Subsidiaries. There are no adjustments, as of the date of this Agreement, to (i) the federal income tax liability (including, without limitation, interest and penalties) of any of the Loan Parties or any of their Subsidiaries proposed in writing by the Internal Revenue Service with respect to their respective Open Years or (ii) any foreign, state or local tax liability (including, without limitation, interest and penalties) of any of the Loan Parties or any of their Subsidiaries proposed in writing by any foreign, state or local taxation authority or other Governmental Authority (other than amounts arising solely from adjustments to federal income tax returns of the Loan Parties and their Subsidiaries) that, in the case of clauses (i) and (ii) of this sentence, have not been fully assumed or retained by (or for which the Loan Parties and their Subsidiaries are not fully and unconditionally indemnified for by), the Sellers under the terms of the Recapitalization Agreement. No issues have been raised by the Internal Revenue Service in respect of Open Years of any of the Loan Parties or any of their Subsidiaries or by any such foreign, state or local taxation authorities or other Governmental Authorities that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any of the Loan Parties nor any of their Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the assessment, reassessment, payment or collection of taxes of any Loan Party or any such Subsidiary, or is aware of any circumstances that would cause the taxable years or other taxable periods of any Loan Party or any such Subsidiary to no longer be subject to the normally applicable statute of limitations. Neither any of the Loan Parties nor any of their Subsidiaries has provided, with respect to itself or any property held by it, any consent under Section 341(f) of the Internal Revenue Code.

                  (z) At all times from 1982 until the Closing Date, the Borrower had in effect a valid election under Section 1362(a) of the Internal Revenue Code (or a comparable election under any successor provision) to be taxed as an "S Corporation" for federal income tax purposes and comparable elections under state or local law and the Borrower has not received and is not aware of any proposal from the Internal Revenue Service or any state or local taxation authority to disallow such election to be taxed as an "S Corporation" (or any comparable state or local law election) for any taxable year from 1982 to the short taxable year ending on the day immediately preceding the Closing Date.

                  (aa) The Borrower, on behalf of itself and its Subsidiaries,
         (i) has initiated a review and assessment of all areas within its own and each of its Subsidiaries' business and operations (including those affected by material suppliers, vendors and customers) that could reasonably be expected to be adversely affected by the risk that computer applications used by the Borrower or any of its Subsidiaries (or by their respective material suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (collectively, the "Year 2000 Problem"), (ii) has developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and
         (iii) has implemented such plan to date in accordance with such timetable. Based on the foregoing, the Borrower believes that all computer applications (including those of its own and each of its Subsidiary's suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so, either individually or in the aggregate, could not reasonably be expected to have Material Adverse Effect.

                  (bb) Set forth on Schedule 3.01(f) hereto is a complete and accurate list as of the Closing Date of all Surviving Indebtedness, showing, as of such date, the principal amount outstanding thereunder, the interest rate thereon, the scheduled maturity date thereof and the amortization schedule, if any, therefor.

                  (cc) Set forth on Schedule 4.01(cc) hereto is a complete and accurate list as of the Closing Date of all Liens on the property or assets of the Borrower, showing as of such date, the lienholder thereof, the principal amount of the Obligations secured thereby and the property or assets of the Borrower subject thereto.

                  (dd) Set forth on (i) Part A of Schedule 4.01(dd) hereto is a complete and accurate list as of the date of this Agreement or as of the date of the most recent amendment, supplement or other modification to Schedule 4.01(dd) hereto (whether pursuant to Section 5.03(g) or otherwise) of all real property owned by the Borrower or any of its Subsidiaries, showing as of such date, the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof and (ii) Part B of Schedule 4.01(dd) hereto is a complete and accurate list as of the date of this Agreement or as of the date of the most recent amendment, supplement or other modification to Schedule 4.01(dd) hereto (whether pursuant to Section 5.03(g) or otherwise) of all leases of real property under which any of the Loan Parties or any of their Subsidiaries is the lessee, showing as of such date, the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. The Borrower and each of its Subsidiaries have good, marketable and insurable fee simple title to all of the real property set forth on Part A of Schedule 4.01(dd) hereto, free and clear of all Liens other than Liens created or expressly permitted under the Loan Documents, except for any such real property that has been sold, leased, transferred or otherwise disposed of in accordance with the terms of the Loan Documents. All of the leases referred to on Schedule 4.01(dd) hereto are valid and subsisting and in full force and effect, unless such lease has lapsed, terminated or been canceled in accordance with the terms of the Loan Documents.

                  (ee) Set forth on Schedule 4.01(ee) hereto is a complete and accurate list as of the date of this Agreement or as of the date of the most recent amendment, supplement or other modification to Schedule 4.01(ee) hereto (whether pursuant to Section 5.03(g) or otherwise) of all of the Investments (other than cash and Cash Equivalents and intercompany Investments expressly permitted under Section 5.02(e)(iv)) held by any of the Loan Parties or any of their Subsidiaries, showing, as of such date, the amount, the obligor or issuer thereof and the maturity, if any, thereof.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any of the Advances or any of the other Obligations of any Loan Party under or in respect of any of the Loan Documents (other than any such Obligations of any of the Loan Parties under Section 2.10, 2.12 or 8.04 (or other similar provisions of the other Loan Documents that are specified under the terms thereof to survive the payment in full of such other Obligations under or in respect of the Loan Documents) to the extent no demand or claim thereunder has been made) shall remain unpaid, any of the Letters of Credit shall remain outstanding or any of the Lender Parties shall have any Commitment hereunder, the Borrower will, at all times:

                  (a) Compliance with Laws, Maintenance of Governmental Authorizations, Etc. (i) Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Requirements of Law, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and (ii) except as provided in
         Section 5.01(e), obtain and maintain in effect all Governmental Authorizations that are necessary (A) to own or lease and operate their respective property and assets and to conduct their respective businesses as now conducted and as proposed to be conducted, except where and to the extent that the failure to obtain or maintain in effect any such Governmental Authorization, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (B) for the due execution, delivery or performance by the Borrower or any of its Subsidiaries of any of the Loan Documents or the Related Documents to which it is or is to be a party, or for the consummation of any aspect of the Transaction or any of the other transactions contemplated hereby and thereby. This Section 5.01(a) shall not apply to compliance with Environmental Laws or Environmental Permits (which is the subject of Section 5.01(c)).

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, to the extent due and payable and before the same shall become delinquent, (i) all taxes, assessments, reassessments, levies and other governmental charges imposed upon it or upon its property, assets, income or franchises and
         (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property and assets or any part thereof; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, reassessment, levy, charge or claim the amount, applicability or validity of which is being contested in good faith and by proper proceedings diligently conducted and as to which appropriate and adequate reserves are being maintained by the Borrower or its applicable Subsidiary in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property and assets and enforcement, collection, execution, levy or foreclosure proceedings shall have been commenced with respect thereto.

                  (c) Compliance with Environmental Laws. (i) Comply (and require all lessees and other Persons operating or occupying any of its properties to comply), and cause each of its Subsidiaries to comply (and to require all lessees and other Persons operating or occupying any of its properties to comply), in all material respects, with all of the applicable Environmental Laws and the Environmental Permits applicable to such Person or its operations or properties; (ii) obtain and renew, and cause each of its Subsidiaries to obtain and renew, all of the Environmental Permits necessary for the ownership or operation of their respective properties or the conduct of their respective businesses as now conducted and as proposed to be conducted; and (iii) conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling or testing, and undertake, and cause each of its Subsidiaries to undertake, any cleanup, removal, remedial or other action, necessary to remove and clean up all of the Hazardous Materials from any of its properties in accordance with the requirements of all applicable Environmental Laws, except, in the case of clause (ii) or (iii) of this Section 5.01(c), where the failure to obtain or renew any such Environmental Permit, to conduct any such investigation, study, sampling or testing or to undertake any such cleanup, removal, remedial or other action, either individually or in the aggregate, could not reasonably be expected (A) to have a Material Adverse Effect or (B) to subject the Borrower or any of its Subsidiaries to any criminal penalty or liability or to subject the Administrative Agent or any of the Lender Parties to any criminal penalty or liability or (except for nonmaterial fines for which the Administrative Agent or such Lender Party is fully indemnified under
         Section 8.04) any civil penalty or liability; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action otherwise required under this Section 5.01(c) to the extent that the amount, applicability or validity thereof is being contested in good faith and by proper proceedings diligently conducted and appropriate and adequate reserves are being maintained by the Borrower or its applicable Subsidiary with respect to such circumstances in accordance with GAAP.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance for their respective properties, assets and businesses (i) with insurance companies or associations that have, or that have directly reinsured such insurance with insurance companies or associations that have, an A.M. Best Company claims paying ability rating of at least "A-" (or the then equivalent rating) and
         (ii) of such types (including, without limitation, insurance against theft and fraud and against loss or damage by fire, explosion or hazard of or to property and general public liability insurance), in such amounts and with such deductibles, covering such casualties and contingencies and otherwise on such terms as are at least as favorable as those usually carried by companies of established reputations engaged in similar businesses and owning similar properties and assets in the same general areas in which the Borrower or its applicable Subsidiary operates or as may otherwise be required by applicable Requirements of Law; provided, however, that the Borrower and its Subsidiaries may effect workers' compensation insurance or similar coverage with respect to their respective operations in any particular jurisdiction through an insurance fund operated by such jurisdiction or by meeting the self-insurance requirements of such jurisdiction so long as the Borrower or such Subsidiary establishes and maintains appropriate and adequate reserves therefor in accordance with GAAP.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, organization, rights (statutory and pursuant to its Constitutive Documents), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries (i) may consummate any merger or consolidation otherwise expressly permitted under Section 5.02(c) and (ii) may amend, supplement or otherwise modify their rights under their respective Constitutive Documents to the extent otherwise expressly permitted under Section 5.02(m); and provided further, however, that neither the Borrower nor any of its Subsidiaries shall be required to preserve any permit, license, approval, privilege or franchise if the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties or, solely in the case of any such permit, license or qualification to do business as a foreign corporation, limited partnership or limited liability company in any jurisdiction, that the loss thereof, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof (so long as such agents or representatives are or agree to be bound by the provisions of Section 8.09), to examine and make copies of and abstracts from the records and books of account of, and to visit the properties of, the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and/or any of its Subsidiaries with any of their officers or directors and with their independent public accountants (and, in furtherance thereof, the Borrower shall deliver to any independent public accountants engaged by the Borrower or any of its Subsidiaries after the date of this Agreement a letter from the Borrower, on behalf of itself and its Subsidiaries, advising such accountants that the Administrative Agent, on behalf of the Lender Parties, has been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information relating to the financial condition, operations or performance of the Borrower or any of its Subsidiaries that they may have and directing such accountants to comply with any reasonable request of the Administrative Agent for such information).

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account in which full and accurate entries shall be made of all of the financial transactions and the property, assets and businesses of the Borrower and each of its Subsidiaries (including, without limitation, the establishment and maintenance of adequate and appropriate reserves) in accordance with GAAP and all applicable Requirements of Law.

                  (h) Maintenance of Properties, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that, either individually or in the aggregate, are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, and (ii) make, and cause each of its Subsidiaries to make, from time to time, all repairs, renewals, additions, replacements, betterments and improvements of such properties that are reasonably necessary in order to permit the business and activities carried on in connection therewith to be properly conducted at all times.

                  (i) Compliance with Terms of Leaseholds. (i) Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or to be terminated or any rights to renew such leases to be forfeited or canceled, in each case except to the extent that, in the reasonable business judgment of the Borrower or the Subsidiary of the Borrower that is the lessee thereof, it is in the best interest of the Borrower or such Subsidiary, as the case may be, to allow or to cause such nonperformance, lapse, termination, forfeiture or cancellation, and such nonperformance, lapse, termination, forfeiture or cancellation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) promptly notify the Administrative Agent, upon obtaining knowledge thereof, of (A) any default by any party with respect to any lease that is material to the business, financial condition or operations of the Borrower or the Subsidiary thereof that occupies the real property subject to such lease or is otherwise the lessee thereof, and cooperate with the Administrative Agent to cure any such default, and (B) any material nonperformance, or any lapse, termination, forfeiture or cancellation of any lease otherwise permitted to occur under clause (i) of this Section 5.01(i), and, in respect of each of the foregoing provisions of this Section 5.01(i), cause each of its Subsidiaries to do so.

                  (j) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, directly or indirectly, all transactions or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or any of its Subsidiaries than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate thereof, other than:

                           (i) the consummation of the Recapitalization;

                           (ii) the performance by the Borrower of its
                  obligations under the Related Documents, in each case as in effect on the Closing Date;

                           (iii) loans and advances by the Borrower or any of
                  its Subsidiaries to one or more employees thereof, in each case to the extent permitted under Section 5.02(e)(vi);

                           (iv) the performance by the Borrower of its
                  obligations under the Operating Leases under which Rex Realty Co. or one or more other Affiliates of David Pratt is the lessor, as in effect on the Closing Date, and any extensions, renewals or refinancings thereof on terms no less favorable to the Borrower or any of its Subsidiaries or to the rights or interests of the Lender Parties than the terms of any such Operating Lease being so extended, renewed or refinanced;

                           (v) the payment of management fees in cash to one or
                  more of the THL Entities pursuant to the terms of the Professional Services Agreement, as in effect on the Closing Date, in an aggregate amount not to exceed $1,000,000 in any Fiscal Year;

                           (vi) the payment of nonrecurring transaction fees to
                  the THL Entities in connection with any purchase or other acquisition of a Person or a line of business by the Borrower or any of the Restricted Subsidiaries in an amount not to exceed 1% of the total consideration being paid by the Borrower and its Subsidiaries for such purchase or other acquisition, such fee, in each case, to be payable in full upon the consummation of the related purchase or other acquisition; and

                           (vii) any transaction or series of related
                  transactions solely between or among the Borrower and one or more of the Restricted Subsidiaries, between or among one or more of the Restricted Subsidiaries, or between or among one or more of the Unrestricted Subsidiaries, in each case to the extent such transaction or series of related transactions is otherwise permitted under the terms of the Loan Documents.

         Notwithstanding the foregoing provisions of this Section 5.01(j), neither the Borrower nor any of its Subsidiaries shall conduct any transaction or series of related transactions (other than any transaction or series of transactions otherwise permitted under any of clauses (i) through (vii) of this Section 5.01(j)), directly or indirectly, with any of its Affiliates (A) having an aggregate value or involving an aggregate amount of more than $2,000,000 unless the Borrower obtains a resolution of its board of directors certifying that such transaction or series of related transactions complies with this
         Section 5.01(j) and (B) having an aggregate value or involving an aggregate amount of more than $10,000,000 (other than any transaction or series of transactions otherwise permitted under any of clauses (i) through (vii) of this Section 5.01(j) or any sale by the Borrower of common Equity Interests therein) unless the Borrower has delivered to the Administrative Agent, on behalf of the Lender Parties, an opinion of an independent investment banking firm or appraisal firm of national standing stating that such transaction or series of related transactions are fair to the Borrower and/or its applicable Subsidiaries from a financial point of view.

                  (k) Covenant to Give Security. Upon (i) the request of the Administrative Agent following the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f) or an Event of Default or (ii) the purchase or other acquisition of any real property or any personal property by any Loan Party, which property, in the judgment of the Administrative Agent, shall not already be subject to a valid and perfected first priority lien and security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, the Borrower shall, in each case at its own expense:

                           (A) within ten days after such request or purchase or
                  other acquisition, furnish to the Administrative Agent a description of the real and personal properties of each of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Administrative Agent;

                           (B) within 20 days after such request or purchase or
                  other acquisition, duly execute and deliver, and cause each such Subsidiary to duly execute and deliver, to the Administrative Agent mortgages, collateral assignments, Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all of the Obligations of the applicable Loan Party or Subsidiary of a Loan Party, as the case may be, under and in respect of the Loan Documents and constituting liens on and security interests in all such real and personal properties;

                           (C) within 30 days after such request or purchase or
                  other acquisition, take, and cause each such Subsidiary to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements and IP Security Agreements--Short Form, the giving of notices and the endorsement of notices on title documents) may be necessary or in the reasonable opinion of the Administrative Agent advisable to vest in the Administrative Agent (or in any co-agent, sub-agent or other representative of the Administrative Agent designated by it) valid and subsisting liens on and security interests in the real and personal properties purported to be subject to the mortgages, collateral assignments, Security Agreement Supplements and security agreements delivered pursuant to this
                  Section 5.01(k), enforceable against all third parties in accordance with their terms;

                           (D) within 35 days after such request or purchase or
                  other acquisition, upon the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of one or more favorable opinions of counsel for the applicable Loan Parties, addressed to the Administrative Agent and the other Secured Parties and reasonably acceptable to the Administrative Agent, as to the matters contained in subclauses (A), (B) and (C) of this Section 5.01(k), as to such mortgages, collateral assignments, Security Agreement Supplements and security agreements being legal, valid and binding obligations of each of the Loan Parties party thereto, enforceable against such Loan Party in accordance with their terms, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid and perfected liens on and security interests in such real and personal properties, and as to such other matters as the Administrative Agent may reasonably request;

                           (E) as promptly as practicable after such request or
                  purchase or other acquisition, deliver, upon the reasonable request of the Administrative Agent, to the Administrative Agent with respect to each parcel of real property owned or held by the Loan Party or the Subsidiary of the Loan Party that is the subject of such request or such purchase or other acquisition, title reports, surveys and engineering, soils and other reports, and Phase I environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent, provided, however, that to the extent that any of the Loan Parties or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent;

                           (F) upon the occurrence and during the continuance of
                  a Default under Section 6.01(a) or 6.01(f) or an Event of Default, promptly execute and deliver, and cause each of its Subsidiaries to promptly execute and deliver, any and all instruments and take, and cause each of its Subsidiaries to take, any and all such other actions as may be necessary or as the Administrative Agent may deem reasonably desirable in order to obtain and maintain from and after the time any dividend or other distribution is paid or payable by any of the Subsidiaries of the Borrower a valid and perfected first priority lien on and security interest in such dividend or other distribution; and

                           (G) at any time and from time to time, promptly
                  execute and deliver any and all further instruments and documents and take all such other action as may be necessary or as the Administrative Agent may deem reasonably desirable in obtaining the full benefits of, or in perfecting and preserving the Liens created under, such mortgages, collateral assignments, Security Agreement Supplements and security agreements.

                  (l) Further Assurances. Promptly upon the request of the Administrative Agent, or any of the Lender Parties through the Administrative Agent, at any time and from time to time, (i) correct, and cause each of its Subsidiaries to promptly correct, any defect or error that may be discovered in any of the Loan Documents or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re- register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, collateral assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments and take such further actions, and cause each of its Subsidiaries promptly to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, collateral assignments, financing statements and continuations thereof, termination statements, notices of collateral assignments, transfers, certificates, assurances and other instruments and take such further action, as may be necessary or as the Administrative Agent, or any of the Lender Parties through the Administrative Agent, may reasonably request from time to time in order to (A) carry out more effectively the provisions and purposes of the Loan Documents or assure the Administrative Agent or the Lender Parties of their rights and interests herein and therein, (B) to the fullest extent permitted by applicable law, subject any of the Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any of the Loan Documents or under any other instrument executed in connection with any of the Loan Documents to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  SECTION 5.02. Negative Covenants. So long as any of the Advances or any of the other Obligations of any Loan Party under or in respect of any of the Loan Documents (other than any such Obligations of any of the Loan Parties under Section 2.10, 2.12 or 8.04 (or other similar provisions of the other Loan Documents that are specified under the terms thereof to survive the payment in full of such other Obligations under or in respect of the Loan Documents) to the extent no demand or claim thereunder has been made) shall remain unpaid, any of the Letters of Credit shall remain outstanding or any of the Lender Parties shall have any Commitment hereunder, the Borrower shall not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its property or assets of any character (including, without limitation, accounts), whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any similar Requirements of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement (or the equivalent thereof), or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any agreement or arrangement for the sale of any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions:

                           (i) Liens created under the Loan Documents;

                           (ii) Permitted Liens;

                           (iii) Liens existing on the Closing Date and
                  described on Schedule 4.01(cc) hereto;

                           (iv) purchase money Liens upon or in real property or
                  equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of its acquisition or the completion of its construction or improvement (other than any such Liens created in contemplation of such acquisition, construction or improvement that do not secure the purchase price of such real property or equipment); provided, however, that no such Lien shall extend to or cover any property or assets other than the real property or equipment being so acquired, constructed or improved; and provided further that (a) the principal amount of Indebtedness secured by any such Lien shall not exceed 100% of the lesser of (1) the cost to the Borrower or the applicable Subsidiary of the real property or equipment to be subject to any such Lien (including all such Indebtedness secured thereby, whether or not assumed) and (2) the Fair Market Value of such real property or equipment, determined as of the date of acquisition, construction or improvement thereof, and (b) any Indebtedness secured by Liens shall otherwise be expressly permitted under Section 5.02(b)(ii)(D) and shall not otherwise be prohibited under the terms of the Loan Documents;

                           (v) Liens arising solely in connection with
                  Capitalized Leases otherwise permitted under Section 5.02(b)(ii)(E) and not otherwise prohibited under the terms of the Loan Documents; provided that no such Lien shall extend to or cover any property or assets other than property or assets subject to such Capitalized Leases;

                           (vi) Liens upon any of the property and assets (other
                  than any Equity Interests in any Person) existing at the time such property or asset is purchased or otherwise acquired by the Borrower or any of its Subsidiaries; provided that any such Lien was not created in contemplation of such purchase or other acquisition and does not extend to or cover any property or assets other than the property or asset being so purchased or otherwise acquired; and provided further that any Indebtedness or other Obligations secured by such Liens shall otherwise be expressly permitted under Section 5.02(b) and shall not otherwise be prohibited under the terms of the Loan Documents;

                           (vii) Liens upon any of the property and assets
                  (other than any Equity Interests in any Person) of a Person and its Subsidiaries existing at the time such Person is merged into or consolidated with any of the Subsidiaries of the Borrower, or otherwise becomes a

                  Subsidiary of the Borrower, in accordance with the terms of the Loan Documents; provided that any such Lien was not created in contemplation of such merger, consolidation or acquisition and does not extend to or cover any property or assets other than property and assets of the Person and its Subsidiaries being so merged into or consolidated with the applicable Subsidiary of the Borrower or being acquired by the Borrower or its applicable Subsidiary, as the case may be; and provided further that any Indebtedness or other Obligations secured by such Lien shall otherwise be expressly permitted under Section 5.02(b) and shall not otherwise be prohibited under the terms of the Loan Documents;

                           (viii) deposits made, and letters of credit issued,
                  to secure the performance of Operating Leases of the Borrower and its Subsidiaries in the ordinary course of business; provided that no such Lien shall extend to or cover any property or assets other than such deposit or such letter of credit and the property and assets subject to such Operating Lease, as applicable; and provided further that any such Operating Lease shall not otherwise be prohibited under the terms of the Loan Documents;

                           (ix) Liens arising solely from precautionary filings
                  of financing statements under the Uniform Commercial Code of the applicable jurisdictions in respect of Operating Leases of the Borrower or any of its Subsidiaries not otherwise prohibited under the terms of the Loan Documents;

                           (x) Liens upon any of the property and assets of the
                  Foreign Subsidiaries to secure Indebtedness otherwise permitted under Section 5.02(b)(ii)(H) and not otherwise prohibited under the terms of the Loan Documents;

                           (xi) Liens not otherwise permitted under this Section
                  5.02(a) securing Obligations of the Borrower and its Subsidiaries (other than Indebtedness for borrowed money) in an aggregate amount not to exceed $3,000,000 at any time outstanding; and

                           (xii) the replacement, extension or renewal of any
                  Lien otherwise permitted to be created or to exist under clauses (iii) (except to the extent Schedule 4.01(cc) hereto provides that any such Lien shall not be replaced, extended or renewed), (iv), (v), (viii), (x) and (xi) of this Section 5.02(a) upon or in the same property and assets theretofore subject thereto; provided that no such extension, renewal or replacement shall extend to or cover any property or assets not theretofore subject to the Lien being extended, renewed or replaced and shall not secure any additional Indebtedness or other Obligations; and provided further that any Indebtedness secured by such Liens shall otherwise be permitted under the terms of the Loan Documents.

                  (b) Indebtedness. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, directly or indirectly, any Indebtedness other than:

                           (i) in the case of the Borrower,

                                    (A) Surviving Indebtedness;

                                    (B) Indebtedness under the Senior
                           Subordinated Notes Documents in an aggregate principal amount not to exceed $150,000,000;

                                    (C) Indebtedness evidenced by the Permitted
                           Preferred Stock; and

                                    (D) Indebtedness of the Borrower in respect
                           of interest rate Hedge Agreements entered into from time to time after the date of this Agreement with counterparties that are Lender Parties (or affiliates of Lender Parties) at the time any such interest rate Hedge Agreement is entered into in an aggregate notional amount not to exceed (1) 50% of the aggregate Commitments under all of the Facilities at the time any such interest rate Hedge Agreement is entered into less (2) the aggregate notional amount of all interest rate Hedge Agreements that constitute Investments made under Section 5.02(e)(iii); provided that in all cases under this subclause (i)(D), such interest rate Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof); and

                           (ii) in the case of the Borrower and its Subsidiaries,

                                    (A) Indebtedness under the Loan Documents;

                                    (B) guarantees of the Senior Subordinated
                           Notes by the wholly owned Subsidiaries of the Borrower, so long as (1) each such wholly owned Subsidiary is party to the Subsidiary Guarantee (whether directly or through a Guarantee Supplement) on or prior to the date on which it enters into such guarantee and (2) the Obligations of each such wholly owned Subsidiary under such guarantee are subordinated to the Obligations of such wholly owned Subsidiary under the Subsidiary Guarantee to at least the same extent as the Obligations of the Borrower under the Senior Subordinated Notes Documents are subordinated to the Obligations of the Borrower under and in respect of the Loan Documents;

                                    (C) Indebtedness of (1) the Borrower owing
                           to any of the Restricted Subsidiaries, (2) any of the Restricted Subsidiaries owing to the Borrower or any of the other Restricted Subsidiaries, (3) any of the Unrestricted Subsidiaries owing to the Borrower or any of the Restricted Subsidiaries to the extent the Investment in such Unrestricted Subsidiary is otherwise expressly permitted under Section 5.02(e)(x) and (4) any of the Unrestricted Subsidiaries owing to any of the other Unrestricted Subsidiaries; provided that all such intercompany Indebtedness owing to the Borrower or any of the Restricted Subsidiaries shall be evidenced by a promissory note containing subordination provisions in substantially the form of Exhibit H hereto and such other terms and conditions as shall be reasonably acceptable to the Administrative Agent, which promissory note shall, in each case, be pledged as Collateral to the Administrative Agent, on behalf of the Secured Parties, under the applicable Collateral Documents immediately upon the creation thereof;

                                    (D) Indebtedness secured by Liens expressly
                           permitted under Section 5.02(a)(iv) in an aggregate principal amount not to exceed, when aggregated with the principal amount of all Indebtedness incurred under subclause (ii)(E)(2) of this Section 5.02(b), $10,000,000 at any time outstanding;

                                    (E) (1) a Capitalized Lease replacing or
                           refinancing prior to September 30, 1999 the Operating Lease under which David Pratt leases an airplane to the Borrower on the date of this Agreement, which Capitalized Lease shall be in an aggregate amount (as capitalized in accordance with GAAP) not to exceed $10,000,000, and (2) Capitalized Leases which, when aggregated with the principal amount of all Indebtedness incurred under subclause (ii)(D) of this
                           Section 5.02(b), do not exceed $10,000,000 at any time outstanding;

                                    (F) Contingent Obligations of the Borrower
                           guaranteeing all or any portion of the outstanding Obligations of any of the Restricted Subsidiaries; provided that each such Obligation is not otherwise prohibited under the terms of the Loan Documents;

                                    (G) Indebtedness comprised of trade payables
                           or other accounts payable to trade creditors incurred in the ordinary course of business to the extent otherwise included in the definition of "Indebtedness" set forth in Section 1.01;

                                    (H) Indebtedness of one or more Foreign
                           Subsidiaries arising in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; provided that all such Indebtedness incurred pursuant to this subclause (ii)(H) shall be nonrecourse in all respects to the property and assets of the Loan Parties and their Subsidiaries (other than one or more of the Foreign Subsidiaries);

                                    (I) Indebtedness existing at the time that
                           any property or asset is purchased or otherwise acquired by the Borrower or any of its Subsidiaries, or that any Person (other than the Borrower or any of its Subsidiaries) is merged into or consolidated with any of the Subsidiaries of the Borrower or otherwise becomes a Subsidiary of the Borrower, in accordance with the terms of the Loan Documents in an aggregate principal amount not to exceed the lesser of (1) $5,000,000 at any time outstanding and (2) the aggregate amount of Indebtedness that would be able to be incurred or assumed at such time under subclause (ii)(J) of this Section 5.02(b); provided that (x) no such Indebtedness shall be incurred in contemplation of any such purchase or other acquisition or any such merger, consolidation or acquisition, (y) such Indebtedness shall be secured, if at all, solely by Liens expressly permitted under
                           Section 5.02(a)(vi) or 5.02(a)(vii) and (z) immediately before and immediately after giving pro forma effect to such Indebtedness, no Default shall have occurred and be continuing;

                                    (J) Indebtedness not otherwise permitted
                           under this Section 5.02(b) in an aggregate principal amount, when aggregated with the aggregate principal amount of all Indebtedness incurred under subclause
                           (ii)(I) of this Section 5.02(b), not to exceed $20,000,000 at any time outstanding; provided that, with respect to any such Indebtedness issued or incurred pursuant to this subclause (ii)(J), (1) such Indebtedness shall not have a maturity date or any scheduled or mandatory redemption or repurchase date prior to at least one year after the scheduled Termination Date, (2) such Indebtedness shall not be guaranteed or otherwise credit enhanced by the Borrower or any of its Subsidiaries, (3) if such Indebtedness is comprised of seller financing of all or any portion of the purchase price of any property or assets purchased or otherwise acquired by the Borrower or any of its Subsidiaries pursuant to Section 5.02(e), such Indebtedness shall be subordinated to the Obligations of the Borrower or its applicable Subsidiary under and in respect of the Loan Documents on terms reasonably satisfactory to the Lender Parties, (4) the other terms and conditions of such Indebtedness (and of any agreement entered into and of any instrument issued in connection therewith) shall be no less favorable to the Borrower and its Subsidiaries or to the rights or interests of the Lender Parties than the terms of the Loan Documents and (5) immediately before and immediately after giving pro forma effect to such Indebtedness, no Default shall have occurred and be continuing;

                                    (K) endorsement of negotiable instruments
                           for deposit or collection or similar transactions in the ordinary course of business; and

                                    (L) Indebtedness extending the maturity of,
                           or refunding, refinancing or replacing, in whole or in part, any Indebtedness incurred under any of subclauses (i)(A) (except to the extent Schedule 3.01(f) hereto provides that such Indebtedness shall not be extended, refunded, refinanced or replaced),
                           (ii)(D), (ii)(E), (ii)(F), (ii)(H) and (ii)(J) of
                           this Section 5.02(b); provided, however, that (1) the aggregate principal amount of such extended, refunding, refinancing or replacement Indebtedness shall not be increased above the principal amount thereof and the premium, if any, payable thereon outstanding immediately prior to such extension, refunding, refinancing or replacement, (2) the direct and contingent obligors therefor shall not be changed as a result of or in connection with such extension, refunding, refinancing or replacement, (3) such extended, refunding, refinancing or replacement Indebtedness shall not mature prior to the stated maturity date or mandatory redemption date of the Indebtedness being so extended, refunded, refinanced or replaced, (4) if the Indebtedness being so extended, refunded, refinanced or replaced is subordinated in right of payment or otherwise to the Obligations of the Borrower or any of its Subsidiaries under and in respect of the Loan Documents, such extended, refunding, refinancing or replacement Indebtedness shall be subordinated to such Obligations to at least the same extent, (5) the terms of any such extending, refunding, refinancing or replacement Indebtedness (and of any agreement entered into and of any instrument issued in connection therewith) shall be no less favorable to the Borrower and its Subsidiaries or to the rights or interests of the Lender Parties than the terms of the Indebtedness being so extended, refunded, refinanced or replaced and (6) immediately before and immediately after giving pro forma effect to any such extension, refunding, refinancing or replacement, no Default shall have occurred and be continuing.

                  (c) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into or consolidate with it, or permit any of its Subsidiaries to do so, except that:

                           (i) any of the Restricted Subsidiaries may merge into or consolidate with the Borrower; provided that the Borrower is the surviving corporation;

                           (ii) any of the Subsidiaries of the Borrower may
                  merge into or consolidate with any of the Restricted Subsidiaries; provided that the Person formed by such merger or consolidation is a Restricted Subsidiary;

                           (iii) any of the Unrestricted Subsidiaries may merge
                  into or consolidate with any of the other Unrestricted Subsidiaries;

                           (iv) in connection with any purchase or other
                  acquisition of Equity Interests in, or property and assets of, any Person permitted under Section 5.02(e)(ix), any of the Subsidiaries of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (A) if such Subsidiary of the Borrower is a Restricted Subsidiary, the Person formed by such merger or consolidation shall be a Restricted Subsidiary, (B) if such Subsidiary is a non-wholly owned Domestic Subsidiary, the Person formed by such merger or consolidation shall be a Domestic Subsidiary and (C) if such Subsidiary is a Foreign Subsidiary, the Person formed by such merger or consolidation shall be a Subsidiary of the Borrower; and provided further that the Person with which such Subsidiary is merging or consolidating (1) shall be engaged in substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course and (2) shall not have any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Senior Financial Officer); and

                           (v) in connection with any sale, transfer or other
                  disposition of all or substantially all of the Equity Interests in, or the property and assets of, any Person permitted under Section 5.02(d)(ix), any of the Subsidiaries of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it.

         In all cases under this Section 5.02(c), (x) such merger or consolidation shall be effected in compliance with all applicable Requirements of Law, (y) all Governmental Authorizations, and all consents, approvals and authorizations of, and notices and filings to or with, and other actions by, any other Person necessary in connection with such merger or consolidation shall have been obtained or made and
         (z) immediately before and immediately after giving pro forma effect to such merger or consolidation, no Default shall have occurred and be continuing. In addition, in the case of any merger or consolidation effected pursuant to clause (iv) or (v) of this Section 5.02(c), immediately after giving effect to such merger or consolidation, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such merger or consolidation had been consummated as of the first day of the fiscal period covered thereby and to give effect to all of the pro forma cost savings of the Borrower and its Subsidiaries that are to be recognized as a result of such merger or consolidation. The Borrower shall notify the Administrative Agent of any proposed merger or consolidation at least five Business Days prior to the date on which such merger or consolidation is to be effected and shall deliver to the Administrative Agent, on behalf of the Lender Parties, at the time such notice is delivered, a certificate of a Senior Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the applicable requirements set forth in the two immediately preceding sentences have been satisfied or will be satisfied prior to the consummation of the applicable merger or consolidation and, in the case of any merger or consolidation proposed to be effected pursuant to clause (iv) of this
         Section 5.02(c), that all of the matters described in the provisos to such clause (iv) have been or will be so satisfied and, in any event, including a schedule that sets forth in reasonable detail all of the pro forma cost savings of the Borrower and its Subsidiaries that are to be realized as a result of such merger or consolidation and all of the computations used by the Borrower in determining compliance with such requirements.

                  (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any property or assets (including, without limitation, any Equity Interests), or grant any option or other right to purchase, lease or otherwise acquire any property or assets, except that so long as no Default shall have occurred and be continuing at the time of any of the transactions described in clauses (v), (viii), (ix) and (x) or would occur as a result thereof:

                           (i) the Borrower and its Subsidiaries may sell Inventory in the ordinary course of business;

                           (ii) the Borrower and its Subsidiaries may sell,
                  lease, transfer or otherwise dispose of property and assets in a transaction otherwise expressly permitted under Section 5.02(a), 5.02(c) (other than clause (v) thereof), 5.02(e) or 5.02(f);

                           (iii) (A) the Borrower may sell, lease, transfer or
                  otherwise dispose of any of its property or assets to any of the Restricted Subsidiaries, (B) any of the Restricted Subsidiaries may sell, lease, transfer or otherwise dispose of any of its property or assets to the Borrower or any of the other Restricted Subsidiaries, (C) any of the Unrestricted Subsidiaries may sell, lease, transfer or otherwise dispose of any of its property or assets for Fair Market Value to the Borrower or any of its Subsidiaries and (D) any of the Unrestricted Subsidiaries may sell, lease, transfer or otherwise dispose of any of its property and assets to any of the Unrestricted Subsidiaries;

                           (iv) the Borrower and its Subsidiaries may sell any
                  real property or equipment that is replaced, or the replacement of which has been commenced and substantially completed, within 180 days after the date of such sale with real property or equipment, as the case may be, of equal or greater value (as determined in good faith by management of the Borrower); provided, however, that if any such real property or equipment is not replaced, or the replacement thereof has not been substantially completed, within such 180 day period, or if at any time during such 180 day period a Default under Section 6.01(a) or 6.01(f) or an Event of Default shall have occurred and be continuing, then the Net Cash Proceeds of such sale shall be applied on the last day of such period or on the date of such Default or Event of Default, as the case may be, to reduce the Commitments in accordance with, and to the extent required under, Section 2.05(b) and to prepay the Advances (and/or to cash collateralize the Letters of Credit) outstanding at such time in accordance with, and to the extent required under, Section 2.06(b)(ii);

                           (v) the Borrower and its Subsidiaries may sell,
                  lease, transfer or otherwise dispose of any obsolete, damaged or worn out equipment that is no longer useful in the conduct of their businesses and operations in the ordinary course of business; provided, however, that in the case of each such sale, lease, transfer or other disposition of obsolete, damaged or worn out equipment in which the Borrower and its Subsidiaries receive total consideration in excess of $2,000,000, all of the Net Cash Proceeds of such sale, lease, transfer or other disposition shall be applied on the date of receipt of such Net Cash Proceeds to reduce the Commitments in accordance with, and to the extent required under, Section 2.05(b) and to prepay the Advances (and/or to cash collateralize the Letters of Credit) outstanding at such time in accordance with, and to the extent required under, Section 2.06(b)(ii);

                           (vi) leases or subleases of real property of the
                  Borrower or any of its Subsidiaries to any Person so long as each such lease or sublease, as the case may be, (A) shall not interfere in any material respect with the business or operations of the Borrower or any of the Restricted Subsidiaries and (B) shall be for consideration in an amount (determined by reference to the lease payments owing from such Person on an annual basis) at least equal to the lease payments, if any, owing from the Borrower or such Subsidiary on such real property or, if less, to the Fair Market Value of such lease or sublease at the time such lease or sublease is created;

                           (vii) nonexclusive licenses of Patents, Trademarks,
                  computer software and know-how to customers of the Borrower or any of its Subsidiaries in the ordinary course of business so long as (A) the Borrower or such Subsidiary retains and protects the right to use all or any portion of such Patents, Trademarks, computer software and know-how to the extent necessary to properly conduct the business of the Borrower and its Subsidiaries (in each case as determined by management of the Borrower in good faith) and (B) each such license shall be for the Fair Market Value thereof or shall be provided to a customer of the Borrower or any of its Subsidiaries in connection with the provision of services in the ordinary course of business;

                           (viii) the sale, transfer or other disposition of any
                  property and assets of the Borrower and its Subsidiaries within 270 days of the date on which such property and assets were purchased or otherwise acquired pursuant to Section 5.02(e)(ix); provided that:

                                    (A) the gross proceeds received from any
                           such sale, lease, transfer or other disposition shall be at least equal to the Fair Market Value of the property and assets so sold, transferred or otherwise disposed of, determined at the time of such sale, transfer or other disposition;

                                    (B) at least 90% of the value of the
                           aggregate consideration received from any such sale, transfer or other disposition shall be in cash and shall be received within ten Business Days after the date of consummation of such transaction;

                                    (C) all of the noncash consideration
                           received in any such sale, transfer or other disposition shall be pledged as Collateral under, and in accordance with the terms of, the Collateral Documents promptly upon receipt thereof; and

                                    (D) all of the Net Cash Proceeds received in
                           any such sale, transfer or other disposition shall be applied on the date of receipt thereof by the Borrower or any of its Subsidiaries to reduce the Commitments in accordance with, and to the extent required under, Section 2.05(b) and to prepay the Advances (and/or to cash collateralize the Letters of Credit) outstanding at such time in accordance with, and to the extent required under, Section 2.06(b)(ii);

                           (ix) the Borrower and its Subsidiaries may sell,
                  lease, transfer or otherwise dispose of property and assets not otherwise permitted to be sold, leased, transferred or disposed of pursuant to this Section 5.02(d) so long as the aggregate Fair Market Value of all of the property and assets of the Borrower and its Subsidiaries so sold, leased, transferred or otherwise disposed of pursuant to this clause
                  (ix) does not exceed $30,000,000; provided that:

                                    (A) the gross proceeds received from any
                           such sale, lease, transfer or other disposition shall be at least equal to the Fair Market Value of the property and assets so sold, leased, transferred or otherwise disposed of, determined at the time of such sale, lease, transfer or other disposition;

                                    (B) at least 90% of the value of the
                           aggregate consideration received from any such sale, lease, transfer or other disposition shall be in cash and shall be received within ten Business Days after the date of consummation of such transaction;

                                    (C) all of the noncash consideration
                           received in any such sale, lease, transfer or other disposition shall be pledged as Collateral under, and in accordance with the terms of, the Collateral Documents promptly upon receipt thereof; and

                                    (D) all of the Net Cash Proceeds received in
                           any such sale, lease, transfer or other disposition shall be applied on the date of receipt thereof by the Borrower or any of its Subsidiaries to reduce the Commitments in accordance with, and to the extent required under, Section 2.05(b) and to prepay the Advances (and/or to cash collateralize the Letters of Credit) outstanding at such time in accordance with, and to the extent required under, Section 2.06(b)(ii); and

                           (x) the grant of any option or other right to
                  purchase any property or asset in a transaction that is otherwise permitted under clause (iv), (v), (viii) or (ix) of this Section 5.02(d).

                  (e) Investments in Other Persons. Purchase, acquire, make or hold, or permit any of its Subsidiaries to purchase, acquire, make or hold, any Investment in any Person, except:

                           (i) Investments existing on the Closing Date and described on Schedule 4.01(ee) hereto;

                           (ii) Investments in cash and Cash Equivalents;

                           (iii) in the case of the Borrower, Investments in
                  respect of interest rate Hedge Agreements entered into from time to time after the date of this Agreement with one or more counterparties that are Lender Parties (or affiliates of Lender Parties) at the time any such interest rate Hedge Agreement is entered into in an aggregate notional amount not to exceed (A) 50% of the aggregate Commitments under all of the Facilities at the time any such interest rate Hedge Agreement is entered into less (B) the aggregate notional amount of any interest rate Hedge Agreements that constitute Indebtedness incurred under Section 5.02(b)(i)(D) and outstanding at such time; provided that all such interest rate Hedge Agreements shall be nonspeculative in nature (including, without limitation, with respect to the term and purpose thereof);

                           (iv) Investments by (A) the Borrower in any of the
                  Restricted Subsidiaries, (B) any of the Subsidiaries of the Borrower in the Borrower or any of the Restricted Subsidiaries and (C) any of the Unrestricted Subsidiaries in any of the other Unrestricted Subsidiaries;

                           (v) Investments by the Borrower and its Subsidiaries
                  in account debtors received in connection with the bankruptcy or reorganization, or in settlement of the delinquent obligations of financially troubled suppliers or customers, in the ordinary course of business and in accordance with applicable collection and credit policies established by the Borrower or such Subsidiary, as the case may be;

                           (vi) loans and advances by the Borrower and its
                  Subsidiaries to their respective employees in an aggregate amount not to exceed $4,750,000 at any time outstanding;

                           (vii) the acceptance of promissory notes, contingent
                  payment obligations and other noncash consideration received as partial payment of the purchase price of any property or assets sold, leased, transferred or otherwise disposed of in accordance with Sections 5.02(d)(viii) and 5.02(d)(ix);

                           (viii) the assumption of Indebtedness of any Person
                  existing at the time that all or substantially all of the property and assets of such Person are purchased or otherwise acquired by the Borrower or any of its Subsidiaries, or that such Person is merged into or consolidated with any of the Subsidiaries of the Borrower, or becomes a Subsidiary of the Borrower; provided that such Indebtedness is otherwise expressly permitted to be incurred under Section 5.02(b)(ii)(I) and such purchase or other acquisition or such merger, consolidation or acquisition is otherwise not prohibited under the terms of the Loan Documents; and

                           (ix) the purchase or other acquisition of all of the
                  Equity Interests in, or all or substantially all of the property and assets of, any Person that, upon the consummation thereof, will be owned directly by the Borrower or any of the Restricted Subsidiaries or will be a Restricted Subsidiary (including, without limitation, as a result of a merger or consolidation) with or into a Restricted Subsidiary, with the surviving entity being a Restricted Subsidiary); provided that, with respect to each purchase or other acquisition made pursuant to this clause (ix):

                                    (A) any newly created or acquired Restricted
                           Subsidiary shall comply with the requirements of Sections 5.01(k) and 5.02(k);

                                    (B) the lines of business of the Person to
                           be (or the property and assets of which are to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

                                    (C) such purchase or other acquisition shall
                           not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or the persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Senior Financial Officer);

                                    (D) the total cash and noncash consideration
                           (including, without limitation, the Fair Market Value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and noncash consideration paid by or on behalf of the Borrower and its Subsidiaries for all other purchases and other acquisitions made by the Borrower and its Subsidiaries pursuant to this clause (ix), shall not exceed the sum of (1) $25,000,000, (2) the aggregate amount of all Permitted Affiliate Investments made in connection with all such purchases and other acquisitions pursuant to this clause (ix) at or prior to the time of such purchase or other acquisition and
                           (3) an amount equal to the aggregate amount of all Net Cash Proceeds received from the prior sale, lease, transfer or other disposition of property and assets purchased or otherwise acquired by the Borrower and its Subsidiaries pursuant to this clause
                           (ix) in accordance with the terms of Section
                           5.02(d)(viii);

                                    (E) (1) immediately before and immediately
                           after giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 5.04, such compliance to be determined on the basis of the Required Financial Information most recently delivered to the Administrative Agent and the Lender Parties as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and to give effect to all of the pro forma cost savings of the Borrower and its Subsidiaries that are to be recognized as a result of such purchase or other acquisition; and

                                    (F) the Borrower shall have delivered to the
                           Administrative Agent, on behalf of the Lender Parties, at least five Business Days prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Senior Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause
                           (ix) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition (and including a schedule that sets forth in reasonable detail all of the pro forma cost savings of the Borrower and its Subsidiaries that are to be recognized as a result of such purchase or other acquisition and all of the computations used by the Borrower in determining compliance with such requirements); and

                           (x) Investments by the Borrower and its Subsidiaries
                  not otherwise permitted under this Section 5.02(e) in an aggregate amount not to exceed the sum of (A) $15,000,000 and
                  (B) the aggregate amount of all Permitted Affiliate Investments made in connection with all such Investments pursuant to this clause (x) at or prior to the time of such Investment; provided that, with respect to each Investment made pursuant to this clause (x):

                                    (1) such Investment shall not include or
                           result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of the Borrower or such Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Senior Financial Officer);

                                    (2) such Investment shall be in property and
                           assets which are part of, or in lines of business which are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Subsidiaries in the ordinary course;

                                    (3) any determination of the amount of such
                           Investment shall include all cash and noncash consideration (including, without limitation, the Fair Market Value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Subsidiaries in connection with such Investment; and

                                    (4) immediately before and immediately after
                           giving pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing.

                  (f) Restricted Payments. Declare or pay any dividends on, or purchase, redeem, retire, defease or otherwise acquire for value, any of its Equity Interests, now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as

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                                      -112-

         such, make any distribution of property, assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or issue or sell any Equity Interests therein or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower, or to issue or sell any of its Equity Interests in order to acquire such Equity Interests, except that so long as no Default shall have occurred and be continuing at the time of any of the transactions described in clauses (iv), (v)
         (vi) or (vii) or would occur as a result thereof:

                           (i)  the Borrower may consummate the
                  Recapitalization;

                           (ii) the Borrower may issue and sell the Warrants to
                  the purchasers of the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Notes Documents, and may issue and sell UIC Common Stock to the purchasers of the Senior Subordinated Notes upon the exercise of any of the Warrants in accordance with the terms of the Senior Subordinated Notes Documents;

                           (iii) the Borrower may declare and make dividends and
                  other distributions on its outstanding Equity Interests payable in UIC Common Stock or, solely in the case of the Permitted Preferred Stock, payable in additional shares of Permitted Preferred Stock;

                           (iv) the Borrower may issue and sell additional UIC
                  Common Stock so long as (A) the gross proceeds received from any such issuance and sale are at least equal to the Fair Market Value of the shares being so issued and sold, determined at the time of such issuance and sale, (B) either
                  (1) all of the consideration received from any such issuance and sale shall be in cash or (2) such UIC Common Stock shall be issued and transferred as part of the noncash consideration paid for the purchase or other acquisition by the Borrower or any of its Subsidiaries of Equity Interests in, or property and assets of, another Person in a transaction otherwise permitted under Section 5.02(e)(ix) and (C) such issuance and sale would not result in a Change of Control;

                           (v) the Borrower may issue and sell Permitted
                  Preferred Stock so long as (A) the gross proceeds received from any such issuance and sale are at least equal to the Fair Market Value of the shares being so issued and sold, determined at the time of such issuance and sale, and (B) all of the consideration received from such sale shall be in cash;

                           (vi) the Borrower may issue and sell UIC Common
                  Stock, or warrants, rights or options to acquire UIC Common Stock, to one or more executives and managers of the Borrower and its Subsidiaries under any stock option plan or stock purchase plan adopted by the Borrower and its Subsidiaries so long as (A) the aggregate number of shares of UIC Common Stock so issued and sold (or subject to all warrants, rights and options so issued and sold) does not exceed 10% of the outstanding UIC Common Stock on the date of the related issuance and sale (on a fully diluted basis) and (B) the purchase price for any UIC Common Stock so issued and sold, or the exercise price for any warrants, rights or options so issued and sold, shall not be less than the Fair Market Value of the UIC Common Stock on the date of the issuance of such UIC Common Stock or such warrants, rights or options, as the case may be, and shall be paid in cash or with a loan or advance from the Borrower or its applicable Subsidiary otherwise permitted under Section 5.02(e)(vi);

                           (vii) the Borrower may redeem or repurchase UIC
                  Common Stock, or warrants, rights or options to acquire UIC Common Stock, owned by retired, terminated, deceased or departing executives or managers of the Borrower or any of its Subsidiaries so long as the aggregate amount paid by the Borrower and its Subsidiaries for all such redemptions and repurchases shall not exceed the sum of (A) $5,000,000 and (B) the aggregate amount of all Permitted Affiliate Investments made in connection with all such redemptions and repurchases pursuant to this clause (vii) at or prior to the time of such redemption or repurchase;

                           (viii) (A) the Borrower may accept capital
                  contributions from the Equity Investors (and issue and sell additional UIC Common Stock and Permitted Preferred Stock to the applicable Equity Investors in consideration thereof) and
                  (B) any of the Subsidiaries of the Borrower may accept capital contributions from their respective equity holders (and issue and sell additional common Equity Interests therein to their applicable equity holders in consideration thereof) so long as such capital contribution is not otherwise prohibited under
                  Section 5.02(e);

                           (ix) (A) any of the Subsidiaries of the Borrower may
                  declare and pay or make dividends and other distributions in cash or in additional common Equity Interests therein, or issue or sell additional Equity Interests therein, to the Borrower or any of the Restricted Subsidiaries; provided that such additional common Equity Interests shall, to the extent required under the terms of the applicable Collateral Documents, be pledged as Collateral thereunder to the Administrative Agent, on behalf of the Secured Parties, immediately upon the issuance thereof and (B) any of the Unrestricted Subsidiaries may declare and make dividends and other distributions to any of the other Unrestricted Subsidiaries; and

                           (x) any of the non-wholly owned Subsidiaries of the
                  Borrower may declare and pay or make dividends and other distributions, and may issue and sell additional common Equity Interests therein, to its shareholders, partners or members (or the equivalent persons thereof) generally so long as the Borrower and each of the Restricted Subsidiaries that own any of the Equity Interests therein receive at least their respective proportionate shares of any such dividend, distribution or issuance of common Equity Interests (based upon their relative holdings of the Equity Interests therein and taking into account the relative preferences, if any, of the various classes of the Equity Interests therein).

                  (g) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate amount of all such Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year to exceed $5,000,000; provided, however, that if, at the end of any Fiscal Year, the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year is less than $5,000,000 (the amount of such difference being the "Carryover Capital Expenditure Amount"), then, notwithstanding the foregoing provision of this Section 5.02(g), the Borrower and its Subsidiaries shall be permitted to make additional Capital Expenditures during the next succeeding two Fiscal Years in an amount not to exceed the Carryover Capital Expenditure Amount, if any, from such Fiscal Year; provided further, however, that any Carryover Capital Expenditure Amount carried forward to the next two succeeding Fiscal Years shall be deemed to have been utilized to make Capital Expenditures prior to the utilization of the amount set forth above in this Section 5.02(g) for Capital Expenditures permitted to be made in such Fiscal Year, and may not be carried forward to any subsequent Fiscal

         Years; and provided further, however, that (i) the Borrower shall be permitted to make additional Capital Expenditures during the Fiscal Year ending December 31, 1999 comprised solely of Indebtedness assumed or incurred thereby for the Capitalized Lease set forth in, and otherwise permitted under, Section 5.02(b)(ii)(E)(1) and (ii) no Capital Expenditures shall be made by the Borrower or any of its Subsidiaries on or after December 31, 2005 unless the Borrower and its Subsidiaries have (and then only to the extent of) any Carryover Capital Expenditure Amount from the two immediately preceding Fiscal Years.

                  (h) Prepayments, Etc. of Indebtedness. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness other than:

                           (A) the prepayment of Advances outstanding from time
                  to time in accordance with the terms of this Agreement;

                           (B) so long as no Default under Section 6.01(a) or
                  6.01(f) or Event of Default shall have occurred and be continuing or shall occur as a result thereof, any regularly scheduled or required redemption, repurchase or repayment of Surviving Indebtedness;

                           (C) the satisfaction of any Indebtedness incurred
                  under Section 5.02(b)(ii)(D) or 5.02(b)(ii)(E) that is secured by a Lien on the property or assets of the Borrower or any of its Subsidiaries that incurred such Indebtedness, which property or assets are otherwise permitted to be disposed of under Section 5.02(d);

                           (D) the regularly scheduled payment or required
                  prepayment of any Indebtedness that is refunded, refinanced or replaced in accordance with Section 5.02(b)(ii)(L);

                           (E) the prepayment, redemption, purchase, defeasance
                  or other satisfaction of Indebtedness of any Person existing at the time such Person is purchased or otherwise acquired by the Borrower or any of its Subsidiaries to the extent that such prepayment, redemption, purchase, defeasance or other satisfaction is required by the terms of such Indebtedness (and not created in contemplation of the purchase or other acquisition of such Person by the Borrower or its applicable Subsidiary); provided that the purchase or other acquisition of such Person is otherwise expressly permitted under the terms of the Loan Documents; and

                           (F) so long as no Default under Section 6.01(a) or
                  6.01(f) or Event of Default shall have occurred and be continuing or shall occur as a result thereof, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness of the Borrower or any of its Subsidiaries (other than the Senior Subordinated Notes) (1) if the Performance Level at the time of such prepayment, redemption, purchase, defeasance or other satisfaction is Performance Level I or Performance Level II, with any Excess Cash Flow that, under the terms of this Agreement, is available to the Borrower from one or more prior Fiscal Years and (2) if the Performance Level is Performance Level III or Performance Level IV, with up to $5,000,000 of the aggregate amount of Excess Cash Flow that, under the terms of this Agreement, is available to the Borrower from one or more prior Fiscal Years;

                  (ii) Amend, modify or change in any manner any of the terms or conditions of any of the Surviving Indebtedness, the Senior Subordinated Notes Documents or the Permitted Preferred Stock Documents, except (A) as could not adversely affect the rights or interests of the Lender Parties or (B) as otherwise expressly permitted under Section 5.02(b)(ii)(L); or

                  (iii) Permit any of its Subsidiaries to do any of the foregoing, other than to prepay any Indebtedness payable to the Borrower or, subject to the terms of the Pledged Indebtedness, the Restricted Subsidiaries.

                  (i) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than:

                           (i) any such agreement with or in favor of the Secured Parties or the Administrative Agent, on behalf of the Secured Parties;

                           (ii) any such agreement with or in favor of the
                  holders of the Senior Subordinated Notes or the trustee for the Senior Subordinated Notes, on behalf of the holders thereof, in each case as such agreement was in effect under the Note Purchase Agreement on the Closing Date;

                           (iii) in connection with (A) any Surviving
                  Indebtedness to the extent such agreement is in effect on the Closing Date, (B) any Indebtedness otherwise permitted to be incurred under Section 5.02(b)(ii)(L) to the extent such agreement is on terms that are no less favorable to the Borrower or any of its Subsidiaries or to the Lender Parties than the terms in effect for the Indebtedness being refunded, refinanced or replaced immediately prior to effecting such refunding, refinancing or replacement and (C) any Indebtedness outstanding on the date any Person first becomes a Subsidiary of the Borrower; provided that such agreement was not created in contemplation of the purchase or other acquisition of such Person and does not extend to or cover any property or assets other than property and assets of the Person becoming such Subsidiary;

                           (iv) any such agreement prohibiting other
                  encumbrances on specific property and assets of the Borrower or any of its Subsidiaries, which agreement secures the payment of Indebtedness incurred solely to acquire, construct or improve such property or assets or to finance the purchase price therefor (including, without limitation, Capitalized Leases) and which Indebtedness is otherwise permitted to be incurred under the terms of this Agreement;

                           (v) any such agreement with or in favor of the
                  holders of the Indebtedness of one or more of the Foreign Subsidiaries (or any agent for the holders of such Indebtedness) incurred pursuant to Section 5.02(b)(ii)(H);

                           (vi) any agreement setting forth customary
                  restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; and

                           (vii) any restriction or encumbrance imposed pursuant
                  to an agreement that has been entered into by the Borrower or any of its Subsidiaries for the sale, lease, transfer or other disposition of any of its property or assets so long as such sale, lease, transfer or other disposition is otherwise permitted to be made under Section 5.02(d).

                  (j) Dividends and Other Payment Restrictions Affecting Subsidiaries. Enter into, create, assume or otherwise suffer to exist or become effective, or permit any of its Subsidiaries to enter into, create, assume or otherwise suffer to exist or become effective, directly or indirectly, any encumbrance or restriction of any kind on the ability of any of its Subsidiaries (i) to pay dividends or to make any other distributions on any of the Equity Interests in such Subsidiary owned or otherwise held by the Borrower or any of its Subsidiaries, (ii) to repay or prepay or to subordinate any Indebtedness owed to the Borrower or any of its Subsidiaries, (iii) to make loans or advances to the Borrower or any of its Subsidiaries, (iv) to transfer any of its property or assets to the Borrower or any of its Subsidiaries or (v) to otherwise make Investments in the Borrower or any of its Subsidiaries (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise); provided, however, that nothing in any of clauses (i) through (iv) of this Section 5.02(j) shall prohibit or restrict:

                           (A) this Agreement and the other Loan Documents;

                           (B) any agreements in effect on the Closing Date and
                  described on Schedule 5.02(j) hereto;

                           (C) any applicable law, rule or regulation
                  (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances) or Governmental Authorization;

                           (D) in the case of clause (iv) of this Section
                  5.02(j), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets;

                           (E) in the case of clause (iv) of this Section
                  5.02(j), any agreement with the holder of a Lien otherwise permitted to exist under Section 5.02(a)(iv) or 5.02(a)(v) restricting on customary terms the transfer of any property or assets subject thereto;

                           (F) any such agreement with or in favor of the
                  holders of the Indebtedness of one or more of the Foreign Subsidiaries (or any agent for the holders of such Indebtedness) incurred pursuant to Section 5.02(b)(ii)(H); provided that any such restrictions set forth therein shall not apply to any of the Loan Parties or any of their Subsidiaries (other than one or more of the Foreign Subsidiaries);

                           (G) any agreement evidencing Indebtedness outstanding
                  on the date a Person first becomes a Subsidiary of the Borrower; provided that such agreement was not created in contemplation of the purchase or other acquisition of such Person by the Borrower or any of its Subsidiaries and does not extend to or cover any property or assets other than the property or assets of the Person becoming such Subsidiary;

                           (H) any agreement evidencing or setting forth the
                  terms of any refunding, refinancing or replacement Indebtedness otherwise permitted to be incurred under Section 5.02(b)(ii)(L) that contains any such restrictions to the extent such restrictions are no less favorable to the Borrower or any of its Subsidiaries or to the Lender Parties than the terms in effect in the Indebtedness being so refunded, refinanced or replaced immediately prior to such refunding, refinancing or replacement; and

                           (I) any agreement that has been entered into by the
                  Borrower or any of its Subsidiaries for the sale, lease, transfer or other disposition of any of its property or assets so long as such sale, lease, transfer or other disposition is otherwise permitted to be made under Section 5.02(d).

                  (k) New Subsidiaries. Create, organize, incorporate or acquire any Subsidiary (each a "New Subsidiary"), or permit any of its Subsidiaries to create, organize, incorporate or acquire any New Subsidiary, unless:

                           (i) either (A) such New Subsidiary constitutes a
                  Restricted Subsidiary or (B) if such New Subsidiary does not constitute a Restricted Subsidiary, all Investments necessary for the creation, organization, incorporation or acquisition of such New Subsidiary are otherwise permitted to be made pursuant to Section 5.02(e)(x);

                           (ii) the Administrative Agent shall have approved the
                  legal structure (if other than a corporation, limited partnership or limited liability company organized under the laws of any state of the United States of America) and capitalization of such New Subsidiary, such approval not to be unreasonably withheld or delayed;

                           (iii) such New Subsidiary shall execute and deliver
                  to the Administrative Agent, on behalf of the Secured Parties, promptly following the date of its creation, organization, incorporation or acquisition, (A) if such New Subsidiary constitutes a Restricted Subsidiary, either a guarantee, in substantially the form of Exhibit I hereto (together with each Guarantee Supplement, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 8.01, the "Subsidiaries Guarantee") or a Guarantee Supplement, a Security Agreement Supplement and, if necessary or in the reasonable opinion of the Administrative Agent desirable to properly create and perfect a lien and security interest in the Equity Interests in, or the property and assets of, such New Subsidiary, one or more other mortgages, security agreements or pledge agreements (or other similar documents), in each case in form and substance reasonably satisfactory to the Lender Parties, all duly executed by such New Subsidiary, (B) if such New Subsidiary constitutes a Foreign Corporation, such documentation as may be necessary or in the reasonable opinion of the Administrative Agent desirable to properly create and perfect a lien and security interest in the Equity Interests of such Foreign Corporation referred to in clause (v) of this
                  Section 5.02(k), duly executed by such New Subsidiary and (C) in each case, such other agreements, instruments, certificates or documents as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Lender Parties;

                           (iv) if such New Subsidiary constitutes a Restricted
                  Subsidiary, such New Subsidiary and the owners of all of the Equity Interests therein shall have taken or shall take all of the other actions that may be necessary or that the Administrative Agent may reasonably deem desirable in order
                  (A) to perfect and protect any Liens granted under the Security Agreement, the Security Agreement Supplement and the other mortgages, security agreements and pledge agreements referred to in Section 5.01(k) and clause (iii) of this
                  Section 5.02(k) and (B) to enable the Administrative Agent and the Lender Parties to exercise and enforce their rights and remedies under the Loan Documents;

                           (v) if such New Subsidiary constitutes a Foreign
                  Corporation, such New Subsidiary and the Borrower and each of the Restricted Subsidiaries that own any of the Equity Interests therein shall have taken or shall take all of the other actions that may be necessary or that the Administrative Agent may reasonably deem desirable in order to perfect and protect any Liens granted or intended to be granted under the Collateral Documents in 66% of the Equity Interests in such New Subsidiary entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) (the "Voting Equity Interests") (on a fully diluted basis) or, if less, all of the Voting Equity Interests in such New Subsidiary owned by the Borrower and/or the Restricted Subsidiaries, and all of the Equity Interests in such New Subsidiary not entitled to vote (within the meaning of Treasury Regulation Section 1.956-2(c)(2) promulgated under the Internal Revenue Code) now or hereafter owned by the Borrower and/or the Restricted Subsidiaries; provided, however, that, if as a result of any changes in the tax laws of the United States of America after the date of this Agreement the pledge by the Borrower or any of its Subsidiaries of any additional Equity Interests in such New Subsidiary to the Administrative Agent, on behalf of the Secured Parties, would not result in an increase in the aggregate net consolidated tax liabilities of the Borrower and its Subsidiaries, then, promptly after the changes in such laws, all such additional Equity Interests shall be pledged to the Administrative Agent, on behalf of the Secured Parties, pursuant to the terms and conditions of the Collateral Documents and/or one or more additional pledge agreements (or other similar documents), in form and substance reasonably acceptable to the Lender Parties; and

                           (vi) upon the reasonable request of the
                  Administrative Agent, signed copies of one or more favorable opinions of special and appropriate local and/or foreign counsel for such New Subsidiary and, if appropriate, counsel for each of the owners of the Equity Interests therein as the Administrative Agent shall reasonably request, addressed to the Administrative Agent, on behalf of the Secured Parties, and reasonably acceptable to the Administrative Agent and each of the other Secured Parties, as to the Subsidiaries Guarantee or the Guarantee Supplement, as the case may be, the Security Agreement Supplement and, if applicable, one or more other mortgages, security agreements, pledge agreements, assignment agreements (or other similar documents) referred to in clause
                  (ii) of this Section 5.02(k) being the legal, valid and binding obligations of such New Subsidiary or such owners of the Equity Interests therein, as the case may be, enforceable against such New Subsidiary or each such owner in accordance with their respective terms, as to the creation, perfection and priority of the liens and security interests created or purported to be created therein, as to the choice of New York law being recognized in the courts of the jurisdiction in which such New Subsidiary is organized and as such other matters as the Administrative Agent, or any of the Lenders through the Administrative Agent, may reasonably request.

                  (l) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business that would cause the Borrower or such Subsidiary to no longer be primarily engaged in one or more of the businesses engaged in by the Borrower and its Subsidiaries on the date of this Agreement.

                  (m) Amendments to Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its Constitutive Documents, except where such amendment, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or to adversely affect the rights or interests of the Lender Parties; provided that copies of any such amendment to the Constitutive Documents of the Borrower or any such Subsidiary shall be delivered to the Administrative Agent at least three Business Days prior to the date on which such amendment is intended to become effective.

                  (n) Accounting Changes, Etc. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) its accounting policies or reporting practices, except as required by GAAP in effect at the time of such change or by applicable Requirements of Law, or
         (ii) its Fiscal Year.

                  (o) Amendments, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document, or take any other action in connection with any Related Document that, in each of the foregoing cases under this
         Section 5.02(o), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that, notwithstanding the foregoing provisions of this Section 5.02(o), no amendment, modification or change of any term or condition of (i) any of the Related Documents, and no consent, waiver or approval thereunder, shall be given on or prior to the Closing Date without the prior written consent of all of the Lender Parties and (ii) Sections 2.1, 8.1 and 8.3 of the Recapitalization Agreement, Section 3 of the Reorganization Agreement or any of the terms of the THL Subordination Agreement shall be made at any time without the prior written consent of the Required Lenders.

                  (p) Partnerships, Etc. Be or become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in one or more of such partnerships or joint ventures.

                  (q) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

                  SECTION 5.03. Reporting Requirements. So long as any of the Advances or any of the other Obligations of any Loan Party under or in respect of any of the Loan Documents (other than any such Obligations of any of the Loan Parties under Section 2.10, 2.12 or 8.04 (or other similar provisions of the other Loan Documents that are specified under the terms thereof to survive the payment in full of such other Obligations under or in respect of the Loan Documents) to the extent no demand or claim thereunder has been made) shall remain unpaid, any of the Letters of Credit shall remain outstanding or any of the Lender

Parties shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and the Lender Parties:

                  (a) Default Notices. As soon as possible and in any event within three Business Days after the occurrence of each Default or any event, development or occurrence that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth the details of such Default or such event, development or occurrence (including, without limitation, the anticipated effect thereof), the period of time such Default or such event, development or occurrence has existed and been continuing and the action that the Borrower has taken and/or proposes to take with respect thereto.

                  (b) Monthly Financials. During the period commencing on the Closing Date and ending on May 20, 1999 (or such later date as the Borrower agrees to continue to deliver monthly financial information to the holders of the Senior Subordinated Notes), as soon as available and in any event within 30 days after the end of the first two months of each Fiscal Quarter, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such month and Consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in comparative form, in the case of each such Consolidated balance sheet, the corresponding figures as of the last day of the corresponding month in the immediately preceding Fiscal Year and, in the case of each such Consolidated statement of income, stockholders' equity and cash flows, the corresponding figures for the corresponding month in the immediately preceding Fiscal Year, all in reasonable detail, together with a certificate of a Senior Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, duly certifying that, subject to the absence of footnote disclosure and normal year-end audit adjustments, (i) the Consolidated financial statements of the Borrower and its Subsidiaries delivered with such certificate fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as of the last day of such month and the Consolidated results of operations and cash flows of the Borrower and its Subsidiaries for the month ended on such date and (ii) the Consolidated financial statements of the Borrower and its Subsidiaries delivered with such certificate have been prepared in accordance with GAAP (or a reconciliation statement has been delivered together therewith conforming such Consolidated financial statements to
         GAAP).

                  (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter and Consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Quarter and ending with the end of such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in comparative form, in the case of each such Consolidated balance sheet, the corresponding figures as of the last day of the corresponding period in the immediately preceding Fiscal Year and, in the case of each such Consolidated statement of income, stockholders' equity and cash flows, the corresponding figures for the corresponding period in the immediately preceding Fiscal Year, all in reasonable detail.

                  (d) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein the Consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, accompanied by an unqualified opinion or an opinion otherwise reasonably acceptable to the Required Lenders of PriceWaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, setting forth in comparative form, in the case of each such Consolidated balance sheet, the corresponding figures as of the last day of the immediately preceding Fiscal Year, and, in the case of each such Consolidated statement of income, stockholders' equity and cash flows, the corresponding figures for the corresponding period in the immediately preceding Fiscal Year, together with (i) either (A) a letter from PriceWaterhouseCoopers LLP or such independent public accountants of nationally recognized standing stating that, in the course of their regular audit of the Consolidated financial statements of the Borrower and its Subsidiaries, which audit was conducted by such accountants in accordance with generally accepted auditing standards, such accountants have not obtained any knowledge that a Default has occurred and is continuing or if, in the opinion of such accountants, a Default has occurred and is continuing, a statement as to the status and nature thereof or (B) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, the amount of Excess Cash Flow, if any, for such Fiscal Year and compliance with the covenants contained in Sections 5.02(g) and 5.04 (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence) and (ii) in the event of any change in the generally accepted accounting principles used by such accountants in the preparation of the Consolidated financial statements of the Borrower and its Subsidiaries referred to above in this Section 5.03(d) from GAAP, such accountants shall also provide a reasonably detailed description of such changes and, if and to the extent necessary for the determination of compliance with Section 5.02(g) or 5.04, a statement of reconciliation conforming such Consolidated financial statements to GAAP.

                  (e) Compliance Certificate. Together with each delivery to the Administrative Agent and Lender Parties of the Consolidated financial statements of the Borrower and its Subsidiaries referred to in Sections 5.03(c) and 5.03(d), a certificate of a Senior Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) duly certifying that, subject, in the case of any
                  such Consolidated financial statements delivered to the Administrative Agent and the Lender Parties pursuant to
                  Section 5.03(c), to the absence of footnote disclosure and normal year-end audit adjustments, (A) the Consolidated financial statements of the Borrower and its Subsidiaries delivered with such certificate fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as of the last day of such Fiscal Quarter or such Fiscal Year, as the case may be, and the Consolidated results of operations and cash flows of the Borrower and its Subsidiaries for the Fiscal Quarter or the Fiscal Year ended on such date and (B) the Consolidated financial statements of the Borrower and its Subsidiaries delivered with such certificate have been prepared in accordance with GAAP (or a reconciliation statement has been delivered together therewith conforming such Consolidated financial statements to GAAP);

                           (ii) duly certifying that no Default has occurred and
                  is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof, the period of time such Default has existed and been continuing and the action that the Borrower has taken and/or proposes to take with respect thereto;

                           (iii) setting forth a schedule of the computations
                  used by the Borrower in determining compliance with the covenants contained in Sections 5.02(g) and 5.04 (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence) and, in the case of any such Consolidated financial statements delivered to the Administrative Agent and the Lender Parties pursuant to
                  Section 5.03(d), the amount of Excess Cash Flow for the Fiscal Year covered thereby; and

                           (iv) in the case of any such Consolidated financial
                  statements delivered to the Administrative Agent and the Lender Parties pursuant to Section 5.03(c), setting forth (A) a description in reasonable detail of all of the changes in the generally accepted accounting principles applied in the preparation of such financial statements from GAAP and (B) a statement of reconciliation, if and to the extent necessary for determining whether any of the changes in the generally accepted accounting principles applied in the preparation of such financial statements would affect the calculation of, or compliance with, Sections 5.02(g) or 5.04, conforming such Consolidated financial statements to GAAP.

                  (f) Forecasts. As soon as available and in any event at least ten days prior to the first day of each Fiscal Year, commencing with the Fiscal Year ending December 31, 1999, Consolidated forecasts prepared by management of the Borrower of balance sheets and statements of income, stockholders' equity and cash flows on a quarterly basis for such Fiscal Year, in the form of the forecasts delivered by the Borrower pursuant to Section 3.01(k)(xiii)(D) or otherwise in a form reasonably satisfactory to the Administrative Agent and setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year.

                  (g) Schedule Updates. Promptly and in any event within 30 days of the end of each Fiscal Quarter and together with any amendment, waiver or other modification of any of the Loan Documents, amendments and supplements to Schedules 4.01(dd) and 4.01(ee) to this Agreement, Schedules III and IV to the Security Agreement and such other Schedules to any of the Loan Documents as the Administrative Agent shall reasonably request, in each case so as to ensure that, at the time of the delivery of such amendments and supplements, such Schedules are accurate and complete as to the subject matter thereof.

                  (h) Accountants' Letters, Etc. Promptly upon receipt thereof, copies of all "management letters" submitted to the Borrower or any of its Subsidiaries by any independent public accountants of the Borrower or any of its Subsidiaries in connection with each annual audit of its financial statements made by such accountants.

                  (i) Licenses, Etc. Promptly and in any event within five Business Days after receipt thereof, notice of any actual, pending or threatened suspension, termination or revocation of any of the Governmental Authorizations of any of the Loan Parties or any of their Subsidiaries that is necessary to own or lease and operate their respective property and assets and to conduct their respective businesses as now conducted and as proposed to be conducted, or any enjoinment, barring or suspension of the ability of any Loan Party or any such Subsidiary to conduct any of its businesses in the ordinary course.

                  (j) Litigation. Promptly and in any event within five Business Days after the commencement thereof, notice of all actions, suits, investigations, litigation, arbitrations and proceedings against or affecting any of the Loan Parties or any of their Subsidiaries or any of the property or assets thereof in any court or before any arbitrator or by or before any Governmental Authority of any kind (i) in which there is a reasonable likelihood of an adverse determination and that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) that could reasonably be expected to adversely affect the legality, validity, binding effect or enforceability of any aspect of the Transaction, any of the Loan Documents or the Related Documents or any of the other transactions contemplated thereby; and promptly after the occurrence thereof, notice of any adverse change in the status, or in the reasonably anticipated financial effect on the Borrower or any of its Subsidiaries, of any such action, suit, investigation, litigation, arbitration or proceeding or of any of the Disclosed Litigation (and, in each case, upon the reasonable request of the Administrative Agent, any other information available to any of the Loan Parties or any of their Subsidiaries with respect to any of the foregoing that would enable the Administrative Agent and the Lender Parties to more fully evaluate such action, suit, investigation, litigation, arbitration or proceeding, unless the applicable Loan Party or Subsidiary of a Loan Party is precluded from disclosing any such report or statement pursuant to a confidentiality agreement with the applicable Governmental Authority).

                  (k) Related Document Notices. Promptly and in any event within five Business Days after the furnishing or receipt thereof, copies of all documents and all material notices and requests furnished or received by the Borrower or any of its Subsidiaries under or pursuant to any of the Related Documents and, from time to time upon the reasonable request of the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent, or any of the Lender Parties through the Administrative Agent, may reasonably request.

                  (l) Securities Reports, Etc. Promptly and in any event within five Business Days after the sending or filing thereof, copies of all proxy statements, financial statements, change reports and other reports that the Borrower or any of its Subsidiaries sends to its stockholders, partners or members (or equivalent persons thereto), and copies of all regular, periodic and special reports and information forms, and all registration statements, prospectuses and information memoranda, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national or international securities exchange, and copies of all private placement or offering memoranda pursuant to which securities of the Borrower or any of its Subsidiaries that are exempt from registration under the Securities Act are proposed to be issued and sold thereby.

                  (m) Creditor Reports. Promptly and in any event within three Business Days after the furnishing or receipt thereof, copies of any statement or report furnished to or received from any other holder of the securities of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, loan or credit agreement, receivables purchase agreement or similar agreement of the Borrower or any of its Subsidiaries with amounts outstanding or having commitments to extend credit in an aggregate principal amount of at least $1,000,000 (including, without limitation, any amendments, waivers or consents given or requested in respect thereof and any notices of default, acceleration or redemption delivered thereunder) and not otherwise required to be furnished to the Administrative Agent and the Lender Parties pursuant to any other clause of this Section 5.03.

                  (n) ERISA Events and ERISA Reports; Plan Terminations, Etc.
         (i) Promptly and in any event within 15 days after any of the Loan Parties or any of the ERISA Affiliates knows or has reason to know that any material ERISA Event has occurred, a statement of a Responsible Officer of the Borrower describing such material ERISA Event and the action, if any, that the Borrower, such other applicable Loan Party or such ERISA Affiliate has taken and/or proposes to take with respect thereto, together with materials or information filed or to be filed with any Governmental Authority or any trustee for any Plan as a result of such material ERISA Event; (ii) on the date on which any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information; (iii) promptly and in any event within two Business Days after receipt thereof by any of the Loan Parties or any of the ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan; (iv) promptly following the request of the Administrative Agent, or any of the Lender Parties through the Administrative Agent, therefor, a copy of the most recent Schedule B (Actuarial Information) to the annual report (form 5500) with respect to each of the Plans; and (v) promptly and in any event within 15 Business Days after receipt thereof by any of the Loan Parties or any of the ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that could reasonably be expected to be incurred, by such Loan Party or any such ERISA Affiliate in connection with any event described in subclause (v)(A) or (v)(B) of this Section 5.03(n).

                  (o) Tax Reports and Notices. (i) Within ten Business Days after receipt thereof, copies of all Revenue Agent Reports (Internal Revenue Service form 886) or other written proposals of the Internal Revenue Service that propose, determine or otherwise set forth adjustments (whether positive or negative) to the United States federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $2,500,000 or more; (ii) promptly and in any event within five Business Days after the due date (after giving effect to all applicable extensions) for filing the final federal income tax return in respect of each taxable year of the Borrower, a certificate of the Borrower, duly executed by a Responsible Officer thereof, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member has paid to the Internal Revenue Service or other relevant taxation authority the full amount that such affiliated group is required to pay in respect of United States federal income taxes for such taxable year (other than any portion of such amount which is being contested in good faith and by proper proceedings diligently conducted and as to which appropriate and adequate reserves are being maintained in accordance with GAAP) and that the Borrower and each of its Subsidiaries have received any amount payable to them, and have not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amount the Borrower or such Subsidiary is required to pay, under the established tax sharing arrangements of the Borrower and its Affiliates in respect of such taxable year; and (iii) promptly and in any event within ten Business Days after receipt thereof, copies of the determination of any request for a ruling or determination letter from the Internal Revenue Service or any other taxation authority or Governmental Authority regarding the actual or asserted tax liability or deficiency of the Borrower or any of its Subsidiaries.

                  (p) Environmental Conditions. Promptly and in any event within five Business Days after the assertion or occurrence thereof:

                           (i) notice of any condition or occurrence on or
                  arising from any property owned or operated by the Borrower or any of its Subsidiaries that resulted or is alleged to have resulted in noncompliance in any material respect by the Borrower or such Subsidiary with any applicable Environmental Law or Environmental Permit;

                           (ii) any condition or occurrence on any property
                  owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such property to be subject to any material restrictions on the ownership, occupancy or use thereof or on the transferability of such property by the Borrower or its applicable Subsidiary under any Environmental Law; and

                           (iii) the taking of any removal or remedial action
                  involving material costs or liabilities in response to the actual or alleged presence of any Hazardous Material on any property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law, any Environmental Permit or any Governmental Authority.

         All such notices shall describe in reasonable detail the nature of the condition, occurrence, removal or remedial action described therein, the period of time such condition or circumstance has existed and been continuing and, in the case of each such condition or occurrence, the action that the Borrower or its applicable Subsidiary has taken and/or proposes to take with respect thereto.

                  (q) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 1999, a report summarizing the insurance coverage in effect for the Borrower and each of its Subsidiaries, specifying therein the type, carrier, amount, deductibles and co-insurance requirements and expiration dates thereof and containing such additional information as any of the Lender Parties, through the Administrative Agent, may reasonably request.

                  (r) Year 2000 Compliance. Promptly upon the discovery or determination thereof by any Responsible Officer of the Borrower, notice (in reasonable detail) of any computer application (including any such computer application of its or any of its Subsidiary's suppliers, vendors and customers) that will not be able on a timely basis to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that such failure, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (s) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, liabilities (actual or contingent), performance, properties or prospects of the Borrower or any of its Subsidiaries as any of the Lender Parties, through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. So long as any of the Advances or any of the other Obligations of any Loan Party under or in respect of any of the Loan Documents (other than any such Obligations of any of the Loan Parties under Section 2.10, 2.12 or 8.04 (or other similar provisions of the other Loan Documents that are specified under the terms thereof to survive the payment in full of such other Obligations under or in respect of the Loan Documents) to the extent no demand or claim thereunder has been made) shall remain unpaid, any of the Letters of Credit shall remain outstanding or any of the Lender Parties shall have any Commitment hereunder, the Borrower will:

                 (a) Leverage Ratio. Maintain a Leverage Ratio at all times of not more than the amount set forth below for and during the period set forth below:

         Period                          Ratio
         ------                          ------
         January 20, 1999 through
         March 30, 1999                  6.60:1

         March 31, 1999 through
         June 29, 1999                   6.30:1
         June 30, 1999 through
         September 29, 1999              6.30:1
         September 30, 1999 through
         December 30, 1999               5.75:1
         December 31, 1999 through
         March 30, 2000                  5.75:1

         March 31, 2000 through
         June 29, 2000                   5.75:1
         June 30, 2000 through
         September 29, 2000              5.75:1
         September 30, 2000 through
         December 30, 2000               5.25:1
         December 31, 2000 through
         March 30, 2001                  5.00:1

         March 31, 2001 through
         June 29, 2001                   5.00:1
         June 30, 2001 through
         September 29, 2001              5.00:1
         September 30, 2001 through
         December 30, 2001               4.50:1
         December 31, 2001 through
         March 30, 2002                  4.50:1


                                      -127-


         Period                          Ratio
         ------                          ------
         March 31, 2002 through
         June 29, 2002                   4.50:1
         June 30, 2002 through
         September 29, 2002              4.50:1
         September 30, 2002 through
         December 30, 2002               4.00:1
         December 31, 2002 through
         March 30, 2003                  4.00:1

         March 31, 2003 through
         June 29, 2003                   4.00:1
         June 30, 2003 through
         September 29, 2003              4.00:1
         September 30, 2003 and
         thereafter                      3.50:1

                 (b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the last day of each Measurement Period of not less than the amount set forth below for each Measurement Period set forth below:


         Measurement Period
              Ending In               Ratio
         ------------------           ------
             March 1999               1.15:1
             June 1999                1.15:1
             September 1999           1.15:1
             December 1999            1.15:1

             March 2000               1.20:1
             June 2000                1.20:1
             September 2000           1.20:1
             December 2000            1.20:1

             March 2001               1.35:1
             June 2001                1.35:1
             September 2001           1.35:1
             December 2001            1.35:1


         Measurement Period
              Ending In               Ratio
         ------------------           ------
             March 2002               1.40:1
             June 2002                1.40:1
             September 2002           1.40:1
             December 2002            1.40:1

             March 2003 and
             thereafter               1.50:1

                 (c) Interest Coverage Ratio. Maintain an Interest Coverage Ratio as of the last day of each Measurement Period of not less than the amount set forth below for each Measurement Period set forth below:


         Measurement Period
              Ending In                Ratio
         ------------------           ------
             March 1999               1.60:1
             June 1999                1.60:1
             September 1999           1.60:1
             December 1999            1.60:1

             March 2000               1.70:1
             June 2000                1.70:1
             September 2000           1.75:1
             December 2000            1.75:1

             March 2001               1.85:1
             June 2001                1.85:1
             September 2001           2.00:1
             December 2001            2.00:1

             March 2002               2.00:1
             June 2002                2.20:1

       Measurement Period
            Ending In                                  Ratio
       ------------------                              ------
         September 2002                                2.25:1
         December 2002                                 2.25:1

         March 2003                                    2.40:1
         June 2003                                     2.40:1
         September 2003                                2.50:1
         December 2003                                 2.50:1

         March 2004                                    2.75:1
         June 2004                                     2.75:1
         September 2004                                2.75:1
         December 2004                                 2.75:1

         March 2005 and                                3.00:1
         thereafter

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable, whether by scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise, or (ii) the Borrower shall fail to pay any interest on any Advances, or any of the Loan Parties shall fail to make any other payment under or in respect of any of the Loan Documents required to have been made by it, in each case whether by scheduled maturity or at a date fixed for prepayment or by acceleration, demand or otherwise and, in each case under this clause
         (ii), such failure remains unremedied for at least three Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any of the Loan Parties (or any of their respective officers) under or in connection with any of the Loan Documents (including, without limitation, in any certificate, report, statement or other writing at any time furnished (or deemed to have been furnished) to the Administrative Agent or any of the Lender Parties by or on behalf of any

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                                      -130-

         of the Loan Parties) shall prove to have been incorrect in any material respect on the date as of which it was made or deemed made; or

                  (c) (i) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.15, 5.01(b)(i), 5.01(e), 5.01(i) or 5.01(j), any of subclauses (A) through (D) of
         Section 5.01(k) or Section 5.02, 5.03 or 5.04 on its part to be performed or observed or (ii) any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in Section 4 of the Subsidiaries Guarantee or Section 4, 5 or 10(a) or any of Sections 11, 12, 13, 14(a)(i), 14(b), 15(a), 15(b), 15(c) or 16 of the
         Security Agreement on its part to be performed or observed; or

                  (d) any of the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in any of the Loan Documents on its part to be performed or observed that is not otherwise referred to in Section 6.01(c) if such failure shall remain unremedied for at least ten consecutive days after the earlier of the date on which (i) a Responsible Officer of the Borrower or any of its Subsidiaries first becomes aware of such failure and (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any of the Lender Parties; or

                  (e) (i) any of the Loan Parties or any of their Subsidiaries shall fail to pay any principal of, premium or interest on, or any other amount payable in respect of, one or more items of Indebtedness of the Loan Parties and their Subsidiaries (excluding Indebtedness outstanding hereunder) that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount (or, in the case of any Hedge Agreement, having an Agreement Value) of at least $5,000,000 at the time of such failure, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreements or instruments relating to all such Indebtedness; or (ii) any other event shall occur or condition shall exist under the agreements or instruments relating to one or more items of Indebtedness of any of the Loan Parties or any of their Subsidiaries (excluding Indebtedness outstanding hereunder) that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount (or, in the case of any Hedge Agreement, having an Agreement Value) of at least $5,000,000 at the time of such other event or condition, and shall continue after the applicable grace period, if any, specified in all such agreements or instruments, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or
         (iii) one or more items of Indebtedness of any of the Loan Parties or any of their Subsidiaries (excluding Indebtedness outstanding hereunder) that is outstanding (or under which one or more Persons have a commitment to extend credit) in an aggregate principal amount (or, in the case of any Hedge Agreement, having an Agreement Value) of at least $5,000,000 shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any of the Loan Parties or any of their Subsidiaries shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any of the Loan Parties or any of their Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, administrator or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of at least 45 consecutive days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property and assets) shall occur; or any event or action analogous to or having a substantially similar effect to any of the events or actions set forth above in this
         Section 6.01(f) (other than a solvent reorganization) shall occur under the Requirements of Law of any jurisdiction applicable to any of the Loan Parties or any of their Subsidiaries; or any of the Loan Parties or any of their Subsidiaries shall take any corporate, partnership, limited liability company or other similar action to authorize any of the actions set forth above in this Section 6.01(f); or

                  (g) one or more judgments or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against one or more of the Loan Parties and their Subsidiaries and shall remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order and remain unstayed or (ii) there shall be any period of at least 20 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as
         (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

                  (h) one or more nonmonetary judgments or orders (including, without limitation, writs or warrants of attachment, garnishment, execution, distraint or similar process) shall be rendered against one or more of the Loan Parties and their Subsidiaries that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and there shall be any period of at least 20 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any of the Loan Documents after delivery thereof pursuant to Section 3.01, 3.02, 5.01(k) or 5.02(k) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any of the Loan Parties intended to be a party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document after delivery thereof pursuant to
         Section 3.01, 5.01(k) or 5.02(k) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority (subject to the liens and security interests expressly permitted under Section 5.02(a)) lien on and security interest in the Collateral purported to be covered thereby; or

                  (k) any of the following events or conditions shall have occurred and such event or condition, when aggregated with any and all other such events or conditions set forth in this Section 6.01(k), has resulted, or, with respect to clause (i) of this Section 6.01(k), could reasonably be

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                                      -132-

         expected to result, in liabilities of one or more of the Loan Parties and/or the ERISA Affiliates in an aggregate amount exceeding $5,000,000 at any time:

                           (i) any ERISA Event shall have occurred with respect to a Plan; or

                           (ii) any of the Loan Parties or any of the ERISA
                  Affiliates shall have incurred Withdrawal Liability to a Multiemployer Plan or liability in connection with the reorganization, insolvency or termination of a Multiemployer Plan; or

                           (iii) any "accumulated funding deficiency" (as
                  defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, shall exist with respect to one or more of the Plans, or any Lien shall exist on the property and assets of any of the Loan Parties or any of the ERISA Affiliates in favor of the PBGC or any Plan; or

                  (l) an "Event of Default" (as defined in the applicable Senior Subordinated Notes Documents) shall have occurred and be continuing under the Senior Subordinated Notes Documents; or

                  (m)      a Change of Control shall occur;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each of the Lender Parties and the obligation of each of the Lender Parties to make Advances (other than Swing Line Advances by any of the Revolving Credit Lenders pursuant to Section 2.02(b)(ii) and Letter of Credit Advances by the Issuing Bank or any of the Revolving Credit Lenders pursuant to Section 2.03(c)(i)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under or in respect of this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Federal Bankruptcy Code or a similar order or action under any other Requirements of Law covering the protection of creditors' rights or the relief of debtors applicable to the Borrower, (1) the Commitments of each of the Lender Parties and the obligation of each of the Lender Parties to make Advances (other than Swing Line Advances by any of the Revolving Credit Lenders pursuant to Section 2.02(b)(ii) and Letter of Credit Advances by the Issuing Bank or any of the Revolving Credit Lenders pursuant to
Section 2.03(c)(i)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (2) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent, on behalf of the Lender Parties, in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative

Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the other Secured Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable, to the extent permitted under applicable law.


                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. (a) Each of the Lender Parties (in its respective capacities as a Lender, the Swing Line Bank, the Issuing Bank and a Hedge Bank, in each case if applicable) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for under the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all of the Lender Parties and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action
(i) that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or to applicable Requirements of Law or (ii) as to which the Administrative Agent has not received adequate security or indemnity (whether pursuant to Section 7.05 or otherwise). If the security or indemnity furnished to the Administrative Agent for any purpose under or in respect of the Loan Documents shall, in the good faith opinion of the Administrative Agent, be insufficient or become impaired, then the Administrative Agent may require additional security or indemnity and cease, or not commence, to follow the directions or take the actions indemnified against until such additional security or indemnity is furnished. The Administrative Agent agrees to give to each of the Lender Parties prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

                  (b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lender Parties (in its capacity as a Lender, the Swing Line Bank, the Issuing Bank and a Hedge Bank, in each case if applicable, and as a Secured Party) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. The Administrative Agent may from time to time in its discretion appoint any of the Lender Parties or any of the affiliates of a Lender Party to act as its co-agent or sub-agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights or remedies thereunder at the direction of the Administrative Agent. In such capacity, such co-agents and sub-agents shall be entitled to the benefits of all provisions of this Article VII (including, without limitation,

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                                      -134-

Section 7.05, as though such co-agents or sub-agents were the "Administrative Agent" under the Loan Documents) as if set forth in full herein with respect thereto. The Administrative Agent shall not be responsible for any gross negligence or willful misconduct of any of the co-agents or sub-agents selected by it with reasonable care.

                  (c) None of the Lead Arranger and Book Manager, the Syndication Agent, the Documentation Agent or either Co-Arranger shall have any powers or discretion under this Agreement or any of the other Loan Documents other than those bestowed upon it as a co-agent or sub-agent from time to time by the Administrative Agent pursuant to subsection (b) of this Section 7.01, and each of the Lender Parties hereby acknowledges that none of the Lead Arranger and Book Manager, the Syndication Agent, the Documentation Agent or either Co-Arranger shall have any liability under this Agreement or under any of the other Loan Documents.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. Without limiting the generality of the immediately preceding sentence, the Administrative Agent:

                  (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
         Section 8.07;

                  (b) may consult with legal counsel (including counsel for any of the Loan Parties), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

                  (c) makes no representation or warranty to any of the Secured Parties and shall not be responsible to any of the Secured Parties for any statements, representations or warranties (whether written or oral) made in or in connection with the Loan Documents;

                  (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of the Loan Documents on the part of any of the Loan Parties or to inspect the property and assets (including the books and records) of any of the Loan Parties;

                  (e) shall not be responsible to any of the Secured Parties for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the protection or priority of any lien or security interest created or purported to be created under or in connection with, any of the Loan Documents or any other instrument or document furnished pursuant thereto; and

                  (f) shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, order, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. NationsBank, NMS, MSSF, CIBC and Affiliates. With respect to its Commitment or Commitments, the Advances made by it and the Note or Notes issued to it, each of NationsBank, MSSF and CIBC shall have the same rights and powers under the Loan Documents as any of the other Lender Parties and may exercise the same as though it were not an Agent hereunder; and the term "Lender", "Lenders", "Lender Party", "Lender Parties", "Secured Party" or "Secured Parties" shall, unless otherwise expressly indicated, include NationsBank, NMS, MSSF, CIBC and their respective affiliates parties hereto in their respective individual capacities. NationsBank, NMS, MSSF, CIBC and their respective affiliates (whether or not parties hereto) may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any of the Loan Parties, any of their respective Subsidiaries and any Person who may do business with or own securities of any such Loan Party or any such Subsidiary, all as if NationsBank, NMS, MSSF and CIBC were not Agents hereunder and without any duty to account therefor to the other Lender Parties.

                  SECTION 7.04. Lender Credit Decision. Each of the Lender Parties hereby acknowledges that it has, independently and without reliance upon any of the Agents or any of the other Lender Parties and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lender Parties also hereby acknowledges that it will, independently and without reliance upon any of the Agents or any of the other Lender Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. (a) Each of the Lenders hereby severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender's ratable share (determined as provided below in this Section 7.05(a)) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents; provided, however, that none of the Lenders shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. In the case of any claim, investigation, litigation or proceeding to which the indemnity in this Section 7.05(a) applies, such indemnity shall be effective whether or not such claim, investigation, litigation or proceeding is brought by the Administrative Agent, any of the Lender Parties or a third party. Without limiting any of the provisions of the immediately preceding sentence, each of the Lenders hereby agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 7.05(a), the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of all Advances owing to the respective Lenders and outstanding at such time, (ii) in the case of each of the Revolving Credit Lenders, such respective Revolving Credit Lender's Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the aggregate Unused Revolving Credit Commitments of the respective Revolving Credit Lenders at such time; provided that the aggregate principal amount of all Swing Line Advances owing to the Swing Line Bank and all Letter of Credit Advances owing to the Issuing Bank and outstanding at such time shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any of the Lenders to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided in this Section 7.05(a) shall not relieve any of the other Lenders of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but none of the Lenders shall be responsible for the failure of any of the other Lenders to reimburse the Administrative Agent for such other Lender's ratable share of such amount.

                  (b) Each of the Revolving Credit Lenders hereby severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Revolving Credit Lender's ratable share (based upon its Revolving Credit Commitment) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that none of the Revolving Credit Lenders shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. In the case of any claim, investigation, litigation or proceeding to which the indemnity in this Section 7.05(b) applies, such indemnity shall be effective whether or not such claim, investigation, litigation or proceeding is brought by the Issuing Bank, any of the Lender Parties or a third party. Without limiting any of the provisions of the immediately preceding sentence, each of the Revolving Credit Lenders hereby agrees to reimburse the Issuing Bank promptly upon demand for its ratable share (based upon Revolving Credit Commitment) of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Issuing Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. The failure of any of the Revolving Credit Lenders to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Revolving Credit Lenders to the Issuing Bank as provided in this Section 7.05(b) shall not relieve any of the other Revolving Credit Lenders of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but none of the Revolving Credit Lenders shall be responsible for the failure of any of the other Revolving Credit Lenders to reimburse the Issuing Bank for such other Revolving Credit Lender's ratable share of such amount.

                  (c) Without prejudice to the survival of any other agreement of any of the Lender Parties hereunder, the agreement and obligations of each of the Lenders contained in this Section 7.05 shall survive the payment in full of all principal, interest and other amounts payable under or in respect of this Agreement or any of the other Loan Documents.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed; provided that, so long as no Default shall have occurred and be continuing, the Borrower shall have the right to consent to any such successor Administrative Agent, such consent not to be unreasonably withheld and to be deemed to have been given if the Borrower does not object to the proposed successor Administrative Agent within five Business Days of notice thereof. If no successor Administrative Agent shall have been so appointed by the Required Lenders (and, if applicable, consented to by the Borrower), and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties and the other Secured Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $250,000,000. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal as to any or all of the Facilities under this
Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Administrative Agent's resignation or removal shall become effective as to such of the Facilities as to which the Administrative Agent has resigned or been removed, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations as to such Facilities under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties and obligations of the retiring Administrative Agent as to such Facilities under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above in this Section 7.06. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing of such financing statements, or amendments thereto, and such other instruments and notices, as may be necessary or desirable or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted under the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, amendments thereto, and such other instruments or notices, as may be necessary or desirable, as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to such Facilities under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, nor consent to any departure by any of the Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by each of the Loan Parties party to such Loan Document and directly affected by such amendment, waiver or consent and signed (or in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

                  (a) no amendment, waiver or consent shall, unless in writing and signed by the Borrower and all of the Lenders (other than any of the Lenders that is, at such time, a Defaulting Lender), do any of the following at any time:

                           (i)  waive any of the conditions specified in Section
                  3.01 or 3.02 or, in the case of the Initial Extension of Credit, Section 3.03;

                           (ii) change the number of Lenders or the percentage
                  of the Commitments or the aggregate outstanding principal amount of Advances or the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lender Parties or any of them to take any action hereunder;

                           (iii) release all or substantially all of the value
                  of the guarantees of the Restricted Subsidiaries under the Subsidiaries Guarantee;

                           (iv) release all or substantially all of the Collateral in any transaction or series of related transactions; or

                           (v)      amend this Section 8.01;

                  (b) no amendment, waiver or consent shall, unless in writing and signed by the Borrower and the Required Lenders and each of the Lenders (other than any of the Lenders that is, at such time, a Defaulting Lender) that has a Commitment under the Term A Facility, the Term B Facility or the Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent:

                           (i)      increase the Commitments of such Lender;

                           (ii) reduce the principal of, or stated rate of
                  interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender; or

                           (iii) postpone any date scheduled for any payment of
                  principal of, or interest on, the Notes held by such Lender pursuant to Section 2.04 or 2.07 or any date fixed for any payment of fees or the Guaranteed Obligations payable hereunder or thereunder to such Lender; and

                  (c) no amendment, waiver or consent shall, unless in writing and signed by the Borrower and the Required Lenders and, if the Lenders under any such Facility are directly affected by such amendment, waiver or consent, Lenders holding more than 50% of the aggregate Commitments under the Term A Facility, the Term B Facility or the Revolving Credit Facility, change the order of application of any reduction in the Commitments or any prepayment of Advances between the Term A Facility and the Term B Facility from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially affects the Lenders under such Facility or permanently reduce the Revolving Credit Facility at any time when all or a portion of the Term Facilities remain in effect;

and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Swing Line Bank or the Issuing Bank under this Agreement or any of the other Loan Documents; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lender Parties required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents. Notwithstanding any of the foregoing provisions of this Section 8.01, none of the defined terms set forth in Section 1.01 shall be amended, supplemented or otherwise modified hereafter in any manner that would change the meaning, purpose or effect of this Section 8.01 or any section referred to herein unless such amendment, supplement or modification is agreed to in writing by the number and percentage of Lenders (and the Swing Line Bank, the Issuing Bank and Administrative Agent, in each case, if applicable) otherwise required to amend such section under the terms of this Section 8.01.

                  SECTION 8.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered:

                  (i) if to the Borrower, at its address at 8825 Page Boulevard, St. Louis, Missouri 63114, Telecopier No.: (314) 253-5941,
         Attention:  President;

                  (ii) if to any of the Initial Lenders, the Swing Line Bank or the Issuing Bank, at its Base Rate Lending Office specified opposite its name on Part B of Schedule I hereto;

                  (iii) if to any of the other Lender Parties, at its Base Rate Lending Office specified on Schedule I to the Assignment and Acceptance pursuant to which it became a Lender Party;

                  (iv) if to the Administrative Agent, at its address at Independence Center, 101 North Tryon Street, 15th Floor, NC1-001-15-04, Charlotte, North Carolina 28255 (Telecopier No. (704) 388-9436),
         Attention:  Corporate Credit Services; or

                  (v) as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to each of the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to both the Borrower and the Administrative Agent.

All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, addressed as aforesaid, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an originally executed counterpart thereof.

                  (b) If any notice required under this Agreement is permitted to be made, and is made, by telephone, actions taken or omitted to be taken in reliance thereon by the Administrative Agent or any of the Lender Parties shall be binding upon the Borrower and the other Loan Parties notwithstanding any inconsistency between the notice provided by telephone and any subsequent writing in confirmation thereof provided to the Administrative Agent or such Lender Party; provided that any such action taken or omitted to be taken by the Administrative Agent or any such Lender Party shall have been in good faith and in accordance with the terms of this Agreement.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any of the Lender Parties or the Administrative Agent to exercise, and no delay in exercising, any right, power or privilege hereunder or under any Note shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

                  SECTION 8.04. Costs and Expenses; Indemnification. (a) The Borrower hereby agrees to pay on demand (i) all reasonable costs and expenses of each of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, audit, insurance, consultant and search fees and expenses and (B) the reasonable fees and expenses of one principal counsel for the Agents and other special and local counsel for the Agents and the Lender Parties with respect thereto, with respect to advising each such Agent as to its rights and responsibilities, or the protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any of the Loan Parties or with other creditors of any of the Loan Parties or any of their Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of each of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or in any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for each of the Agents and each of the Lender Parties with respect thereto).

                  (b) The Borrower hereby agrees to indemnify and hold harmless each of the Agents, each of the Lender Parties and each of their respective affiliates and their respective officers, directors, employees, agents, representatives and advisors (each an "Indemnified Party") from, and hold each of them harmless against, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) any aspect of the Transaction, the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents, the Related Documents or any of the transactions contemplated thereby, (ii) any acquisition or proposed acquisition by any of the Equity Investors, any of their respective Affiliates or any other Person of all or any portion of the Equity Interests in or debt securities of, or all or substantially all the property and assets of, the Borrower or any of its Subsidiaries or other Affiliates or (iii) the actual or alleged presence of Hazardous Materials on any property of any of the Loan Parties or any of their Subsidiaries or any Environmental Action relating in any way to any of the Loan Parties or any of their Subsidiaries, except to the extent such claim, damage, loss, liability or expense is determined to have resulted from (A) such Indemnified Party's or any Related Indemnified Party's gross negligence or willful misconduct, (B) claims of any of the Lender Parties solely against one or more other Lender Parties (and not by one or more Lender Parties against the Administrative Agent or one or more of the other Agents) that have not resulted from the action, inaction, participation or contribution of the Borrower or its Subsidiaries or other Affiliates or any of their respective officers, directors, stockholders, partners, members, employees, agents, representative or advisors or (C) any action brought by the Borrower or any of its Subsidiaries against one or more Indemnified Parties in which the Borrower or its applicable Subsidiary, as the case may be, prevails in a final, nonappealable judgment by a court of competent jurisdiction. In the case of any claim, investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such claim, investigation, litigation or proceeding is brought by any of the Loan Parties, its directors, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction (or any aspect thereof) or any of the other transactions contemplated hereby are consummated. The Borrower also hereby agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Borrower, any of the other Loan Parties or any of its or their respective Affiliates or its or their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors, and the Borrower hereby further agrees not to assert any claim against any of the Indemnified Parties on any theory of liability, for special, indirect, consequential or punitive damages, arising out of or otherwise relating to any aspect of the Transaction, the Facilities, the actual or proposed use of the proceeds of any Advances or any Letters of Credit, the Loan Documents, the Related Documents or any of the other transactions contemplated thereby, except, in the case of any such Indemnified Party, for direct, as opposed to consequential, damages that are determined to have resulted from such Indemnified Party's or any Related Indemnified Party's gross negligence or willful misconduct.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of any of the Lender Parties other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06 or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to any of the Lender Parties other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section
8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party, pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding any loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance. A certificate of the Lender Party requesting compensation pursuant to this Section 8.04(c), submitted to the Borrower by such Lender Party (with a copy to the Administrative Agent) and specifying therein the amount of such additional compensation (including the basis of calculation thereof), shall be conclusive and binding for all purposes, absent manifest error.

                  (d) If any of the Loan Parties fails to pay when due any costs, expenses or other amounts payable by it under or in respect of any of the Loan Documents (including, without limitation, fees and expenses of counsel and indemnification payments), such amount may be paid on behalf of such Loan Party by the Administrative Agent or any of the Lender Parties, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any of the Loan Parties under or in respect of this Agreement or any of the other Loan Documents, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and in this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable under or in respect of this Agreement or any of the other Loan Documents.

                  SECTION 8.05. Right of Setoff. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each of the Agents and the Lender Parties and each of their respective affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under and in respect of this Agreement and the other Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or any such other Loan Document and although such Obligations may be unmatured. Each of the Agents and the Lender Parties hereby agrees promptly to notify the Borrower after any such setoff and application is made by such Agent or such Lender Party, as the case may be, or any of its affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each of the Agents and each of the Lender Parties and their respective affiliates under this Section 8.05 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) that such Agent, such Lender Party and their respective affiliates may have.

                  SECTION 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each of the Initial Lenders, the Swing Line Bank and the Initial Issuing Bank that such Initial Lender, the Swing Line Bank and the Initial Issuing Bank has executed it and, thereafter, shall be binding upon and inure to the benefit of, and be enforceable by, the Borrower, each of the Agents and each of the Lender Parties and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lender Parties.

                  SECTION 8.07. Assignments and Participations. (a) Each of the Lenders may, and so long as no Default has occurred and is continuing, if demanded by the Borrower (following (i) a demand by such Lender for the payment of additional compensation pursuant to Section 2.10(a), 2.10(b) or 2.12, (ii) an assertion by such Lender pursuant to Section 2.10(c) or 2.10(d) that it is impractical or unlawful for such Lender to make Eurodollar Rate Advances or
(iii) a refusal by such Lender to approve any amendment or waiver of, or consent to departure from, any of the terms or conditions of this Agreement or any of the other Loan Documents; provided that the Borrower may not demand the replacement of one or more Lenders pursuant to this clause (iii) holding, in the aggregate, more than 10% of the aggregate Commitments under all of the Facilities as of the date of any such proposed demand or the date of any such proposed amendment, waiver or consent), upon at least five Business Days' notice to such Lender and the Administrative Agent, each of such Lenders will, assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that:

                  (A) each such assignment with respect to any of the Facilities shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of such Facility;

                  (B) except in the case of an assignment to a Person that immediately prior to such assignment was a Lender or an affiliate or an Approved Fund of a Lender or an assignment of all of a Lender's rights and obligations under one or more of the Facilities, the aggregate amount of the Commitments of the assigning Lender under all of the Facilities being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 or such other amount as the Administrative Agent and the assigning Lender and, so long as no Default has occurred and is continuing, the Borrower shall agree;

                  (C) each such assignment shall be to an Eligible Assignee;

                  (D) each such assignment made as a result of a demand by the Borrower pursuant to this Section 8.07(a) shall be arranged by the Borrower with the approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed, and either shall be an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that, in the aggregate, cover all of the rights and obligations of the assigning Lender under this Agreement;

                  (E) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this Section 8.07(a) unless and until such Lender shall have received one or more payments from one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of all Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount, and from the Borrower and/or one or more Eligible Assignees in an aggregate amount equal to all other amounts payable to such Lender under this Agreement and the Notes (including, without limitation, any amounts owing under Sections 2.10, 2.12 and 8.04);

                  (F) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment; and

                  (G) the Lender assignor (or, if such assignment is being made pursuant to a demand by the Borrower therefor under this Section 8.07(a), the Borrower or the Lender assignee) shall pay to the Administrative Agent a processing and recordation fee of $3,500.

                  (b) The Issuing Bank may assign to any other Person all, but not a portion of, its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that:

                  (i)  each such assignment shall be to an Eligible Assignee;
                       and

                  (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

                  (c) The Swing Line Bank may not assign its rights and obligations hereunder, but may terminate all such rights and obligations if, at any time, the Swing Line Bank ceases to have a Revolving

Credit Commitment in an amount at least equal to the amount of the Swing Line Facility on the date of this Agreement.

                  (d) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or the Issuing Bank hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 (and other similar provisions of the other Loan Documents that are specified under the terms of such other Loan Documents to survive the payment in full of the Obligations of the Loan Parties under and in respect of the Loan Documents) to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations (other than its obligations under Section 7.05 to the extent any claim thereunder relates to an event arising prior to such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (e) By executing and delivering an Assignment and Acceptance, the Lender or the Issuing Bank assignor thereunder and the assignee thereunder (or, solely with respect to the assignments and assumptions of the Existing Advances being made on the Effective Date pursuant to Section 2.01(a), 2.01(b) or 2.01(c), by executing and delivering this Agreement, the Existing Lenders and the other Initial Lenders) confirm to and agree with each other and the other parties hereto as follows:

                  (i) other than as provided in such Assignment and Acceptance (or, in the case of the Existing Lenders, this Agreement), such assigning Lender or Issuing Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any of the other Loan Documents, or any other instrument or document furnished pursuant hereto or thereto;

                  (ii) such assigning Lender or Issuing Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the other Loan Parties or the performance or observance by the Borrower or any of the other Loan Parties of any of its Obligations under or in respect of any of the Loan Documents, or any other instrument or document furnished pursuant thereto;

                  (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (iv) such assignee will, independently and without reliance upon any of the Agents, such assigning Lender or any of the other Lender Parties and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (v)  such assignee confirms that it is an Eligible Assignee;

                  (vi) such assignee appoints and authorizes each of the Agents to take such action as an agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

                  (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender Party.

With respect to the assignments and assumptions of the Existing Advances being made on the Effective Date pursuant to Section 2.01(a), 2.01(b) or 2.01(c), by executing and delivering this Agreement, each of the Existing Lenders and each of the other Initial Lenders hereby represents and warrants that its name set forth on Schedule I hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim.

                  (f) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address set forth in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each of the Facilities of, and principal amount of the Advances owing under each of the Facilities to, each of the Lender Parties from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any of the Agents or any of the Lender Parties at any reasonable time and from time to time during normal business hours and upon reasonable prior notice.

                  (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender or Issuing Bank and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within ten Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes from the Borrower payable to or to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each of the Facilities pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment under one or more of the Facilities, a new Note or Notes from the Borrower payable to or to the order of the assigning Lender in an amount equal to the Commitment retained by it under each such Facility. Each of the new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as appropriate.

                  (h) Each of the Lender Parties may sell participations to one or more Persons (other than any of the Loan Parties or any of their respective Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes, if any, held by
it); provided, however, that:

                  (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged;

                  (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement;

                  (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under and in respect of this Agreement and the other Loan Documents; and

                  (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any of the Loan Documents, or any consent to any departure by any of the Loan Parties therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or stated rate of interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04 or 2.07 or any date fixed for the payment of any fees or the Guaranteed Obligations payable hereunder or thereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral in any transaction or series of related transactions.

                  (i) Any of the Lender Parties may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to the Borrower or any of its Subsidiaries or to any aspect of the Transaction that has been furnished to such Lender Party by or on behalf of the Borrower or any of its Subsidiaries; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party on substantially the same terms as those set forth in Section 8.09.

                  (j) Any of the Lender Parties may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 8.08. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:

                  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                  (b) the validity, sufficiency or genuineness of any documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (c) payment by the Issuing Bank against presentation of any documents that do not comply with the terms of a Letter of Credit, including the failure of any documents to bear any reference or adequate reference to the Letter of Credit, unless such documents are substantially different from the applicable form specified in such Letter of Credit; or

                  (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit;

except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, nonappealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 8.09. Confidentiality. Neither any of the Agents nor any of the Lender Parties shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's respective affiliates and their respective officers, directors, employees, agents, representatives, attorneys, auditors and other advisors on a confidential basis, (b) to one or more of the other Agents or other Secured Parties, (c) to actual or prospective Eligible Assignees and participants, in each case on a confidential basis and otherwise in accordance with Section 8.07(i), (d) as required by any applicable Requirements of Law or by subpoena or any other judicial or other legal process, (e) to any rating agency when required by it; provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information received by it from such Lender Party, (f) as requested or required by any Governmental Authority or any state, federal or foreign authority or examiner regulating banks or banking, (g) to any other Person to which such disclosure may be necessary in connection with any claim, suit, litigation or proceeding to which such Agent or such Lender Party is a party and
(h) if an Event of Default shall have occurred and be continuing, to the extent such Agent or such Lender Party reasonably determines that such disclosure is necessary in the enforcement of or for the protection of the rights and remedies afforded to it under this Agreement or any of the other Loan Documents.

                  SECTION 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an originally executed counterpart of this Agreement.

                  SECTION 8.11. Governing Law; Jurisdiction, Etc. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property and assets, to the nonexclusive jurisdiction of any New York state court or any federal court of the United States of America sitting in New York City, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan

Documents to which it is a party, or for recognition or enforcement of any judgment in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by applicable law, in any such federal court. Each of the parties hereto hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to such party, at its address specified in
Section 8.02, or by any other method permitted by applicable law. Each of the parties hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Nothing in this Agreement shall affect any right that any of the parties hereto may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (c) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York state court or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 8.12. Waiver of Jury Trial. Each of the Borrower, the Agents and the Lender Parties hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any of the other Loan Documents, any documents delivered pursuant to the Loan Documents, the Advances, the Letters of Credit, any aspect of the Transaction or any of the other transactions contemplated hereby or thereby or the actions of any of the Agents or any of the Lender Parties in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              THE BORROWER


                                UNITED INDUSTRIES CORPORATION


                                By ________________________________________
                                   Name:
                                   Title:


                              THE AGENTS


                                NATIONSBANK, N.A., as Administrative Agent


                                By ________________________________________
                                   Name:
                                   Title:


                                NATIONSBANC MONTGOMERY SECURITIES
                                   LLC, as Lead Arranger and Book Manager
                                   and a Co-Arranger


                                By ________________________________________
                                   Name:
                                   Title:


                                MORGAN STANLEY SENIOR FUNDING, INC.,
                                  as Syndication Agent and a Co-Arranger


                                By ________________________________________
                                   Name:
                                   Title:

                                CANADIAN IMPERIAL BANK OF
                                COMMERCE, as Documentation Agent


                                By ________________________________________
                                   Name:
                                   Title:


                                THE EXISTING LENDERS AND
                                     THE INITIAL LENDER PARTIES


                                NATIONSBANK, N.A., as an Existing Lender, an Initial Lender and the Initial Issuing Bank


                                By ________________________________________
                                   Name:
                                   Title:


                                MORGAN STANLEY SENIOR FUNDING, INC.
                                as an Existing Lender and an Initial Lender


                                By ________________________________________
                                   Name:
                                   Title:


                                CIBC INC., as an Existing Lender and an Initial Lender


                                By ________________________________________
                                   Name:
                                   Title: